UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2024

NeueHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9250 NW 36th St Suite 420, Doral, Florida	33178
(Address of principal executive offices)	(Zip Code)

(612) 238-1321

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NEUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 23, 2024, NeueHealth, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NH Holdings 2025, Inc., a Delaware corporation (“Parent”), and NH Holdings Acquisition 2025, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things and on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are indirectly controlled by private investment funds affiliated with New Enterprise Associates, Inc. (“NEA”).

In connection with the execution of the Merger Agreement, certain stockholders of the Company (the “Rollover Holders”) have entered into rollover agreements (the “Rollover Agreements”) with NH Holdings 2025 SPV, L.P., a Delaware limited partnership of which Parent is a wholly owned subsidiary (“Ultimate Parent”), Parent and Merger Sub, pursuant to which, among other things and on the terms and subject to the conditions set forth therein, the Rollover Holders have agreed to contribute all of their shares of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), Series A Convertible Perpetual Preferred Stock of the Company, par value $0.0001 per share (the “Company Series A Preferred Stock”), and/or Series B Convertible Perpetual Preferred Stock of the Company, par value $0.0001 per share (the “Company Series B Preferred Stock” and, together with the Company Series A Preferred Stock, the “Company Preferred Stock”), to Ultimate Parent immediately prior to the effective time of the Merger (the “Effective Time”) in exchange for the issuance to the Rollover Holders of limited partnership interests in Ultimate Parent. The Rollover Agreements are further described below.

The Merger Agreement provides that, at the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares owned immediately prior to the Effective Time by the Company, Ultimate Parent, Parent, Merger Sub or any of their respective subsidiaries (including shares contributed to Ultimate Parent prior to the Effective Time pursuant to the Rollover Agreements or other similar agreements), which will be canceled for no consideration, and Dissenting Shares (as defined below)) will be converted into the right to receive $7.33 in cash, without interest and less any applicable withholding taxes (the "Merger Consideration"). Shares of Company Common Stock with respect to which a demand for appraisal has been validly made (and not forfeited or withdrawn) in accordance with Delaware law (“Dissenting Shares”) will be entitled to receive payment of the appraised value of such shares as provided by Delaware law.

The board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a special committee of the Company Board (the “Special Committee”) composed entirely of independent and disinterested directors and advised by its own independent legal and financial advisors, unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and resolved to recommend that the stockholders of the Company approve and adopt the Merger Agreement.

If the Merger is consummated, the Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

Treatment of Equity Awards

The Merger Agreement provides for the following treatment of outstanding Company equity awards at the Effective Time:

•	Each option to purchase shares of Company Common Stock, whether vested or unvested, that has a per share exercise price less than the Merger Consideration will be, at the election of Parent, either (a) assumed by Parent or (b) converted into the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the applicable per share exercise price of such option, multiplied by (ii) the total number of shares of Company Common Stock subject to such option immediately prior to the Effective Time.

•	Each option to purchase shares of Company Common Stock, whether vested or unvested, that has a per share exercise price equal to or greater than the Merger Consideration will be, at the election of Parent, either (a) assumed by Parent or (b) canceled for no consideration.

•	Each restricted stock unit of the Company with respect to shares of Company Common Stock that is subject solely to service-based vesting requirements (and not performance-based vesting requirements) (each, a “Company RSU”) will be, at the election of the holder, either (a) assumed by Parent and adjusted into a restricted stock unit of Parent (each, a “Parent RSU”) with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and having the same vesting and other terms and conditions as such Company RSU or (b) assumed by Parent and adjusted into a Parent RSU with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and having the same vesting and other terms and conditions as such Company RSU, except that the vesting of such Parent RSU will also be contingent upon the occurrence of a change of control or an initial public offering of the Company within a specified period after the date on which the Merger occurs (“Double-Trigger Parent RSUs”). Holders of Company RSUs who elect to receive Double-Trigger Parent RSUs will also receive an additional grant of Parent RSUs with respect to a number of shares of common stock of Parent that is equal to 20% of the number of shares of Company Common Stock subject to the Company RSUs held by such holder immediately prior to the Effective Time, which will be subject to certain additional time-based and performance-based vesting requirements.

•	Each restricted stock unit of the Company with respect to shares of Company Common Stock that is subject to performance-based vesting requirements will be canceled for no consideration.

Conditions to the Merger

The completion of the Merger is subject to the fulfillment or waiver of certain customary mutual closing conditions, including (a) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis), voting together as a single class, that are entitled to vote thereon (the “Company Stockholder Approval”), (b) the absence of any law or order prohibiting, enjoining or making illegal the consummation of the Merger and (c) all specified regulatory filings and approvals required in connection with the transactions contemplated by the Merger Agreement having been made or received, as applicable. The obligation of each party to consummate the Merger is also subject to the fulfillment or waiver of certain customary unilateral closing conditions, including the other party’s (or parties’) representations and warranties being true and correct (subject to certain customary materiality qualifiers) and the other party (or parties) having performed in all material respects its (or their) obligations under the Merger Agreement. The obligation of each of Parent and Merger Sub to consummate the Merger is additionally conditioned upon there not having been imposed any Burdensome Condition (as defined in the Merger Agreement) in connection with the receipt of the regulatory approvals required in connection with the transactions contemplated by the Merger Agreement. The consummation of the Merger is not subject to any financing condition.

Go-Shop; No-Shop

During the period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. New York City time on January 23, 2025 (the “No-Shop Start Date”), the Company is permitted to solicit, initiate and facilitate alternative acquisition proposals from third parties and provide non-public information to, and engage in discussions and negotiations with, third parties with respect to alternative acquisition proposals.

After the No-Shop Start Date, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and engage in discussions or negotiations with, third parties regarding alternative acquisition proposals, except that, until the receipt of the Company Stockholder Approval, the Company may continue to engage in the aforementioned activities with any third party that made an alternative acquisition proposal to acquire 50% or more of the assets or total voting power of the equity securities of the Company prior to the No-Shop Start Date that the Special Committee (or the Company Board, acting upon the recommendation of the Special Committee) has determined in good faith constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and that has not terminated or been withdrawn (each, an “Excluded Party”). The “no-shop” restrictions are additionally subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide non-public information to, and engage in discussions or negotiations with, third parties with respect to an alternative acquisition proposal if the Special Committee (or the Company Board, acting upon the recommendation of the Special Committee) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal constitutes or would reasonably be expected to result in a Superior Proposal and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law.

In the event that an Intervening Event (as defined in the Merger Agreement) occurs or the Company receives a bona fide written alternative acquisition proposal that did not result from a breach of the “no-shop” restrictions in the Merger Agreement and that the Special Committee (or the Company Board, acting upon the recommendation of the Special Committee) determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then, on the terms and subject to the conditions set forth in the Merger Agreement, the Special Committee and/or the Company Board may, in certain circumstances prior to the receipt of the Company Stockholder Approval and subject to certain notice and “matching” rights of Parent, change its recommendation that the Company’s stockholders adopt the Merger Agreement.

Termination and Fees

The Merger Agreement contains customary termination rights for the Company (acting with the prior authorization of the Special Committee) and Parent, including, among other circumstances, (a) by either party in the event that the consummation of the Merger does not occur on or before September 23, 2025, subject to up to two consecutive three-month extensions if, on such date (or the extension thereof), all of the closing conditions in the Merger Agreement except for those relating to regulatory approvals have been satisfied or waived, (b) by either party in the event that the Company Stockholder Approval is not obtained at a meeting of the Company’s stockholders at which a vote on the adoption of the Merger Agreement was held, (c) by Parent, prior to the receipt of the Company Stockholder Approval, in the event of an adverse change of the Special Committee’s or Company Board’s recommendation that the Company’s stockholders adopt the Merger Agreement, (d) by the Company, prior to the receipt of the Company Stockholder Approval, in order to enter into a definitive acquisition agreement with respect to a Superior Proposal and (e) by the Company, in the event that Parent has failed to consummate the Merger when required under the Merger Agreement after the Company has confirmed in writing that it is ready, willing and able to consummate the Merger.

If the Merger Agreement is terminated in certain specified circumstances, the Company will be required to pay a termination fee to Parent. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement prior to the receipt of the Company Stockholder Approval in order to enter into a definitive acquisition agreement with respect to a Superior Proposal by an Excluded Party, or as a result of Parent terminating the Merger Agreement due to an adverse change of the Special Committee’s or Company Board’s recommendation that the Company’s stockholders adopt the Merger Agreement in connection with an alternative acquisition proposal made by an Excluded Party, then the amount of the termination fee will be $1,500,000. If the termination fee becomes payable in other circumstances, then the amount of the termination fee will be $3,600,000.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the Effective Time. Each of Parent, Merger Sub and the Company has agreed to use reasonable best efforts to take all actions necessary, proper or advisable under applicable law to consummate the Merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger, subject to certain limitations set forth in the Merger Agreement (including that none of Parent, Merger Sub or any of their affiliates are obligated to agree or otherwise become subject to any Burdensome Condition).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties in the Merger Agreement may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement (as defined below) and/or the Schedule 13E-3 (as defined below) that the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Rollover Agreements

In connection with the execution of the Merger Agreement, on December 23, 2024, the Rollover Holders entered into the Rollover Agreements with Ultimate Parent, Parent and Merger Sub, pursuant to which, among other things and on the terms and subject to the conditions set forth therein, the Rollover Holders have agreed to contribute all of their shares of Company Common Stock and/or Company Preferred Stock to Ultimate Parent immediately prior to the Effective Time in exchange for the issuance to the Rollover Holders of limited partnership interests in Ultimate Parent. Additionally, certain of the Rollover Holders agreed pursuant to their respective Rollover Agreements, on the terms and subject to the conditions set forth therein, to vote all of their shares of Company Common Stock and/or Company Preferred Stock in favor of the adoption of the Merger Agreement. The Rollover Holders collectively hold, as of the date hereof, approximately 64% of the outstanding shares of Company Common Stock and all of the outstanding shares of Company Series A Preferred Stock and Company Series B Preferred Stock.

Equity Commitment Letter and Limited Guarantee

In connection with the execution of the Merger Agreement, on December 23, 2024, certain private investment funds affiliated with NEA (the “Sponsors”) entered into (a) an equity commitment letter (the “Equity Commitment Letter”) with Parent, pursuant to which, on the terms and subject to the conditions set forth therein, the Sponsors agreed to provide certain equity financing to Parent up to an aggregate amount as set forth therein for the purpose of financing the Merger Consideration and the other payment obligations of Parent, Merger Sub and, following the Effective Time, the Company under the Merger Agreement, and (b) a limited guaranty in favor of the Company, pursuant to which, on the terms and subject to the conditions set forth therein, the Sponsors guaranteed to the Company the payment of all of the liabilities and obligations of Parent and Merger Sub under the Merger Agreement, subject to an aggregate cap as set forth therein. The Company is a third party beneficiary of the Equity Commitment Letter and has the right to seek specific performance of the Sponsors’ obligations to fund the equity financing provided for therein on the terms and subject to the conditions set forth therein and in the Merger Agreement.

Item 8.01 Other Events.

On December 23, 2024, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 23, 2024, the Company distributed an email to its employees regarding the proposed transaction. A copy of the email is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 23, 2024, by and among NH Holdings 2025, Inc., NH Holdings Acquisition 2025, Inc. and NeueHealth, Inc.

99.1	Press Release, issued on December 23, 2024

99.2	Email to Employees of NeueHealth, Inc., transmitted on December 23, 2024

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

*Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the SEC upon request.

Additional Information and Where to Find It

In connection with the transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which will be sent or provided to Company stockholders. The Company, affiliates of the Company and affiliates of NEA intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other documents with the SEC regarding the transaction. This Current Report on Form 8-K is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE COMPANY OR THE TRANSACTION BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents that are filed or will be filed with the SEC by the Company, when such documents become available, through the website maintained by the SEC at www.sec.gov or through the Company’s website at https://investors.neuehealth.com/home/default.aspx.

The transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of December 23, 2024, among the Company, NH Holdings 2025, Inc. and NH Holdings Acquisition 2025, Inc., which contains the full terms and conditions of the transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed by the Company with the SEC on April 1, 2024 (the “Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. Please refer to the sections captioned “Executive Compensation,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in the Annual Meeting Proxy Statement. Holdings of the Company’s securities by certain of the Company’s employees, and any changes in the holdings of the Company’s securities by the Company’s directors or executive officers from the amounts described in the Annual Meeting Proxy Statement, have been reflected in the following Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by George Lawrence Mikan III on May 6, 2024; Form 4, filed by Jay Matushak on May 6, 2024; Form 4, filed Tomas Orozco on May 6, 2024; Form 4, filed by Jeffery Michael Craig on May 6, 2024; Form 4, filed by Jeffrey J. Scherman on May 6, 2024; Form 4, filed by Jay Matushak on May 13, 2024; Form 4, filed by Jeffrey J. Scherman on May 13, 2024; Form 4, filed by Kedrick D. Adkins, Jr. on May 14, 2024; Form 4, filed by Andrew M. Slavitt on May 14, 2024; Form 4, filed by Linda Gooden on May 14, 2024; Form 4, filed by Mohamad Makhzoumi on May 14, 2024; Form 4, filed by Robert J. Sheehy on May 14, 2024; Form 4, filed by Matthew G. Manders on May 14, 2024; Form 4, filed by Stephen Kraus on May 14, 2024; Form 4, filed by Manuel Kadre on May 14, 2024; Form 4, filed by Jeffrey R. Immelt on May 14, 2024; Form 4, filed by Mohamad Makhzoumi on October 3, 2024; Form 4, filed by Jay Matushak on October 8, 2024; and Form 4, filed by George Lawrence Mikan III on December 18, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements made in this Current Report on Form 8-K that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and statements as to the expected timing, completion and effects of the transaction. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans, expectations and financial guidance. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: the failure to complete the transaction on the anticipated terms and within the anticipated timeframe, including as a result of failure to obtain required stockholder or regulatory approvals or to satisfy other closing conditions; potential litigation relating to the transaction that could be instituted against NEA, the Company or their respective affiliates, directors, managers, officers or employees, and the effects of any outcomes related thereto; potential adverse reactions or changes to our business relationships or operating results resulting from the announcement, pendency or completion of the transaction; the risk that our stock price may decline significantly if the transaction is not consummated; certain restrictions during the pendency of the transaction that may impact our ability to pursue certain business opportunities or strategic transactions; costs associated with the transaction, which may be significant; the occurrence of events, changes or other circumstances that could give rise to the termination of the Merger Agreement, including in circumstances requiring us to pay a termination fee; our ability to continue as a going concern; our ability to comply with the terms of our credit facilities or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining Individual and Family Plan (“IFP”) and MA businesses, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to the transaction or due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our business offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our care partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions, integrate acquired businesses, and quickly and efficiently divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to mitigate risks associated with our ACO businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or changes in our expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeueHealth, Inc.

Date:	December 23, 2024	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NH HOLDINGS 2025, INC.,

NH HOLDINGS ACQUISITION 2025, INC.

and

NEUEHEALTH, INC.

Dated as of December 23, 2024

TABLE OF CONTENTS

Page
ARTICLE I CERTAIN DEFINITIONS		2

1.1	Definitions	2
1.2	Other Definitional and Interpretive Matters	15

ARTICLE II THE MERGERS		16

2.1	The Merger	16
2.2	Closing	16
2.3	Effective Time	16
2.4	Effects of the Merger	17
2.5	Organizational Documents	17
2.6	Directors and Officers	17

ARTICLE III TREATMENT OF EQUITY SECURITIES OF THE CONSTITUENT ENTITIES		17

3.1	Effect on Capital Stock	17
3.2	Exchange of Securities	19
3.3	Treatment of Company Warrants	20
3.4	Treatment of Company Equity Awards	21
3.5	Equitable Adjustments	22
3.6	Withholding Taxes	22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		22

4.1	Organization, Standing and Power	22
4.2	Authorization	23
4.3	Noncontravention	23
4.4	Governmental Approvals	24
4.5	Capitalization	24
4.6	Subsidiaries	25
4.7	Company SEC Filings; Financial Statements; Undisclosed Liabilities	26
4.8	Absence of Certain Changes	27
4.9	Legal Proceedings	27
4.10	Compliance With Laws; Permits	28
4.11	Material Contracts	28
4.12	Intellectual Property; Privacy and Data Security	30
4.13	Employee Benefits Matters	31
4.14	Labor	32
4.15	Tax Matters	33
4.16	Real Property	34
4.17	Insurance	34
4.18	Environmental Matters	34
4.19	Healthcare Matters	34
4.20	Proxy Statement; Schedule 13E-3	34
4.21	Takeover Statutes	35
4.22	Interested Party Transactions	35
4.23	Opinion of Financial Advisor	35
4.24	Brokers and Other Advisors	35
4.25	Insurance Business	35
4.26	No Other Representations or Warranties	35

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES		36

5.1	Organization, Standing and Power	36
5.2	Authorization	36
5.3	Noncontravention	37
5.4	Governmental Approvals	37
5.5	Ownership of Company Securities	37
5.6	Legal Proceedings	37
5.7	Compliance With Laws	38
5.8	Available Funds; Equity Commitment; Guarantee	38
5.9	Proxy Statement; Schedule 13E-3	39
5.10	Solvency	39
5.11	Brokers and Other Advisors	40
5.12	No Prior Activities; Ownership of Merger Sub; Certain Agreements	40
5.13	Access to Information; Disclaimer	40
5.14	No Other Information	41

ARTICLE VI COVENANTS		41

6.1	Access to Information	41
6.2	Conduct of the Business Pending the Closing	42
6.3	Go Shop; No Solicitation	46
6.4	Proxy Statement; Schedule 13E-3	51
6.5	Company Meeting	53
6.6	Conditions	54
6.7	Consents	54
6.8	Regulatory Approvals	54
6.9	Indemnification, Exculpation and Insurance	57
6.10	Publicity	60
6.11	Employment and Employee Benefits	60
6.12	Stock Exchange Delisting	61
6.13	Section 16 Matters	61
6.14	Transaction Litigation	61
6.15	Takeover Laws	62
6.16	FIRPTA Certificate	62

ARTICLE VII CONDITIONS TO CLOSING		62

7.1	Conditions Precedent to Obligations of the Company and the Parent Parties	62
7.2	Conditions Precedent to Obligations of the Parent Parties	63
7.3	Conditions Precedent to Obligations of the Company	63
7.4	Frustration of Closing Conditions	64

ARTICLE VIII TERMINATION		64

8.1	Termination of Agreement	64
8.2	Procedure Upon Termination	66
8.3	Effect of Termination	66

ARTICLE IX ADDITIONAL AGREEMENTS		69

9.1	No Other Representations	69
9.2	No Survival of Representations, Warranties and Covenants	70

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ARTICLE X MISCELLANEOUS		70

10.1	Remedies	70
10.2	Payment of Transfer Taxes	71
10.3	Expenses	71
10.4	Entire Agreement; Amendments and Waivers	71
10.5	Governing Law	72
10.6	Waiver of Jury Trial	72
10.7	Notices	73
10.8	Severability	73
10.9	Binding Effect; Assignment	73
10.10	Non-Recourse	74
10.11	Obligations of Merger Sub and the Surviving Corporation	75
10.12	Special Committee Authority	75
10.13	Counterparts	75

EXHIBITS

Exhibit A     –     Form of Rollover Agreement

-iii-

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of December 23, 2024 (this “Agreement”), by and among NH Holdings 2025, Inc., a Delaware corporation (“Parent”), NH Holdings Acquisition 2025, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and NeueHealth, Inc., a Delaware corporation (the “Company”, and collectively with Parent and Merger Sub, the “Parties”). Certain terms used in this Agreement are defined in Section 1.1.

WITNESSETH:

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth herein, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”) has established a special committee of the Company Board consisting solely of independent and disinterested directors of the Company (the “Special Committee”), which committee has been empowered to, among other things, review, evaluate and negotiate this Agreement and the transactions contemplated hereby, including the Merger, and make a recommendation to the Company Board as to whether or not to approve this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Special Committee has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the Public Stockholders and (b) recommended that the Company Board (i) approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger, and (ii) recommend that the stockholders of the Company approve and adopt this Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL (such recommendation, the “Special Committee Recommendation”);

WHEREAS, the Company Board, acting upon the Special Committee Recommendation, has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, including the Public Stockholders, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, and (d) resolved to recommend that the stockholders of the Company approve and adopt this Agreement in accordance with the certificate of incorporation and bylaws of the Company and the DGCL (such recommendation, the “Company Board Recommendation”);

WHEREAS, the board of directors of Parent has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Parent and its stockholders, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (c) approved the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein;

WHEREAS, the board of directors of Merger Sub has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub and Parent (in its capacity as the sole stockholder of Merger Sub), (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) authorized and approved the execution, delivery and performance by Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, and (d) recommended that Parent (in its capacity as the sole stockholder of Merger Sub) approve and adopt this Agreement in accordance with the certificate of incorporation and bylaws of Merger Sub and the DGCL;

WHEREAS, Parent, in its capacity as the sole stockholder of Merger Sub, after receipt and review of the final form of this Agreement, has executed and delivered to the Company an action by written consent evidencing its adoption of this Agreement in accordance with the certificate of incorporation and bylaws of Merger Sub and the DGCL, effective as of immediately following the execution of this Agreement;

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, certain stockholders of the Company have entered into Rollover Agreements in substantially the form attached hereto as Exhibit A (collectively, together with any similar agreements that may be entered into after the execution and delivery of this Agreement and prior to the Effective Time, the “Rollover Agreements”) with NH Holdings 2025 SPV, L.P. (“Ultimate Parent”), which wholly owns Parent, pursuant to which, among other things, on the terms and subject to the conditions set forth therein, (i) such stockholders have agreed (or, in the case of Rollover Agreements to be entered into after the execution and delivery hereof, will agree) (A) to contribute to Ultimate Parent, effective immediately prior to the Effective Time, certain of the shares of Company Common Stock, Company Series A Preferred Stock and/or Company Series B Preferred Stock owned by them as specified in the Rollover Agreements (all such shares, collectively, the “Rollover Shares”) in exchange for the issuance to such stockholders of limited partnership interests of Ultimate Parent as provided in the Rollover Agreements and (B) if applicable, to vote the shares of capital stock of the Company owned by them in favor of the approval and adoption of this Agreement and (ii) Ultimate Parent has agreed to contribute the Rollover Shares to Parent, and Parent has agreed to contribute the Rollover Shares to Merger Sub, in each case, immediately prior to the Effective Time;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, NEA 18 Venture Growth Equity, L.P., New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P. and New Enterprise Associates 15, L.P. (collectively, the “Equity Investors”) have entered into (a) an equity financing commitment letter, dated as of the date of this Agreement (the “Equity Commitment Letter”), pursuant to which the Equity Investors have agreed, on the terms and subject only to the conditions set forth therein, to provide, or cause to be provided, to Parent the equity financing described therein (the “Financing”) and (b) a limited guarantee, dated as of the date of this Agreement (the “Guarantee”), pursuant to which the Equity Investors (the “Guarantors”) have guaranteed to the Company the due, punctual and complete payment of all of the liabilities and obligations of the Parent Parties under this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

Article I
CERTAIN DEFINITIONS

1.1            Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Acceptable Confidentiality Agreement” means an agreement with the Company Group that is executed, delivered and effective after the date hereof containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receives information of or with respect to the Company Group to keep such information confidential and refrain from using such information (subject to customary exceptions); provided, however, that the provisions contained therein are no less favorable in the aggregate, as determined by the Special Committee in good faith, to the Company and its Subsidiaries than the terms of the Confidentiality Agreement (it being understood that, notwithstanding anything in this Agreement to the contrary, an Acceptable Confidentiality Agreement shall not be required to contain any standstill or similar provisions that would prohibit the making or amendment of any Acquisition Proposal); provided, further, that an “Acceptable Confidentiality Agreement” shall not include any provision (a) prohibiting the Company or its Affiliates from satisfying its or their obligations hereunder (including the provisions of Section 6.3) or (b) requiring the Company or any of its Subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses.

“Acquisition Proposal” means any proposal or offer, whether or not in writing, from any Person (other than the Parent Parties and their respective Representatives and Affiliates) relating to any direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the total voting power of the equity securities of the Company (including on an as-converted basis), any tender offer or exchange offer that if consummated would result in any Person beneficially owning equity securities representing, or convertible into or exchangeable or exercisable for equity securities representing, 20% or more of the total voting power of the equity securities of the Company (including on an as-converted basis), or any merger, reorganization, consolidation, share exchange, sale of shares of capital stock, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary of the Company the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole), or any combination of the foregoing.

“Action” means any judicial, administrative or arbitral actions, claims, litigation, suits or proceedings (public or private) by or before a Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; provided that, notwithstanding anything to the contrary herein, (a) in no event shall Parent or Merger Sub be deemed, treated or considered to be an “Affiliate” of the Company or any of its Subsidiaries (or vice versa) prior to the Effective Time and (b) in no event shall the Specified Stockholders or any of their respective affiliated investment funds or vehicles, or any “portfolio company” (as such term is customarily understood among institutional private equity investors) of any of the foregoing or any of their respective portfolio companies (other than the Company and its Subsidiaries) be deemed, treated or considered to be an “Affiliate” of the Company, any of its Subsidiaries or, after the Effective Date, the Surviving Company (or vice versa).

“Affiliated Party” has the meaning specified in Section 4.22.

“Agreement” has the meaning specified in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.3(d).

“Bankruptcy and Equity Exception” has the meaning specified in Section 4.2(a).

“Book-Entry Share” has the meaning specified in Section 3.2(b)(ii).

“Burdensome Condition” has the meaning specified in Section 6.8(f).

“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized by Law to be closed.

“Capitalization Date” has the meaning specified in Section 4.5(a).

“Certificate” has the meaning specified in Section 3.2(b)(i).

“Certificates of Designations” has the meaning specified in Section 3.1(c).

“Certificate of Merger” has the meaning specified in Section 2.3.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the Preamble.

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not such plan is subject to ERISA, and each other employment, change in control, retention, bonus, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based, retirement, vacation, severance, termination, disability, death benefit, medical, dental, or other employee benefit or compensation plan, program, agreement or arrangement that the Company or any of its Subsidiaries sponsors, maintains or contributes to, other than (i) any Multiemployer Plan or (ii) any statutory benefit plans which the Company or any of the Company’s Subsidiaries is required to participate in or comply with.

“Company Board” has the meaning specified in the Recitals.

“Company Board Recommendation” has the meaning specified in the Recitals.

“Company Board Recommendation Change” has the meaning specified in Section 6.3(e).

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Disclosure Schedule” has the meaning specified in Article IV.

“Company Equity Awards” means, collectively, the Company Options, the Company RSUs and the Company PSUs.

“Company Equity Plans” means, collectively, the Company’s 2016 Stock Incentive Plan and the Company’s Second Amended and Restated 2021 Omnibus Incentive Plan, in each case, as amended from time to time.

“Company Group” means the Company, its Subsidiaries and the Managed Practices and, where applicable, any of the Company or any of its Subsidiaries or any Managed Practice.

“Company Intellectual Property” has the meaning specified in Section 4.12(b).

“Company Insurance Subsidiary” means any Subsidiary of the Company that conducts the business of insurance.

“Company Material Adverse Effect” means an effect, event, change, occurrence, development, condition, fact or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Company Group, taken as a whole or (b) the ability of the Company to consummate the Merger prior to the Termination Date; provided, however, with respect to the foregoing clause (a), that no effect, event, change, occurrence, development, condition, fact or circumstance arising out of, in connection with or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Company Material Adverse Effect or whether a Company Material Adverse Effect is reasonably excepted to occur (except that with respect to clauses (i), (ii), (iii), (iv), (v) and (viii) of the below, if, and only if, such effect, event, change, occurrence, development, condition or circumstance has adversely affected the Company Group, taken as a whole, in a disproportionate manner relative to the Company Group’s competitors, then solely the incremental disproportionate adverse impact may be taken into account in determining whether there has been a Company Material Adverse Effect): (i) operating, business, regulatory or other conditions in the industry in which the Company Group operates; (ii) general economic conditions, including changes in the credit, debt, financial, currency or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (iii) weather, meteorological conditions or climate, epidemics, pandemics, storms, earthquakes, floods, hurricanes, tornadoes, cyclones, tsunamis, volcanic eruptions, wildfires, natural disasters or other similar acts of nature or force majeure events; (iv) COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention or the World Health Organization providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or the Company Group’s compliance therewith; (v) global, national or regional political conditions, including hostilities, acts of war (whether or not declared), sabotage or terrorism (including cyberattacks) or military actions, or any escalation, worsening or diminution of any of the foregoing; (vi) the execution, announcement, pendency or performance of this Agreement or the consummation of the transactions contemplated hereby (including any action (A) taken or omitted to be taken by the Company Group at the request or with the consent of any of the Parent Parties or (B) required or expressly permitted to be taken by the terms of this Agreement, but excluding in the case of this clause (B) any actions or omissions required to be taken (or not taken) under Section 6.2(a)), including the impact thereof on relationships, contractual or otherwise, with, or actual or potential loss or impairment of, clients, customers, suppliers, distributors, partners, financing sources, employees and/or independent contractors or consultants and on revenue, profitability and/or cash flows; provided, however, that this clause (vi) shall not apply to a breach of any representation or warranty set forth in Section 4.3 and Section 4.4 that specifically speaks to the impact of the execution, announcement, pendency or performance of this Agreement or the consummation of the transactions contemplated hereby; (vii) Parent’s or its Representatives’ or Affiliates’ announcement or other disclosure of its plans or intentions with respect to the conduct of business (or any portion thereof) of the Company or any of the Company’s Subsidiaries after the Closing; (viii) any change or proposed change in Laws, regulatory policies or GAAP or other applicable accounting rules, or any guidance relating to or the interpretation of the foregoing; (ix) the fact that the prospective owner of the Company Group is Parent or any Affiliate of Parent; (x) any failure by the Company Group or any of the Parent Parties or any of their Affiliates to meet any projections, forecasts or estimates (provided, however, that any effect, event, change, occurrence, development, condition, fact or circumstance that caused or contributed to such failure to meet any projections, forecasts or estimates shall not be excluded under this clause (x)); (xi) any change in the price or trading volume of the shares of Company Common Stock or any other publicly traded security of the Company or the credit rating of the Company Group or any of the Parent Parties or any of their Affiliates (provided, however, that any effect, event, change, occurrence, development, condition, fact or circumstance that caused or contributed to such change in such market price, trading volume or credit rating shall not be excluded under this clause (xi)); and (xii) actions required to be taken under applicable Laws or Contracts.

“Company Meeting” has the meaning specified in Section 6.5(a).

“Company Option” means any option to acquire shares of Company Common Stock.

“Company PSU” means any restricted stock unit with respect to shares of Company Common Stock that is subject to performance-based vesting requirements.

“Company Related Parties” has the meaning specified in Section 8.3(b).

“Company RSU” means any restricted stock unit with respect to shares of Company Common Stock that is subject solely to service-based vesting requirements and not performance-based vesting requirements.

“Company SEC Filing” has the meaning specified in Section 4.7(a).

“Company Series A Preferred Stock” means the Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series B Preferred Stock” means the Series B Convertible Perpetual Preferred Stock, par value $0.0001 per share, of the Company.

“Company Stockholder Approval” means the adoption of this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock, Company Series A Preferred Stock (on an as-converted basis) and Company Series B Preferred Stock (on an as-converted basis), voting together as a single class, entitled to vote on the adoption of this Agreement.

“Company Warrant” means each (a) warrant to purchase shares of Company Common Stock issued pursuant to (i) that certain Warrantholders Agreement, dated August 4, 2023, to which the Company is party, (ii) that certain Warrantholders Agreement, dated October 2, 2023, to which the Company is party or (iii) that certain Warrantholders Agreement, dated April 8, 2024, to which the Company is party and (b) warrant to purchase shares of Company Common Stock represented by those certain Warrant Agreements, each dated June 21, 2024, to which the Company is party.

“Competition Laws” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable state, antitrust, competition or foreign investment screening Laws of jurisdictions other than the United States and all other Laws that are designed or intended to prohibit, restrict or regulate (a) actions having the purpose or effect of monopolization or restraint of trade, lessening or impeding of competition, or the creation, strengthening or abuse of dominance through merger or acquisition or (b) acquisitions or investments in persons organized, domiciled or operating in a jurisdiction by foreign persons. For the avoidance of doubt, Competition Laws do not include any state law primarily governing the business of insurance.

“Confidentiality Agreement” has the meaning specified in Section 6.1(b).

“Continuing Employees” has the meaning specified in Section 6.11(a).

“Contract” means any agreement, arrangement, contract, indenture, note, bond, mortgage, lease, deed of trust, loan, evidence of indebtedness, letter of credit, settlement agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license agreement, purchase and sale order or other agreement or commitment, in each case, that is legally binding, to which in each case a relevant Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.

“Contracting Parties” has the meaning specified in Section 10.10.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, Action, directive, guidelines, executive order, executive memo or recommendations (together with all guidance, rules and regulations related thereto) by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES), the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, Section 13(3) of the Federal Reserve Act, the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, and IRS Notice 2020 65, the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability Protection, and Schools Act.

“Credit Agreements” means (a) that certain Credit Agreement, dated as of August 4, 2023, by and among the Company and the various Lenders (as defined therein) party thereto, as amended by that certain Incremental Amendment No. 1 thereto, dated as of October 2, 2023, that certain Incremental Amendment No. 2 thereto, dated as of April 8, 2024, and that certain Amendment No. 3 thereto, dated as of June 21, 2024, (b) the Hercules Agreement and (c) that certain Secured Promissory Note, dated as of October 29, 2024, made by Medical Practice Holding Company, LLC in favor of RRD Healthcare, LLC, in the case of each of the foregoing clauses (a), (b), and (c), as amended, restated, supplemented or otherwise modified from time to time.

“Current Insurance” has the meaning specified in Section 6.9(d).

“DGCL” has the meaning specified in the Recitals.

“Dissenting Shares” has the meaning specified in Section 3.1(f).

“DTC” has the meaning specified in Section 3.2(b)(ii).

“Effective Time” has the meaning specified in Section 2.3.

“Eligible Holders” has the meaning specified in Section 3.2(a).

“Environmental Law” means any applicable Law as in effect on or prior to the date of this Agreement relating to Hazardous Materials, pollution or the protection of the environment (including ambient air, surface water, ground water, land surface, subsurface strata, wildlife, plants or other natural resources), natural resources, or to the extent relating to exposure to Hazardous Substances, human health or safety.

“Equity Commitment Letter” has the meaning specified in the Recitals.

“Equity Investors” has the meaning specified in the Recitals.

“Eligible Company Option” has the meaning specified in Section 3.4(a)(i).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Event Notice Period” has the meaning specified in Section 6.3(f).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Party” means any Third Party from whom the Company or any of its Representatives receives an Acquisition Proposal (provided that, for purposes of this definition of “Excluded Party”, the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”) prior to the No-Shop Period Start Date which the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor and outside legal counsel constitutes or would reasonably be expected to result in a Superior Proposal. Any Excluded Party shall immediately and irrevocably cease to be an Excluded Party under this Agreement with respect to a particular Acquisition Proposal upon such time as such Acquisition Proposal made by such Third Party or group of Persons is withdrawn or terminated or such Acquisition Proposal is withdrawn by written notice to the Company or expires or the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor or outside legal counsel, that such Acquisition Proposal would no longer reasonably be expected to result in a Superior Proposal.

“Excluded Shares” has the meaning specified in Section 3.1(a).

“Financial Advisor” has the meaning specified in Section 4.23.

“Financial Statements” means the consolidated financial statements of the Company and its consolidated subsidiaries described in Section 4.7(b) (including the notes thereto).

“Financing” has the meaning specified in the Recitals.

“Fundamental Company Representations” means the representations and warranties of the Company set forth in Section 4.1(a), Section 4.2, Section 4.5(a), the second sentence of Section 4.6(a), Section 4.8(b), Section 4.23 and Section 4.24.

“GAAP” means generally accepted accounting principles in the United States, as in effect as of the date of the applicable financial statements.

“Governmental Antitrust Entity” means any Governmental Authority with regulatory jurisdiction over enforcement of any applicable Competition Law.

“Governmental Authority” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, European Union, multi-national or other supra-national, national, federal, regional, state, provincial or local or any agency, instrumentality, authority, department, commission, ministry, board, council, tribunal, bureau or other legislative or executive body thereof, or any court, arbitrator, arbitration panel or similar judicial body.

“Guarantee” has the meaning specified in the Recitals.

“Guarantors” has the meaning specified in the Recitals.

“Hazardous Substances” means any materials, substances or wastes that are regulated as hazardous, toxic or as a pollutant or contaminant, under any applicable Environmental Laws, including petroleum, asbestos, toxic mold and polychlorinated biphenyls.

“Healthcare Laws” means, to the extent applicable to the business and operations of the Company Group, all Laws that govern, restrict or relate to the provision of healthcare services, including (a) the Federal Controlled Substances Act, 21 U.S.C. § 801, et seq., (b) healthcare fraud and abuse, false claims, self-referral, and anti-kickback Laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil federal False Claims Act (31 U.S.C. § 3729 et seq.), the Civil Monetary Penalties Statute (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. § 1395nn), the exclusion laws (42 U.S.C. § 1320a-7), (c) Medicare (Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395 et seq.), (d) Medicaid (Title XIX of the Social Security Act, 42 U.S.C. §§ 1396 et seq.), (e) the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a et seq.), (f) the Patient Protection and Affordable Care Act of 2010, Pub. L. No. 111-148, (g) the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152, (h) all Laws pursuant to which healthcare Permits are issued, (i) applicable state and local equivalents of the foregoing and (j) applicable rules and regulations promulgated thereunder.

“Hercules Agreement” means the Loan and Security Agreement, dated as of June 21, 2024, by and among the Company, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Hercules Capital, Inc., a Maryland corporation, as administrative agent and collateral agent.

“Holding Company System Act” means provisions of a jurisdiction’s applicable Laws primarily related to the business of insurance governing control over insurers, transactions between insurers and Affiliates and registration of holding companies.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnitees” has the meaning specified in Section 6.9(a).

“Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal.

“Insurance Policies” has the meaning specified in Section 4.17.

“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with the authority to regulate the Company or its applicable Affiliate under applicable Laws primarily related to the business of insurance in such jurisdiction.

“Intellectual Property” means all intellectual property rights existing anywhere in the world, including (i) patents, patent applications and inventions (whether or not patentable or reduced to practice), including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon, (ii) trademarks, service marks, trade dress, logos, corporate names, trade names, slogans, social media handles and Internet domain names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals therefor, (iii) copyrights, rights in literary works and other works of authorship, and all applications and registrations therefor, (iv) trade secrets, confidential information, know-how and other proprietary information and (v) intellectual property rights in software, data and databases.

“Intervening Event” has the meaning specified in Section 6.3(f).

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” means (i) in the case of the Company, the actual knowledge of those individuals identified on Section 1.2 of the Company Disclosure Schedule, in each case, without obligation of inquiry, and (ii) in the case of Parent, the actual knowledge of those individuals set forth on Section 1.2 of the Parent Disclosure Schedule, in each case, without obligation of inquiry.

“Law” means any law, common law, constitution, statute, ordinance, code, rule, regulation, decree and Order of any Governmental Authority.

“Legal Restraint” has the meaning specified in Section 7.1(b).

“Letter of Transmittal” has the meaning specified in Section 3.2(b)(i).

“Liability” means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued or liquidated or unliquidated).

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, charge, option, right of first offer, right of first refusal, lease, sublease, easement, covenant, condition, restriction, title retention agreement or conditional sales agreement (or lease in the nature thereof), servitude or other similar encumbrance. For the avoidance of doubt, “Lien” does not include any non-exclusive license, covenant not to sue or similar right granted with respect to any Intellectual Property.

“Managed Practices” means AssociatesMD Medical Group, Inc., Premier Medical Associates of Florida Healthcare, P.A., Centrum Medical Group, PLLC.

“Material Contracts” has the meaning specified in Section 4.11(a).

“Material Leased Real Property” has the meaning specified in Section 4.16(b).

“Material Real Property Lease” means each lease, sublease, license, use or similar agreement related to real property to which the Company Group is a party as of the date hereof (together with all amendments, guarantees, supplements and other modifications thereto) for which the aggregate annual rental payment obligation exceeds $1,000,000.

“Merger” has the meaning specified in the Recitals.

“Merger Sub” has the meaning specified in the Preamble.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA.

“NEA Stockholders” has the meaning set forth in Section 6.1(a).

“No-Shop Period Start Date” has the meaning set forth in Section 6.3(a).

“Nonparty Affiliates” has the meaning specified in Section 10.10.

“NYSE” means the New York Stock Exchange.

“Order” means any order, injunction, judgment, decree, determination, ruling, writ, assessment or arbitration award of a Governmental Authority of competent jurisdiction.

“Outside Date” has the meaning specified in Section 8.1(a).

“Parent” has the meaning specified in the Preamble.

“Parent Damages Limitation” has the meaning specified in Section 8.3(b).

“Parent Disclosure Schedule” has the meaning specified in Article V.

“Parent Documents” has the meaning specified in Section 5.2.

“Parent Material Adverse Effect” means any change, event, development, occurrence or effect that prevents or materially impairs the ability of any of the Parent Parties to timely consummate any of the transactions contemplated by this Agreement in accordance with the terms hereof.

“Parent Parties” means each of Parent and Merger Sub.

“Parent Plans” has the meaning specified in Section 6.11(b).

“Parent Related Parties” has the meaning specified in Section 8.3(b).

“Parties” has the meaning specified in the Preamble.

“Paying Agent” has the meaning specified in Section 3.2(a).

“Payment Fund” has the meaning specified in Section 3.2(a).

“Payor” has the meaning specified in Section 3.6.

“Per Share Merger Consideration” has the meaning specified in Section 3.1(a).

“Permits” means any licenses, franchises, permits, certificates, approvals, registrations, consents, clearances, written variances or exemptions, and authorizations from Governmental Authorities.

“Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way, covenants, conditions, exclusions, encumbrances and other similar matters (A) that are matters of record or may be shown or disclosed by an inspection, survey or title report or other similar report or (B) disclosed in policies of title insurance delivered or made available to Parent prior to the date hereof, in each case, to the extent not securing or evidencing indebtedness prohibited hereunder and that do not materially and adversely impact the value or current use and operation of the affected real property, (ii) liens for Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established, (iii) mechanics’, carriers’, workers’, repairers’, construction contractors’, landlords’ and similar Liens arising or incurred in the ordinary course of business or the amount or validity of which is being contested in good faith and for which adequate reserves are maintained in accordance with GAAP, (iv) zoning, building codes, entitlement and other land use and environmental regulations by any Governmental Authority, none of which materially and adversely impact the current use of the affected property and which are being complied with in all material respects, (v) Liens disclosed or reflected in the Financial Statements or securing indebtedness disclosed in the Financial Statements, (vi) title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sublicensor’s interest under a capital or operating lease, sublease, license or sublicense, (vii) such other imperfections in title, charges, easements, rights of way, licenses, covenants, conditions, defects, exceptions and encumbrances that do not secure or evidence indebtedness prohibited hereunder and that do not materially and adversely impact the value or current use and operation of the affected property, (viii) purchase money liens and liens securing rental payments under capital or operating lease arrangements, (ix) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (x) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Company or any of the Company’s Subsidiaries (provided that any such Lien is only the obligation of the Company or any of the Company’s Subsidiaries), (xi) restrictions on transfers of securities under applicable securities Laws, (xii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, (xiii) non-exclusive licenses to Intellectual Property granted in the ordinary course of business and (xiv) such other Liens (other than monetary liens) which were incurred in the ordinary course of business since September 30, 2024 and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Personal Information” means information that is reasonably capable of being associated with, or used to identify, contact or locate a natural Person, device or household and/or is considered “personally identifiable information,” “personal information,” “protected health information.” “cardholder data” or any similar term by any Privacy Requirements.

“Present Fair Salable Value” has the meaning specified in Section 5.10.

“Privacy Laws” means all Laws, and binding standards, relating to privacy, data security, the processing of Personal Information or data breach notification.

“Privacy Requirements” has the meaning specified in Section 4.12(e).

“Proposal Notice Period” has the meaning specified in Section 6.3(f).

“Proxy Statement” has the meaning specified in Section 6.4(a).

“Public Stockholders” means the holders of shares of Company Common Stock, other than shares of Company Common Stock held, directly or indirectly, by or on behalf of the Specified Stockholders and any other stockholders of the Company that are affiliated with the Parent Parties, the Specified Stockholders or any of their respective Affiliates.

“Representative” means, with respect to any Person, any officer, director, principal, partner, manager, member, attorney, accountant, agent, employee, consultant, financial advisor or other authorized representative of such Person.

“Required Amount” has the meaning set forth in Section 5.8(a).

“Required Insurance Approvals” has the meaning specified in Section 7.1(c).

“Rollover Agreements” has the meaning specified in the Recitals.

“Rollover Shares” has the meaning specified in the Recitals.

“SAP” means, with respect to each Company Insurance Subsidiary, the statutory accounting practices prescribed or permitted by such Company Insurance Subsidiary’s Insurance Regulator, as in effect at the relevant time.

“SAP Financial Statements” has the meaning specified in Section 4.7(e).

“Schedule 13E-3” has the meaning specified in Section 6.4(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Security Incident” has the meaning specified in Section 4.16(h).

“Security Risk Analysis” has the meaning specified in Section 4.16(h).

“Securities” has the meaning specified in Section 4.5(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Certificate of Designations” has the meaning set forth in Section 3.1(b).

“Series B Certificate of Designations” has the meaning set forth in Section 3.1(c).

“Solvency” has the meaning specified in Section 5.10.

“Solvent” has the meaning specified in Section 5.10.

“Special Committee” has the meaning specified in the Recitals.

“Special Committee Recommendation” has the meaning specified in the Recitals.

“Specified Stockholders” means the NEA Stockholders and the holders of Rollover Shares.

“Subsidiary” of any Person (such Person for purposes of this definition, the “Controlling Company”) means any other Person (i) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Company and/or (ii) with respect to which the Controlling Company or its Subsidiaries is a general partner or managing member.

“Superior Proposal” means a bona fide and written Acquisition Proposal that was not solicited in material breach of Section 6.3 (provided that, for purposes of this definition, all references in the definition of the term Acquisition Proposal to “20%” shall be deemed to be references to “50%”) that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee in good faith determines (i) is reasonably capable of being consummated in accordance with its terms and (ii) would, if consummated, result in a transaction that is more favorable to the Public Stockholders from a financial point of view than the transactions contemplated hereby after taking into account all such factors and matters deemed relevant in good faith by the Company Board or the Special Committee, as applicable, including legal, financial, regulatory, timing or other aspects of such proposal and the transactions contemplated hereby and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.3(f).

“Surviving Corporation” has the meaning specified in Section 2.1.

“Tax Return” means any return, report, declaration, statement, schedule, form or information return, together with any supplements or attachments thereto, in each case that is filed or required to be filed with any Governmental Authority with respect to Taxes, including any amendment thereof.

“Taxes” means all U.S. federal, state, local or non-U.S. taxes, assessments, duties, fees or similar charges in the nature of or similar to a tax imposed by any Taxing Authority, including income, sales and use, excise, franchise, real and personal property, gross receipt, gross income, ad valorem, profits, gains, value added, transfer, environmental, capital stock, production, business and occupation, disability, employment, payroll, severance, or withholding tax or other similar tax, together with any interest, penalties or additions thereto imposed by a Taxing Authority.

“Taxing Authority” means any Governmental Authority having jurisdiction over the imposition or collection of any Tax.

“Termination Fee” means (i) solely if payable by the Company in connection with (A) a termination by the Company pursuant to Section 8.1(g) and the Superior Proposal to which the Alternative Acquisition Agreement relates is made by an Excluded Party or any of its Affiliates or (B) a termination by Parent pursuant to Section 8.1(h) in the event of a Company Board Recommendation Change that is related to an Acquisition Proposal made by an Excluded Party or any of its Affiliates, an amount equal to $1,500,000, and (ii) if payable by the Company in any other circumstance, an amount equal to $3,600,000.

“Third Party” means any Person other than Parent or any of its Affiliates.

“Transaction Litigation” has the meaning specified in Section 6.14.

“Ultimate Parent” has the meaning specified in the Recitals.

“Warrantholders Agreements” has the meaning specified in Section 3.3(a).

“Willful Breach” has the meaning specified in Section 8.3(a).

1.2            Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:

(a)            Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b)            Dollars. Any reference in this Agreement to dollars or $ shall mean U.S. dollars.

(c)            Exhibits/Schedules. The Exhibits to this Agreement and the Company Disclosure Schedule and Parent Disclosure Schedule are integral parts of the transactions contemplated by this Agreement. The Company Disclosure Schedule and the Parent Disclosure Schedule are incorporated herein by reference and shall have the effects provided herein but shall not be deemed to be part of this Agreement for purposes of the DGCL. The Company may, at its option, include in the Company Disclosure Schedule, and Parent may, at its option, include in the Parent Disclosure Schedule, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of any Company Disclosure Schedule or any Parent Disclosure Schedule shall be deemed to be referred to and incorporated in any other section thereof in which it is specifically referenced or cross-referenced, and also in all other sections of the Company Disclosure Schedule or Parent Disclosure Schedule, respectively, to which such matter’s application or relevance is reasonably apparent. Reference to any Contract set forth in the Company Disclosure Schedule or Parent Disclosure Schedule shall be deemed to include all amendments, purchase orders and schedules thereto from time to time through the date of this Agreement. Nothing contained in the Company Disclosure Schedule or Parent Disclosure Schedule should be construed as an admission of liability or responsibility of any Party to any third party in connection with any pending or threatened (in writing) Action or otherwise. Any capitalized terms used in any Exhibit, Company Disclosure Schedule or Parent Disclosure Schedule but not otherwise defined therein shall be defined as set forth in this Agreement. The Company shall be deemed to have “made available” or “provided” (or similar phrases) to the Parent Parties and/or their Representatives anything (i) uploaded to the electronic data room maintained by or on behalf of the Company in connection with the transactions contemplated by this Agreement at least one (1) day prior to the date hereof or (ii) publicly in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC.

(d)            Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(e)            Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(f)            Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g)            Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(h)            Or. The word “or” is not exclusive, unless the context otherwise requires.

(i)             Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (A) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, or (B) such item is otherwise set forth or reflected on the balance sheet or financial statements.

(j)             Ordinary Course of Business. When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company Group’s business consistent with past practice. With respect to the Company Group, compliance with COVID-19 Measures shall be deemed to be in the “ordinary course of business” so long as any such COVID-19 Measure remains outstanding.

(k)            Joint Negotiation. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Article II
THE MERGERS

2.1            The Merger. On the terms and subject to the conditions set forth in this Agreement, and pursuant to and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

2.2            Closing. Subject to the satisfaction of the conditions set forth in Article VII (or, to the extent permitted by applicable Law, the written waiver thereof by the Party entitled to waive any such condition), the closing of the Merger (the “Closing”) will take place via electronic exchange of signature pages, on the third (3rd) Business Day after satisfaction or waiver of each of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) unless another time, date and/or place is agreed to in writing by the Parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

2.3            Effective Time. At or as soon as practicable after the Closing on the Closing Date, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”) and shall make all such other filings or recordings as are required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the Parties shall agree and shall specify in the Certificate of Merger (the time at which the Merger becomes effective being the “Effective Time”).

2.4            Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

2.5            Organizational Documents. At the Effective Time, (a) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law (but, in all cases, subject to Section 6.9) and (b) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be adopted as the bylaws of the Surviving Corporation (but, in all cases, subject to Section 6.9, and except that all references therein to the name of Merger Sub shall be automatically replaced with references to the name of the Surviving Corporation) and shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein and in the certificate of incorporation of the Company or by applicable Law (but, in all cases, subject to Section 6.9).

2.6            Directors and Officers. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Article III
TREATMENT OF EQUITY SECURITIES OF THE CONSTITUENT ENTITIES

3.1            Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of securities of any of the foregoing:

(a)            Company Common Stock. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock the treatment of which is addressed in Section 3.1(d) (“Excluded Shares”) and any Dissenting Shares) shall automatically be converted into the right to receive an amount in cash equal to $7.33, without interest (the “Per Share Merger Consideration”).

(b)            Company Series A Preferred Stock. Each share of Company Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares and any Dissenting Shares) shall automatically be converted into the right to receive an amount in cash equal to the Change of Control Put Price (as such term is defined in the certificate of designations of the Company Series A Preferred Stock, as amended, the “Series A Certificate of Designations”).

(c)            Company Series B Preferred Stock. Each share of Company Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares and any Dissenting Shares) shall automatically be converted into the right to receive an amount in cash equal to the Change of Control Put Price (as such term is defined in the certificate of designations of the Company Series B Preferred Stock, the “Series B Certificate of Designations” and, together with the Series A Certificate of Designations, the “Certificates of Designations”).

(d)            Excluded Shares. Each share of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock that is owned by the Company (as treasury stock or otherwise), any Subsidiary of the Company, any Parent Party, Ultimate Parent or any wholly owned Subsidiary of any Parent Party or Ultimate Parent immediately prior to the Effective Time, including the Rollover Shares, shall automatically be canceled and cease to exist without any conversion thereof, and no consideration shall be paid or delivered in exchange therefor.

(e)            Shares of Merger Sub. All of the shares of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into a number of shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock of the Surviving Corporation equal to the same number and type of shares that are Rollover Shares.

(f)            Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), any share of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) and the holder or beneficial owner of which (a) has not voted such share in favor of the adoption of this Agreement, (b) is entitled to and has properly demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL, (c) has complied in all respects with Section 262 of the DGCL and (d) has not lost, forfeited, waived or effectively withdrawn such demand (a “Dissenting Share”) shall not be converted into the right to receive the consideration provided for in Section 3.1(a), Section 3.1(b) or Section 3.1(c), as applicable, unless and until such holder shall have lost, forfeited, waived or effectively withdrawn such holder’s right to appraisal or payment under the DGCL, at which time such share shall be treated as if it had been converted into and become exchangeable for the right to receive, as of the Effective Time, the consideration provided for in Section 3.1(a), Section 3.1(b) or Section 3.1(c), as applicable, without interest and after giving effect to any required Tax withholdings pursuant to Section 3.6, and such share shall not be deemed a Dissenting Share and such holder shall cease to have any other rights with respect to such share. Each holder of any Dissenting Share shall be entitled to receive only the payment of the fair value of such Dissenting Share in accordance with the provisions of, and as provided by, Section 262 of the DGCL with respect to such Dissenting Share unless and until such holder shall have lost, forfeited, waived or effectively withdrawn such holder’s right to appraisal or payment under the DGCL. The Company shall give Parent notice of any written demands for appraisal or withdrawals of such demands that are received by the Company pursuant to Section 262 of the DGCL in connection with the Merger, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands for appraisal. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, and, prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demand for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demand, or approve any withdrawal of any such demand, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions under Section 262 of the DGCL, or agree to do any of the foregoing.

(g)            No Further Ownership Rights in Equity. As of the Effective Time, each share of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled, cease to exist and no longer be outstanding, and any holder of a certificate or book-entry formerly representing any such share shall no longer have any rights with respect thereto, except the right to receive the consideration provided for in Section 3.1(a), Section 3.1(b) or Section 3.1(c), as applicable, on the terms and subject to the conditions set forth in this Agreement, or as otherwise provided by applicable Law. From and after the Effective Time, the transfer books of the Company shall be closed and there shall be no further registration of transfers on the transfer books of the Surviving Corporation of any shares of capital stock of the Company that were issued and outstanding prior to the Effective Time.

3.2            Exchange of Securities.

(a)            Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall (i) designate a nationally recognized bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the purpose of effecting payments to the holders of shares of Company Common Stock entitled to receive the Per Share Merger Consideration (the “Eligible Holders”) and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with the Paying Agent for the payment of the aggregate Per Share Merger Consideration in accordance with this Agreement. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the Eligible Holders, cash in dollars in an amount sufficient to pay the aggregate Per Share Merger Consideration payable to all Eligible Holders pursuant to this Article III. Any cash deposited with the Paying Agent, together with any interest or other earnings thereon, is referred to herein as the “Payment Fund”. The Payment Fund shall not be used for any purpose other than the payment of the Per Share Merger Consideration to the Eligible Holders in accordance with this Agreement. The Payment Fund shall be invested by the Paying Agent as directed by Parent, but solely in (A) obligations of or guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States, (B) commercial paper obligations rated the highest quality by either Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, (C) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank which are then publicly available) or (D) a combination of the foregoing. Any net profit resulting from, or interest or income produced by, investment of the Payment Fund shall be payable to Parent, and no part of such profit shall accrue to the benefit of the Eligible Holders. Any losses resulting from investment of the Payment Fund shall not diminish the rights of the Eligible Holders to receive the Per Share Merger Consideration in accordance with this Article III. To the extent that there are losses resulting from investment of the Payment Fund, or for any other reason the Payment Fund diminishes below the level required to make prompt payments of the Per Share Merger Consideration to all Eligible Holders (including as a result of any Dissenting Share losing its status as such), Parent shall promptly deposit, or cause to be deposited, with the Paying Agent additional amounts in cash sufficient to restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments. All fees and expenses of the Paying Agent shall be borne by the Parent Parties or the Surviving Corporation.

(b)            Exchange Procedures.

(i)            As soon as practicable after the Effective Time (but in any event no later than three (3) Business Days after the Closing Date), Parent shall cause the Paying Agent to deliver to each holder of record of a certificate that immediately prior to the Effective Time evidenced any share of Company Common Stock that was converted in to the right to receive the Per Share Merger Consideration pursuant to the Merger (a “Certificate”) (A) a letter of transmittal in customary form approved (such approval not to be unreasonably withheld, conditioned or delayed) prior to the Closing by Parent and the Company specifying that delivery of a Certificate shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate (or an affidavit of loss in lieu thereof) to the Paying Agent (a “Letter of Transmittal”) and (B) instructions for surrendering a Certificate (or an affidavit of loss in lieu thereof) to the Paying Agent. Parent shall cause the Paying Agent to pay and deliver to each holder of a Certificate, as promptly as practicable after the Effective Time, and upon such holder’s surrender to the Paying Agent of such Certificate (or an affidavit of loss in lieu thereof) and delivery to the Paying Agent of a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required by the Paying Agent pursuant to such instructions, the aggregate Per Share Merger Consideration payable in respect of all shares of Company Common Stock represented by such Certificate pursuant to Section 3.1(a).

(ii)            As soon as practicable after the Effective Time (but in any event no later than three (3) Business Days after the Closing Date), Parent shall cause the Paying Agent to deliver to each holder of any share of Company Common Stock that was converted into the right to receive the Per Share Merger Consideration pursuant to the Merger and was held in book-entry form immediately prior to the Effective Time (a “Book-Entry Share”) and/or to The Depository Trust Company (“DTC”) or its nominee(s), as appropriate, instructions for surrendering Book-Entry Shares to the Paying Agent. Parent shall cause the Paying Agent to pay and deliver to each holder of Book-Entry Shares, as promptly as practicable after the Effective Time, and upon the Paying Agent’s receipt of an “agent’s message” in customary form (or such other evidence of transfer as the Paying Agent may reasonably require) effecting the surrender of such holder’s Book-Entry Shares, the aggregate Per Share Merger Consideration payable in respect of such Book-Entry Shares pursuant to Section 3.1(a).

(iii)            Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominee(s), on the Closing Date, by wire transfer of immediately available funds, an amount in cash equal to the aggregate Per Share Merger Consideration payable in respect of all shares of Company Common Stock held of record by DTC or such nominee(s) immediately prior to the Effective Time.

(iv)            In the event of a transfer of ownership of any share of Company Common Stock that is not registered in the transfer records of the Company, or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name a surrendered Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share, as applicable, is registered, a check for any cash to be exchanged upon due surrender of such Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share, as applicable, may be issued to such transferee or other Person if such Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share, as applicable, is properly presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.

(c)            Termination of Payment Fund. At any time following the date that is twelve (12) months after the Closing Date, Parent shall be entitled to require the Paying Agent to deliver to the Surviving Corporation any portion of the Payment Fund (including any net profit resulting from, or interest or income produced by, investment of the Payment Fund) that has not been disbursed to Eligible Holders and, thereafter, Eligible Holders shall be entitled to look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, satisfaction of any claim for payment of any Per Share Merger Consideration pursuant to this Article III. Any amounts that remain unclaimed by Eligible Holders at the time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto. None of the Parent Parties, the Company, the Paying Agent or any other Person shall be liable to any Person for any Per Share Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

3.3            Treatment of Company Warrants.

(a)            Except as may otherwise be agreed between the Company and Parent, on the one hand, and the holder of any Company Warrant, on the other hand (collectively, the “Warrantholders Agreements”), at the Effective Time, each Company Warrant that is outstanding and not exercised immediately prior to the Effective Time shall, pursuant to its terms, as a result of the Merger and without any action on the part of the holder thereof or on the part of the Company, Parent or Merger Sub, be treated in the manner provided in Section 7 (Liquidity Event) of such Company Warrant (in the case of the Company Warrants described in clause (a) of the definition of such term) or Section 8(a) (Adjustment Rights—Merger Event) of such Company Warrant (in the case of the Company Warrants described in clause (b) of the definition of such term), as applicable.

(b)            Except as may otherwise be set forth in the Warrantholders Agreements, Parent shall pay, or cause to be paid, all amounts payable to the holders of Company Warrants pursuant to the terms of the Company Warrants as a result of the Merger as promptly as practicable after the Effective Time (and, in any event, no later than the time for such payment provided by the terms of the Company Warrants). Each of the Company and, from and after the Effective Time, Parent shall use commercially reasonable efforts to deliver such notices, information and instructions to, and obtain such information and documentation from, the holders of Company Warrants as is necessary or advisable to effectuate the payments contemplated by Section 3.3(a).

3.4            Treatment of Company Equity Awards. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of securities of any of the foregoing:

(a)            Company Options. Except to the extent Parent elects to assume a Company Option and provides written notice of such election to the Company prior to the Effective Time,

(i)            each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, the applicable per share exercise price of which is less than the Per Share Merger Consideration (an “Eligible Company Option”) shall automatically be canceled and terminated and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price of such canceled Eligible Company Option multiplied by (ii) the total number of shares of Company Common Stock subject to such canceled Eligible Company Option immediately prior to the Effective Time; and

(ii)            each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, that is not an Eligible Company Option shall be canceled and terminated without any conversion thereof, and no consideration shall be paid or delivered in exchange therefor.

(b)            Company RSUs. Except as otherwise set forth in Section 3.4(b) of the Company Disclosure Schedule, each Company RSU outstanding immediately prior to the Effective Time shall be assumed and adjusted into a restricted stock unit with respect to a number of shares of common stock of Parent equal to the number of shares of Company Common Stock subject to such Company RSU and shall otherwise continue to be subject to the same terms and restrictions set forth in the Company Equity Plans and any applicable individual award agreements issued thereunder (including with respect to vesting).

(c)            Company PSUs. Each Company PSU outstanding immediately prior to the Effective Time shall be canceled and terminated without any conversion thereof, and no consideration shall be paid or delivered in exchange therefor.

(d)            Payment. As soon as reasonably practicable following the Effective Time (but in any event no later than the second (2nd) regular payroll date following the Closing Date), Parent shall, or shall cause the Surviving Corporation or a Subsidiary thereof to, pay, through Parent’s, the Surviving Corporation’s or such Subsidiary’s payroll system (and subject to applicable withholding Taxes, if any), to each former holder of a Company Equity Award, such holder’s payment due in accordance with Section 3.4(a), Section 3.4(b) and/or Section 3.4(c), as applicable, if any. If any such payment in accordance with this Section 3.4(d) cannot be made through the applicable payroll system or payroll provider, then the Surviving Corporation shall issue a check for such payment to such former holder (less applicable withholding Taxes, if any), which check shall be sent by overnight courier to the most recent address on the Surviving Corporation’s personnel records for such former holder as soon as reasonably practicable following the Effective Time.

(e)            Company Actions. Prior to the Effective Time, the Company, the Company Board or the compensation committee of the Company Board, as applicable, shall take all actions reasonably necessary or appropriate to effectuate the treatment of Company Equity Awards as contemplated in this Section 3.4 and to terminate, effective as of the Closing Date and contingent upon the occurrence of the Closing, the Company Equity Plans, except with respect to the rights to payments contemplated by this Section 3.4.

3.5            Equitable Adjustments. If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Company Common Stock (or securities convertible into, or exchangeable or exercisable for, shares of Company Common Stock) are changed into a different number of shares or a different class or series of shares by reason of the occurrence or record date of any split, reverse split, dividend (including any dividend of securities convertible into, or exchangeable or exercisable for, shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange or other similar event, then the Per Share Merger Consideration shall be equitably adjusted to so as to provide the holders of shares of Company Common Stock (or securities convertible into, or exchangeable or exercisable for, shares of Company Common Stock) the same economic effect as contemplated by this Agreement prior to such event.

3.6            Withholding Taxes. Notwithstanding anything to the contrary contained in this Agreement, each of the Company, the Surviving Corporation, Parent, Merger Sub, the Paying Agent and their respective agents and Affiliates (each, a “Payor”) shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Article III such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or other applicable Tax Law; provided that (other than in the case of any deduction or withholding in respect of compensatory payments or required as a result of the failure of the Company to deliver the certificate described in Section 6.16) the Payor shall use commercially reasonable efforts to (i) consult with the Company or the Surviving Corporation, as applicable, to determine whether such withholding is required by applicable Tax Law and (ii) cooperate with the Company or the Surviving Corporation, as applicable, to reduce the amounts of any such required withholding. To the extent any amounts are so deducted and withheld, such amounts (x) shall be timely paid over to the appropriate Taxing Authority, and (y) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”) or (b) as disclosed in any form, report, statement, certification or other document (in each case, including all exhibits and other information incorporated therein and amendments and supplements thereto) filed or furnished by the Company with or to the SEC on or after January 1, 2023 and that is publicly available prior to the date of this Agreement (but excluding, in the case of this clause (b), any cautionary or forward-looking information in the “Risk Factors” or “Forward-Looking Statements” section of any such form, report, statement, certification or other document), the Company hereby represents and warrants to Parent and Merger Sub that:

4.1            Organization, Standing and Power.

(a)            The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

(b)            The Company is duly licensed or qualified to do business and is in good standing (or the equivalent thereof, if applicable) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification required by Law, except where the failure to be so licensed, qualified or in good standing (or the equivalent thereof, if applicable) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)            The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company, each as in effect on the date of this Agreement, and the Company is not in violation of any of the provisions contained in such documents in any material respect.

4.2            Authorization.

(a)            The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite corporate action on the part of the Company, except for obtaining the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at Law or in equity (the “Bankruptcy and Equity Exception”).

(b)            The Special Committee, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to, and in the best interests of, the Company and the Public Stockholders and (ii) resolved, subject to Section 6.3, to make the Special Committee Recommendation, and, as of the date of this Agreement, the Special Committee Recommendation has not been subsequently rescinded, modified or withdrawn in any way. The Company Board, at a meeting duly called and held, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to, and in the best interests of, the Company and its stockholders, including the Public Stockholders, and (B) resolved, subject to Section 6.3, to make the Company Board Recommendation, and, as of the date of this Agreement, the Company Board Recommendation has not been subsequently rescinded, modified or withdrawn in any way.

4.3            Noncontravention. Neither the execution and delivery of this Agreement by the Company nor (assuming the receipt of the Company Stockholder Approval) the consummation by the Company of the transactions contemplated hereby and compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company or (ii) (A) assuming that the authorizations, consents and approvals referred to in Section 4.4 are obtained and the filings referred to in Section 4.4 are made, violate any Law or Order applicable to the Company Group, (B) with or without notice, lapse of time or both, violate, require consent of or notice to a counterparty under, result in the breach of, or constitute a change of control or a default under, any of the terms, conditions or provisions of any Material Contract or Material Real Property Lease or accelerate or give rise to a right of termination, cancellation or acceleration of any of the Company Group’s obligations under any such Material Contract or Material Real Property Lease, or (C) result in the creation of any Lien (other than any Permitted Lien) on any properties, rights or assets of the Company Group, except, in the case of clause (ii), for such violations, defaults, accelerations, rights, losses and Liens as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.4            Governmental Approvals. Except (a) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (b) for filings required under, and compliance with the other applicable requirements of, the Exchange Act and the rules and regulations of the NYSE (including the filing of the Proxy Statement and the Schedule 13E-3 with the SEC) and (c) as set forth on Section 4.4 of the Company Disclosure Schedule, no consents, authorizations, or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than such other consents, authorizations, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.5            Capitalization.

(a)            The authorized capital stock of the Company as of the date of this Agreement consists of (i) 3,000,000,000 shares of Company Common Stock and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share, of the Company, of which 750,000 shares are classified as Company Series A Preferred Stock and 175,000 shares are classified as Company Series B Preferred Stock. As of the close of business on December 16, 2024 (the “Capitalization Date”), (A) 8,285,959 shares of Company Common Stock were issued and outstanding and 31,526 shares of Company Common Stock were held by the Company in its treasury, (B) 750,000 shares of Company Series A Preferred Stock were issued and outstanding, (C) 175,000 shares of Company Series B Preferred Stock were issued and outstanding, (D) 3,206,933 shares of Company Common Stock were issuable in respect of outstanding Company Warrants (assuming circumstances in which such Company Warrants are exercisable for the maximum number of shares of Company Common Stock contemplated by the terms thereof), (E) 425,699 shares of Company Common Stock were issuable in respect of outstanding Company Options, (F) 2,870,467 shares of Company Common Stock were issuable in respect of outstanding Company RSUs, (G) 105,000 shares of Company Common Stock were issuable in respect of outstanding Company PSUs (assuming achievement in full of all performance objectives in respect of all outstanding Company PSUs) and (H) 894,837 shares of Company Common Stock were reserved for future issuance under the Company Equity Plans. All outstanding shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock are validly issued, fully paid, nonassessable, free of any preemptive rights and were issued in compliance in all material respects with all applicable federal, foreign and state securities Laws.

(b)            Except as set forth in Section 4.5(a) or as set forth on Section 4.5(b) of the Company Disclosure Schedule, as of the Capitalization Date, there were (i) no issued, reserved for issuance or outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no issued, reserved for issuance or outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue or register, or that restrict the transfer or voting of, any shares of capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any units of, or other equity or voting interests (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the units of the Company, being referred to collectively as “Securities”). Except as set forth on Section 4.5(b) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding agreements of any kind which obligate the Company to repurchase, redeem or otherwise acquire any Securities, or obligate the Company to grant, extend or enter into any such agreements and the Company does not have any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote with the holders of Company Common Stock on any matter.

(c)            The Company has made available to Parent a true, correct and complete list as of the Capitalization Date of each holder of Company Equity Awards, including (i) the holder’s name or employee ID number, (ii) the type of Company Equity Award, (iii) the number of the shares of Company Common Stock subject thereto, (iv) the grant date, (v) any applicable vesting schedule, (vi) the exercise price (if any) and (vii) the termination or expiration date (if any). All Company Equity Awards have been issued under Company Equity Plans. As of the Capitalization Date, no awards other than Company Equity Awards have been issued under any Company Equity Plan.

4.6            Subsidiaries.

(a)            Section 4.6(a) of the Company Disclosure Schedule contains a true, correct and complete list of the name, jurisdiction of organization and schedule of equity holders of each Subsidiary of the Company. Each of the Company’s Subsidiaries and the Managed Practices is duly organized, validly existing and in good standing (or the equivalent thereof, if applicable) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing (or the equivalent thereof, if applicable) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company’s Subsidiaries and the Managed Practices is duly licensed or qualified to transact business in each jurisdiction in which the property and assets owned, leased, or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Group does not hold any equity interests in any Person other than the Subsidiaries set forth in Section 4.6(a) of the Company Disclosure Schedule.

(b)            Each outstanding partnership or limited liability company unit or share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, (in the case of shares of capital stock) fully paid and nonassessable and free of preemptive rights and is held, directly or indirectly, by the Company or another Subsidiary of the Company free and clear of all Liens other than Permitted Liens. There are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other ownership interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

(c)            As of the date hereof, there are no obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company. There are no outstanding agreements of any kind which obligate any Subsidiary of the Company to repurchase, redeem or otherwise acquire any securities.

4.7            Company SEC Filings; Financial Statements; Undisclosed Liabilities.

(a)            The Company has filed or furnished all forms, reports, statements, certifications and other documents (in each case, including all exhibits and other information incorporated therein and all amendments and supplements thereto) required to be filed or furnished by the Company with or to the SEC since January 1, 2022 through the date of this Agreement (collectively, and including all exhibits and other information incorporated therein and all amendments and supplements thereto, the “Company SEC Filings”). As of their respective SEC filing dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the Company SEC Filings complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the Company SEC Filings so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such Company SEC Filing has been amended or superseded by a later Company SEC Filing filed prior to the date of this Agreement. As of the date of hereof, the Company has not been notified in writing that any Company SEC Filing is the subject of ongoing SEC review that has not been resolved. Since January 1, 2022, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(b)            The audited consolidated financial statements (including related notes and schedules) of the Company and its consolidated subsidiaries included or incorporated by reference in the Company SEC Filings (i) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in shareholders’ equity of the Company and its consolidated subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in such financial statements and (ii) were prepared in accordance with GAAP (as in effect in the United States on the respective dates of such financial statements) as applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto). The unaudited consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Company SEC Filings (i) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in shareholders’ equity of the Company and its consolidated subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in such financial statements (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) were prepared in accordance with GAAP (as in effect in the United States on the respective dates of such financial statements) as applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or as permitted by Form 10-Q of the SEC), subject to normal year-end adjustments and the absence of notes.

(c)            Except as would not be material to the business of the Company and its Subsidiaries, taken as a whole, the Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act, which disclosure controls and procedures are designed to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company. Since January 1, 2022, the Company’s independent registered public accounting firm has not, and the Company’s management has not, identified or been made aware of (i) any “material weakness” or “significant deficiencies” (each as defined in paragraph (f) of Rule 13a-15 under the Exchange Act) in the design or operation of internal control over financial reporting utilized by the Company or any of its Subsidiaries or (ii) any fraud that involves the management or any other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting or disclosure controls and procedures.

(d)            None of the Company or any of the Company’s Subsidiaries has any Liabilities which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) reflected or reserved against in the Financial Statements, (ii) incurred after September 30, 2024 in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise in connection with the transactions contemplated hereby, (iv) as set forth on Section 4.7(d) of the Company Disclosure Schedule or (v) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)            The Company has provided to Parent complete and correct copies of (i) the audited annual statutory financial statements, as of and for the year ended December 31, 2023 and (ii) the unaudited quarterly statutory financial statements, as of and for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, in each case of each of the Company Insurance Subsidiaries (the “SAP Financial Statements”). The SAP Financial Statements have been prepared in all material respects in accordance with applicable SAP and/or requirements under applicable Law applied consistently throughout the periods involved (except as described in the notes thereto), and present fairly, in all material respects, the financial position and results of operations of the respective Company Insurance Subsidiaries as of their respective dates and for the respective periods covered thereby in accordance with applicable SAP, subject to normal year-end adjustments.

4.8            Absence of Certain Changes.

(a)            Since September 30, 2024 through the date of this Agreement, (i) except for the transactions contemplated hereby and for any actions taken in response to COVID-19 Measures, the business of the Company Group has been conducted in all material respects in the ordinary course of business and (ii) the Company Group has not taken any action that, if taken after the date hereof, would require Parent’s consent pursuant to clauses (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xiii), (xiv), (xv), or, solely with respect to the foregoing clauses, clause (xviii) of Section 6.2(b).

(b)            Since September 30, 2024, there has not been any effect, event, change, occurrence or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.9            Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, there is no, and since January 1, 2022, there has not been any, Action pending or, to the Knowledge of the Company, threatened in writing against the Company Group or, as of the date of this Agreement, against any officer or director of the Company Group in such individual’s capacity as such, in each case, by or before any Governmental Authority (provided that, to the extent the representations or warranties contained in this sentence pertain to any Action that relates to the negotiation, execution, announcement, pendency or performance of this Agreement or the consummation of any of the transactions contemplated hereby, such representations and warranties are made only as of the date hereof). The Company Group is not subject to any outstanding Order that would prevent or materially delay the consummation of the transactions contemplated hereby or the ability of the Company to perform in all material respects its covenants and obligations pursuant to this Agreement.

4.10            Compliance With Laws; Permits. Except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2022, (a) the Company Group has been in compliance with all Laws applicable to the Company Group and (b) the Company Group has not received any written communication from any Governmental Authority indicating that the Company Group is under investigation with respect to any violation of Laws applicable to the Company Group. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group holds all Permits required by Law for the lawful conduct of their respective businesses.

4.11            Material Contracts.

(a)            Section 4.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all of the following Contracts to which the Company Group is a party, or by which the Company or any of its Subsidiaries or any of their respective assets or businesses are bound (and any material amendments, supplements and modifications thereto) as of the date of this Agreement (other than Company Benefit Plans) (the Contracts required to be listed on Section 4.11(a) of the Company Disclosure Schedule or filed as an exhibit to the Company SEC Filings as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (excluding Company Benefit Plans), the “Material Contracts”):

(i)             any Contract with (A) each of the five (5) largest third-party commercial payors of the Company or its Subsidiaries and (B) each of the five (5) largest commercial vendors of the Company or any of its Subsidiaries, in each case by dollar amount for the fiscal year ended December 31, 2023;

(ii)            any limited liability company, partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a Subsidiary of the Company;

(iii)            any Contract (other than between or among the Company and any of its Subsidiaries or between or among any of the Subsidiaries of the Company) (x) relating to (A) indebtedness for borrowed money in excess of $10,000,000, (B) other indebtedness of the Company or its Subsidiaries in excess of $10,000,000 evidenced by credit agreements, notes, bonds, indentures, securities, debentures, or similar instruments, (C) any financial guaranty by the Company or its Subsidiaries of indebtedness of any other Person described in clauses (A) or (B) and (D) swaps, options, derivatives and other hedging arrangements entered into by the Company or its Subsidiaries in connection with indebtedness described in clauses (A), (B) or (C) or (y) containing any limitation on the ability of the Company or any of its Subsidiaries to incur indebtedness for borrowed money, give guarantees of indebtedness for borrowed money of the Company or any of its Subsidiaries, or incur Liens other than Permitted Liens;

(iv)           any Contract under which the Company or any of its Subsidiaries has, directly or indirectly, any obligations to make a capital contribution to, or other monetary investment in, any Person (other than the Company or any of its wholly owned Subsidiaries) of more than $2,000,000 annually or more than $10,000,000 over the fixed term (or non-cancellable) life of such Contract, other than (A) extensions of credit in the ordinary course of business and (B) investments in marketable securities in the ordinary course of business);

(v)            any Contract that (w) limits, or purports to limit, the right of the Company or any of its Subsidiaries to (A) engage or compete in any line of business or operate in any geographic location, or (B) to compete with any Person, market any product or solicit customers, (x) provides for “exclusivity” in favor of any third party, (y) grants any rights of first or last offer, refusal or negotiation, or “most favored nation” or most favored customer rights to any third party, or (z) contains a put, call, first of first refusal, or similar right in favor of another Person, pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any of its, or their, assets or equity interests, in each case for the foregoing clauses (w), (x), (y) and (z), that is material to the business of the Company and its Subsidiaries, taken as a whole, and was not entered into in the ordinary course of business;

(vi)           any Contract providing for the acquisition or disposition by the Company or any of its Subsidiaries of any assets (including property), business, division or product line, or capital stock of any other Person since January 1, 2022, in each case, pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $10,000,000;

(vii)          any Contract the primary purpose of which is to provide for indemnification by the Company or any of its Subsidiaries and pursuant to which the Company Group is responsible for indemnification obligations in excess of $1,500,000, other than (A) customary indemnification obligations to directors, officers, employees or agents of the Company Group or indemnification obligations entered into with commercial counterparties in the ordinary course of business and (B) Contracts providing for indemnification of any director, officer, employee or agent of the Company Group which were made available to Parent or the terms and conditions of which do not deviate in any material respect from those set forth in the Company Group’s standard forms otherwise made available to Parent;

(viii)         any Contract for capital expenditures which requires aggregate future payments by the Company or any of its Subsidiaries in excess of $5,000,000 other than Contracts related to the build out of any real property leased or subleased pursuant to any Material Real Property Lease;

(ix)            any Contract pursuant to which the Company or any of its Subsidiaries is a lessor or lessee of any tangible personal property, in each case requiring by its terms aggregate payments by the Company or any of its Subsidiaries in excess of $1,500,000 for the twelve (12)-month period ending December 31, 2023;

(x)            any Contract under which the Company or any of its Subsidiaries obtains a license to use any material Intellectual Property from third parties or under which the Company or any of its Subsidiaries grants any third party a license to use material Company Intellectual Property, in each case, other than (A) non-exclusive licenses granted in the ordinary course of business (B) non-exclusive “off-the-shelf” software licenses (including agreements that grant the non-exclusive right to use cloud-based software) that are generally publicly available on standard terms and (C) Contracts in which any non-exclusive license of Intellectual Property is ancillary and incidental to the primary purpose of such Contract;

(xi)            any Contract that reflects the settlement of any Action under which there are outstanding payment obligations of the Company or any of its Subsidiaries (excluding the Company Insurance Subsidiaries) in excess of $1,500,000;

(xii)           collective bargaining or trade union agreements or other similar Contracts with any labor union or other employee representative body with respect to the employees of the Company Group;

(xiii)          any Contract with a professional employer organization;

(xiv)          any Contract under which there has been imposed a Lien (other than a Permitted Lien) on any of the material assets, tangible or intangible, of the Company or any of its Subsidiaries;

(xv)          any Material Real Property Lease; and

(xvi)         any Contract to agree or commit to enter into any Contract of the types described in the foregoing clauses (i) through (xv).

(b)            Each Material Contract is valid and binding on the Company and any of the Company’s Subsidiaries to the extent the Company or such Subsidiary is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company or a Subsidiary and, to the Knowledge of the Company, each of the other parties thereto, are not in breach of, default or violation under, any of such Contracts and no event has occurred that with notice or lapse of time, or both, would constitute such a breach, default or violation, except for any such breaches, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company’s Subsidiaries has received written notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of the Company’s Subsidiaries under any such Material Contract, except where such default would not have, individually or in the aggregate, a Company Material Adverse Effect. A true, correct and complete copy of each Material Contract has been made available by the Company to Parent.

4.12            Intellectual Property; Privacy and Data Security. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)            The Company Group owns, or validly licenses, or otherwise has the right to use, all Intellectual Property necessary for or used in the conduct of the business of the Company Group as currently conducted.

(b)            As of the date hereof, and since January 1, 2022, no Actions are or have been pending or, to the Knowledge of the Company, threatened in writing (i) challenging the ownership, enforceability or validity of any Intellectual Property owned by or purported to be owned by the Company Group (“Company Intellectual Property”) or (ii) alleging that the Company Group is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property.

(c)            (i) To the Knowledge of the Company no Person is violating, misappropriating or infringing any of the Company Intellectual Property, and since January 1, 2022, no Persons has violated, misappropriated or infringed any of the Company Intellectual Property, and (ii) the operation of the business of the Company Group as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person, and since January 1, 2022, has not violated, misappropriated or infringed the Intellectual Property of any other Person.

(d)            The Company Group takes, and since January 1, 2022 has taken, commercially reasonable actions to maintain and preserve the confidentiality of the trade secrets that comprise any part of the Company Intellectual Property.

(e)            The Company Group and, to the Knowledge of the Company, each third party processing Personal Information on behalf of the Company Group, solely in the context of providing services to the Company Group (collectively, “Data Partners”), are in compliance with (i) their respective public-facing privacy and security policies; (ii) all applicable Privacy Laws; and (iii) all contractual commitments related to the privacy and security of Personal Information (collectively, “Privacy Requirements”).

(f)            No third Person has possession of, or any current or contingent right to access or possess, any material proprietary source code of the Company Group (other than service providers who use or will use such source code solely to provide services to or on behalf of the Company Group and are subject to confidentiality obligations), and no material software included in the Company Intellectual Property that has been distributed to third parties incorporates any “open source” or similar software in a manner that would require the Company Group to make any material proprietary source code available to other third parties or license it on a royalty-free basis.

(g)            The Company Group has implemented, maintained and complied with, and has, to the extent reasonable and customary under the circumstances, required its Data Partners to implement and maintain, technical, physical and organizational safeguards to protect Personal Information against any unauthorized, unlawful or accidental processing (a “Security Incident”). Since January 1, 2022, there has been no material Security Incident or data security breach or material disruption of the computers and information technology systems of the Company Group with respect to the Personal Information of the Company Group. The Company Group has undertaken all surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments and risk analyses) of their businesses and operations required by the Privacy Requirements and have addressed and remediated all material risks identified in each such analysis.

(h)            Since January 1, 2022, in relation to any Security Incident and/or actual or alleged violation of a Privacy Requirement, in either case in connection with the Personal Information of the Company Group, the Company Group has not (i) notified, or been required to notify, any Person; or (ii) received any material notice, inquiry, claim or complaint by, or been subject to any investigation or enforcement action by, any Person.

4.13            Employee Benefits Matters.

(a)            Section 4.13(a) of the Company Disclosure Schedule lists each material Company Benefit Plan. The Company has made available to Parent copies of (i) each material Company Benefit Plan (or, with respect to any unwritten material Company Benefit Plan, a written description thereof) and (ii) to the extent applicable with respect to such Company Benefit Plan: (A) the most recent annual report on Form 5500 filed and all schedules thereto, (B) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement, (C) a current IRS opinion or determination letter, (D) annual non-discrimination testing and coverage results for the three most recently completed plan years, (E) the most recent summary plan description, if any, required under ERISA and (F) all material, non-routine correspondence to or from any Governmental Authority received in the last three years.

(b)            Except as would not constitute a Company Material Adverse Effect, (i) each Company Benefit Plan has been maintained in compliance with its terms and with the requirements of applicable Law, (ii) all employer contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the applicable financial statements of the Company in accordance with GAAP, and (iii) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has either received a currently effective favorable determination letter from the IRS or may rely on a favorable opinion letter issued by the IRS.

(c)            Except as would not constitute a Company Material Adverse Effect, there are no pending or threatened Actions, audits or claims (other than routine claims for benefits) involving or related to any Company Benefit Plan.

(d)            No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, and none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has contributed to, or been required to contribute to, or otherwise has any liability with respect to a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code. None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates contributes to or has any liability with respect to a Multiemployer Plan. No event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with any of their respective ERISA Affiliates to any material Tax, lien or other liability imposed by ERISA, the Code or other applicable Law.

(e)            No Company Benefit Plan provides or is obligated to provide health insurance, life insurance, death benefits or other material welfare benefits to current or former employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than as required by Section 4980B of the Code or other applicable Law.

(f)            Except as expressly provided under this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (i) entitle any current or former officer, director or employee of the Company or any of its Subsidiaries to severance or termination pay pursuant to a Company Benefit Plan, (ii) accelerate the time of payment or vesting, result in any forgiveness of indebtedness or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable pursuant to, any Company Benefit Plan or (iii) result in any payment or benefit constituting an “excess parachute payment” (within the meaning of Section 280G of the Code) with respect to any current or former officer, director, employee or other service provider of the Company or any of its Subsidiaries.

(g)            Neither the Company nor any Subsidiary has any obligation to provide, and no Company Benefit Plan provides any individual with the right to, a gross-up, indemnification, reimbursement, make-whole or other payment for any Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

4.14            Labor. The Company Group is not a party to, or bound by, or negotiating any collective bargaining agreement or similar contract with a labor union or other labor organization. Other than such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no (a) strikes, work stoppages, work slowdowns, lockouts or other material labor disputes pending or, to the Knowledge of the Company, threatened in writing against the Company Group, and no such disputes have occurred since January 1, 2022, or (b) unfair labor practice charges or complaints pending as of the date of this Agreement or, to the Knowledge of the Company, threatened in writing as of the date of this Agreement by or on behalf of any employee or group of employees of the Company Group. To the Knowledge of the Company, as of the date hereof, no union organizing activities are underway with respect to the Company Group and no such activities have occurred since January 1, 2022.

4.15         Tax Matters. Except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)            All Tax Returns required to be filed by or with respect to the Company Group has been duly and timely filed, and all such Tax Returns are true, correct, and complete. All Taxes due and payable (whether or not reflected on such Tax Returns) by the Company Group have been paid in full.

(b)            The Company Group has duly and timely withheld, paid and remitted all Taxes required to have been withheld, paid and remitted in connection with any amounts paid by the Company Group to any vendor, employee, independent contractor, creditor, stockholder or other third party.

(c)            There is no audit, examination or other administrative or court proceeding involving any Tax of the Company Group that is currently in progress, pending or threatened in writing by a Taxing Authority. No deficiency for any Tax has been asserted or assessed by a Taxing Authority against the Company Group which has not been fully resolved.

(d)            The Company Group has not received from any Taxing Authority in a jurisdiction where the Company Group has not filed a type of Tax Return any written claim that the Company Group is or may be subject to such type of taxation by that jurisdiction, which claim has not been fully resolved. The Company Group has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency which waiver or extension remains in effect (other than any extension of time to file Tax Returns obtained in the ordinary course of business).

(e)            There are no Liens for Taxes upon any of the assets of the Company Group, other than Permitted Liens.

(f)            The Company Group is not party to, bound by and do not have any obligation under any Tax allocation or Tax sharing agreement, other than (i) any such agreement solely among the Company Group or (ii) any customary commercial agreement the primary subject matter of which is not Taxes. The Company Group is not and has not been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group of which a member of the Company Group is or was the common parent). The Company Group has no liability for Taxes of any Person (other than the Company Group) under Treasury Regulation Section 1.1502-6 (or any similar or analogous provision of local, state or non-U.S. Law), as a transferee or successor or by operation of Law.

(g)            The Company Group has not engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or a similar provision of state, local or non-U.S. Law).

(h)            During the two (2)-year period ending on the date hereof, no member of the Company Group has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.

(i)            The Company Group (i) has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code prior to the Closing nor has any Taxing Authority proposed any such adjustment in writing, and (ii) will not be required to include any item of income in taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (x) installment sale or open transaction disposition made prior to Closing or (y) deferred revenue accrued or prepaid amount received prior to Closing outside of the ordinary course of business.

(j)            The Company Group has no liability in respect of escheat or unclaimed property other than liabilities of the Company Insurance Subsidiaries arising in the ordinary course of business.

(k)            Notwithstanding anything to the contrary in this Agreement, (i) this Section 4.15 and Section 4.13 (to the extent relating to Tax matters) contain the exclusive representations and warranties of the Company and its Subsidiaries with respect to Tax matters and (ii) nothing in this Agreement shall be construed as providing a representation or warranty with respect to any taxable period (or portion thereof) beginning after the Closing Date or the existence, amount, expiration date or limitations on (or availability of) any Tax asset or attribute of the Company and its Subsidiaries.

4.16            Real Property.

(a)            The Company Group does not own, and has not owned, any real property.

(b)            Section 4.16(b) of the Company Disclosure Schedule sets forth a list of all Material Real Property Leases, the address thereof and the type of the real property (“office”, “residential”, “industrial”, “vacant land”, etc.) subject thereto (the “Material Leased Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group has good and valid leasehold interests in and to the Material Leased Real Property pursuant to its Material Real Property Leases, free and clear of all Liens (except in all cases for Permitted Liens). The Material Leased Property constitutes real property that is sufficient to conduct the Company and its Subsidiaries’ respective businesses as currently conducted in all material respects. There are no material casualty events that have occurred with respect to the Material Leased Real Property that have not been remedied in all material respects. To the Knowledge of the Company, there are no pending nor threatened eminent domain, condemnation or similar proceedings in respect of all or any material portion of the Material Leased Real Property.

4.17            Insurance. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all policies or binders of material fire, liability, product liability, workers’ compensation, directors’ and officers’ and other material insurance held by or on behalf of the Company and the Company’s Subsidiaries (collectively, the “Insurance Policies”) are (a) except for policies that have expired under their terms, in full force and effect, all premiums due thereon prior to the date hereof have been paid in full and neither the Company nor any of the Company’s Subsidiaries is in breach or default with respect to any such policy or binder and (b) to the Knowledge of the Company, valid and enforceable in accordance with their terms. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of the Company’s Subsidiaries has received written notice of cancellation or non-renewal of any material Insurance Policy, other than in connection with ordinary renewals.

4.18            Environmental Matters. Except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company Group is not in violation of any Environmental Law, (b) as of the date hereof, since January 1, 2022, the Company Group has not received any written notification alleging that it is in violation of and has any liability or obligation under any Environmental Law or in connection with any release or threatened release of Hazardous Substances, (c) to the Knowledge of the Company, since January 1, 2022, the Company Group has not released any Hazardous Substances in violation of, or in a manner which has given rise to any liabilities pursuant to, any Environmental Laws and (d) the Company Group has not assumed, undertaken or otherwise become subject to any known liability of another Person arising under Environmental Laws.

4.19            Healthcare Matters. Since January 1, 2022, except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group (a) has not been in violation of any Healthcare Law, (b) has not been debarred or excluded by the U.S. Department of Health and Human Services Office of Inspector General or the General Services Administration and (c) does not have any pending or, to the Knowledge of the Company, threatened claims or investigations or non-ordinary course audits related to any violation of any Healthcare Law. Notwithstanding anything herein to the contrary, this Section 4.19 constitutes the sole and exclusive representations and warranties of the Company regarding Healthcare Laws.

4.20            Proxy Statement; Schedule 13E-3. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or in the Schedule 13E-3 will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to the Company’s stockholders and at the time of the Company Meeting, or, in the case of the Schedule 13E-3, on the date the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company with respect to any statements made therein based on information supplied by or on behalf of the Parent Parties, the Specified Stockholders or any of their respective Affiliates for inclusion or incorporation by reference therein).

4.21            Takeover Statutes. Assuming the accuracy of the representations and warranties contained in Section 5.5, no “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company is applicable to this Agreement, the Rollover Agreements, the Warrantholders Agreements or the transactions contemplated hereby, including the Merger, or thereby, including the Merger.

4.22            Interested Party Transactions. No executive officer or director of the Company or any of its Subsidiaries or any Person owning five percent (5%) or more of any class of the Company’s capital stock as of the date hereof or, to the Knowledge of the Company, any Affiliate or family member of any such officer, director or owner (an “Affiliated Party”) is a party to any Contract with or binding upon the Company or any of its Subsidiaries or has any material interest in any property or assets owned by the Company or any of its Subsidiaries or has engaged in any transaction (other than those related to employment, compensation or incentive arrangements) with the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, within the last twelve (12) months, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.23            Opinion of Financial Advisor. Lincoln International LLC (the “Financial Advisor”), as the financial advisor to the Special Committee, has delivered to the Special Committee its opinion in writing (or orally, in which case such opinion will be subsequently confirmed in writing) to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the Per Share Merger Consideration to be received by the Public Stockholders in respect of the shares of Company Common Stock held thereby, other than any Excluded Shares and any Dissenting Shares, pursuant to this Agreement is fair from a financial point of view to the Public Stockholders.

4.24            Brokers and Other Advisors. No broker, finder, investment banker, financial advisor or other similar Person, other than the Financial Advisor, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.25            Insurance Business. The Company has made available to Parent all material Holding Company System Act filings or submissions made by the Company or any of its Subsidiaries with any Insurance Regulator since January 1, 2022, including any requests for extraordinary dividends, and any material written communication received from any Insurance Regulator relating thereto.

4.26            No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement.

Article V
REPRESENTATIONS AND WARRANTIES OF the parent parties

Except as set forth in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company that:

5.1            Organization, Standing and Power.

(a)            Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and has all requisite corporate power and authority necessary to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement or its ability to satisfy its obligations hereunder. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement or its ability to satisfy its obligations hereunder.

(b)            Each of Parent and Merger Sub is duly qualified or licensed to transact business in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.2            Authorization. Each of the Parent Parties has all necessary power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Parent Parties in connection with the consummation of the transactions contemplated hereby and thereby (collectively, the “Parent Documents”), and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Parent Parties of this Agreement and each Parent Document, and the consummation by each of the Parent Parties of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite action of each of the Parent Parties. This Agreement has been, and each Parent Document will be at or prior to the Closing, duly executed and delivered by each of the Parent Parties and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of each of the Parent Parties, enforceable against each of the Parent Parties in accordance with its terms, subject to the Bankruptcy and Equity Exception. Except for the written consent of Parent as the sole stockholder of Merger Sub to adopt this Agreement, no vote or consent of the holders of any class or series of partnership unit, membership interest, capital stock or other equity interest of any Parent Party and no other corporate proceedings on the part of any Parent Party is necessary to approve this Agreement, any Parent Document, the Merger or the transactions contemplated hereby or thereby. The written consent of Parent as the sole stockholder of Merger Sub to adopt this Agreement is the only vote or consent of the holders of any class or series of capital stock or other equity interest of Parent or Merger Sub necessary to approve and adopt this Agreement, any Parent Document, the Merger or the other transactions contemplated hereby or thereby.

5.3            Noncontravention. Neither the execution and delivery of this Agreement or any Parent Document by any of the Parent Parties nor the consummation by any of the Parent Parties of the transactions contemplated hereby or thereby, nor compliance by any of the Parent Parties with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate of limited partnership, certificate of formation, certificate of incorporation, limited partnership agreement, limited liability company agreement or bylaws (or other comparable governing documents) of any of the Parent Parties or (ii) (A) assuming that the authorizations, consents and approvals referred to in Section 5.4 are obtained and the filings referred to in Section 5.4 are made, violate any Law or Order applicable to any of the Parent Parties or (B) with or without notice, lapse of time or both, violate, require consent of or notice to a counterparty, accelerate the performance required by, result in the breach of, or constitute a change of control or a default under any of the terms, conditions or provisions of any Contract or Permit to which any Parent Party is a party or accelerate or give rise to a right of termination, purchase, sale, cancellation, modification or acceleration of any of the Parent Parties’ obligations under any such Contract or Permit, except, in the case of clause (ii), for such violations, defaults, accelerations or rights as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.4            Governmental Approvals. Except (a) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (b) for filings required under, and compliance with the other applicable requirements of, the Exchange Act and the rules and regulations of the NYSE (including the filing of the Proxy Statement and the Schedule 13E-3 with the SEC) and (c) as set forth on Section 5.4 of the Parent Disclosure Schedule, no consents, authorizations or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement and any Parent Document by each of the Parent Parties and the consummation by each of the Parent Parties of the transactions contemplated hereby or thereby, other than such other consents, authorizations, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.5            Ownership of Company Securities. Section 5.5 of the Parent Disclosure Schedule sets forth the ownership, as of the date of this Agreement, by the Parent Parties and their Affiliates of shares of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock and Company Warrants. Except as set forth in Section 5.5 of the Parent Disclosure Schedule, none of the Parent Parties or any of their Affiliates beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any shares of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock, Company Warrants or other Securities, or holds any rights to acquire or vote any such shares.

5.6            Legal Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date of this Agreement, (a) there is no pending or, to the Knowledge of Parent, threatened in writing, legal or administrative Action against any of the Parent Parties and/or any of their respective properties, assets or businesses, by or before any Governmental Authority and (b) none of the Parent Parties is subject to any outstanding Order.

5.7           Compliance With Laws. Except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of the Parent Parties is in compliance with all Laws applicable to the Parent Parties.

5.8           Available Funds; Equity Commitment; Guarantee.

(a)           Each Parent Party affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that any Parent Party obtains financing for, or related to, any of the transactions contemplated hereby. Parent will, at the Closing, (i) have unrestricted cash in dollars sufficient to pay and satisfy in full all amounts to be paid by any of the Parent Parties and the Surviving Corporation and all other monetary obligations hereunder on or after the Closing Date, including (A) the aggregate Per Share Merger Consideration and all other amounts payable pursuant to Article III, (B) any and all fees and expenses required to be paid by any of Parent, Merger Sub and/or the Surviving Corporation in connection with the transactions contemplated hereby and (C) all of the other payment obligations of Parent, Merger Sub and the Surviving Corporation contemplated hereby (clauses (A) through (C), collectively, the “Required Amount”) and (ii) either (A) without duplication of the foregoing clause (i), have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to make payment of the Change of Control Put Price (as such term is defined in the applicable Certificate of Designations) in respect of all shares of Company Series A Preferred Stock and Company Series B Preferred Stock that have not been converted into shares of Company Common Stock in accordance with the applicable provisions of the applicable Certificate of Designations prior to the Effective Time or (B) have obtained consents from the requisite holders of shares of Company Series A Preferred Stock (as determined in accordance with the Series A Certificate of Designations) and the requisite holders of shares of Company Series B Preferred Stock (as determined in accordance with the Series B Certificate of Designations) sufficient to waive the provisions of Section 9(h) of each of the Certificates of Designations.

(b)           Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the duly executed Equity Commitment Letter. The Equity Commitment Letter is in full force and effect and is a legal, valid, binding and enforceable obligation of Parent and the other parties thereto and is enforceable by Parent in accordance with its terms. The Equity Commitment Letter has not been amended, supplemented or modified, and no such amendment, supplement or modification is contemplated or pending. There are no side letters or other Contracts or arrangements related to the provision, funding or investing, as applicable, of the Required Amount, other than as expressly set forth in the Equity Commitment Letter delivered to the Company on the date hereof. The commitments contained in the Equity Commitment Letter have not been withdrawn, terminated or rescinded in any respect, and no such withdrawal, termination or rescission is contemplated or pending. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Parent or Merger Sub or any of their respective Affiliates or, to the Knowledge of Parent, any other Person, in each case, under the Equity Commitment Letter, (ii) constitute a failure to satisfy a condition on the part of Parent or Merger Sub or any other party thereto under the Equity Commitment Letter or (iii) result in any portion of the amounts to be provided, funded or invested in accordance with the Equity Commitment Letter being unavailable on the Closing Date. The Equity Commitment Letter is not subject to any conditions or other contingencies other than as expressly set forth therein. The Parent Parties have paid any and all commitment fees and other fees in connection with the Equity Commitment Letter that are required to be paid prior to the date hereof and the Parent Parties will, directly or indirectly, continue to pay in full any such amounts required to be paid as and when they become due and payable on or prior to the Closing Date. Neither Parent nor Merger Sub is aware of any fact or occurrence that would reasonably be expected to make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate or that would reasonably be expected to cause the Equity Commitment Letter to be ineffective. Neither Parent nor Merger Sub has any reason to believe that any of the conditions to the financing contemplated by the Equity Commitment Letter will not be satisfied or that the full amount contemplated to be provided, funded or invested pursuant to the Equity Commitment Letter will not be available in full to Parent and Merger Sub on the Closing Date, and neither Parent nor Merger Sub is aware of the existence of any fact or event that would be expected to cause any of the conditions to the financing contemplated by the Equity Commitment Letter not to be satisfied or the full amount of such financing not to be available in full on the Closing Date.

(c)           The Guarantee is in full force and effect, has not been amended or modified, and is a legal, valid, binding and enforceable obligation of the Equity Investors and is enforceable by the Company in accordance with its terms. None of the Equity Investors is in default or breach under the terms and conditions of the Guarantee, and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Guarantee. Each of the Equity Investors has access to sufficient capital to satisfy the amount of its guaranteed obligations under the Guarantee in full.

5.9           Proxy Statement; Schedule 13E-3. None of the information supplied or to be supplied by Parent or Merger Sub or any Specified Stockholder for inclusion or incorporation by reference in the Proxy Statement or in the Schedule 13E-3 will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to the Company’s stockholders and at the time of the Company Meeting, or, in the case of the Schedule 13E-3, on the date the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent or Merger Sub with respect to any statements made or incorporated by reference in the Proxy Statement based on information relating to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

5.10          Solvency. Assuming (a) the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, (b) that the Company and its Subsidiaries, taken as a whole, are solvent immediately prior to the Closing, (c) that all costs estimates, financial or other projects and other predictions of the Company have been prepared in good faith based on assumptions that were and continue, immediately after giving effect to the transactions contemplated hereby, to be reasonable and (d) the accuracy in all respects of the representations and warranties of the Company in Article III, immediately after giving effect to the transactions contemplated by this Agreement, Parent, the Surviving Corporation and each of their respective Subsidiaries, taken as a whole, shall be Solvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or the Company’s Subsidiaries. For purposes of this Agreement, “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the Present Fair Salable Value of its assets will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date, (b) such Person will not have, or have access to, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (c) such Person will be able to pay its debts as they become absolute and mature, in the ordinary course of business, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness, in each case, after giving effect to the transactions contemplated by this Agreement. The term “Solvency” shall have a correlative meaning. For purposes of the definition of “Solvent” (i) “debt” means liability on a “claim” and (ii) “claim” means (A) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured or (B) the right to an equitable remedy for a breach in performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. “Present Fair Salable Value” means the amount that may be realized if the aggregate assets of such Person (including goodwill) are sold as an entirety with reasonable promptness in an arm’s length transaction under present conditions for the sale of comparable business enterprises.

5.11          Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any of the Parent Parties or any of their respective Affiliates.

5.12          No Prior Activities; Ownership of Merger Sub; Certain Agreements. Each of Parent and Merger Sub is a newly formed corporation that was incorporated solely for the purposes of consummating the transactions contemplated by this Agreement. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, neither Parent nor Merger Sub has incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person. Merger Sub is, and will be at the Effective Time, a wholly owned Subsidiary of Parent and Parent owns, and will own at the Effective Time, beneficially and of record all of the outstanding shares of capital stock of, and any other equity interests in, Merger Sub. Except as set forth in Section 5.12 of the Parent Disclosure Schedule, there are no Contracts between any of Parent, Merger Sub, the Equity Investors or any of their respective Affiliates, on the one hand, and any member of the management, officer, director, stockholder or holder of any other security of the Company or any of the Company Subsidiaries (including the Company Warrants), on the other hand, that relate in any way to the Company or any of the Company’s Subsidiaries or the equity securities of the Company or any of the Company’s Subsidiaries (including the Company Warrants) or the transactions contemplated hereby.

5.13          Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company and its Subsidiaries, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents made available by the Company in connection with the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Article IV of this Agreement and the certificate contemplated by Section 7.2(d) and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents, or any their respective assignees or successors or any former, current or future general or limited partner, stockholder or other securityholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing with respect thereto.

5.14          No Other Information. Except for the representations and warranties contained in this Article V, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company. None of Parent, Merger Sub or any other Person will have or be subject to any liability to the Company or other Person resulting from the distribution to the Company, or the Company’s use of, any such information, including any information, documents, projections, forecasts or other materials made available to the Company or their Representatives in expectation of the transactions contemplated by this Agreement.

Article VI
COVENANTS

6.1           Access to Information.

(a)           Prior to the Closing Date and subject to applicable Laws (including any applicable COVID-19 Measures) and Section 6.10, the Company shall, and shall cause each of its Subsidiaries to, provide Parent and its Representatives such access to the officers, employees, properties, offices, businesses, operations and other facilities of the Company and its Subsidiaries and such examination of the books and records, work papers (subject to entering into a customary agreement with the Company’s accountants to access such work papers) and other documents (including existing financial and operating data) of the Company and its Subsidiaries as Parent reasonably requests solely in furtherance of Parent’s efforts to consummate the transactions contemplated by this Agreement. Any such access and examination shall be conducted on reasonable advance written notice, during regular business hours and shall be subject to restrictions under applicable Law. The Company shall, and shall cause the Representatives of the Company and its Subsidiaries to, reasonably cooperate with Parent and Parent’s Representatives in connection with such access and examination, and Parent and its Representatives shall reasonably cooperate with the Company and its Subsidiaries and their respective Representatives and shall use commercially reasonable efforts to minimize any disruption to the business. Notwithstanding anything herein to the contrary, no such access or examination shall be permitted (i) to the extent that (A) it would unreasonably disrupt the operations of the Company or any of its Subsidiaries or (B) the Company reasonably determines, based upon the advice of outside legal counsel, that it would jeopardize or require the Company or any of the Company’s Subsidiaries to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which the Company or any of the Company’s Subsidiaries is bound; provided, however, that in the event the Company or any of its Subsidiaries asserts that such access and examination will not be permitted under clauses (A) or (B), the Company and its Subsidiaries shall use commercially reasonably efforts to design and implement alternative disclosure arrangements to enable Parent and its Representatives to access and examine any such information without jeopardizing or requiring the Company or any of the Company’s Subsidiaries to disclose information subject to attorney-client privilege or that conflicts with any confidentiality obligations to which the Company or any of the Company’s Subsidiaries is bound, including requesting (but not being required to obtain) a waiver of any such confidentiality obligations upon Parent’s reasonable prior written request, or (ii) to the extent relating to the consideration or negotiation (as applicable) of this Agreement or any of the transactions contemplated hereby (including any adjustments to the terms and conditions of this Agreement proposed by the Parent Parties pursuant to Section 6.3), any Acquisition Proposal or any Intervening Event (in each case, except to the extent required by Section 6.3, in which case such access shall be governed by Section 6.3). Notwithstanding anything to the contrary contained herein, prior to the Closing, (X) without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), the Parent Parties shall not, and shall cause their respective Representatives not to, contact any employee, consultant, supplier, customer, independent contractor, landlord, lessor, bank, any person with whom the Company or any of the Company’s Subsidiaries have or have had a business relationship or other lender or Representative of or to the Company or any of the Company’s Subsidiaries with respect to the transactions contemplated by this Agreement (provided that the Company shall have the right to have one or more Representatives present during any such contact in the event that it consents to such contact) and (Y) Parent shall have no right to perform invasive or subsurface investigations of or to conduct any environmental sampling at any of the properties or facilities of the Company or any of the Company’s Subsidiaries. The Company makes no representation or warranty as to the completeness or accuracy of any information (if any) provided pursuant to this Section 6.1 and none of the Parent Parties may rely on the accuracy of any such information, in each case other than as expressly set forth in the Company’s representations and warranties contained in Article IV; provided that no investigation pursuant to this Section 6.1 by any of the Parent Parties or their respective Representatives shall be deemed to modify any of the Company’s representations and warranties contained in Article IV. Notwithstanding anything herein to the contrary, nothing in this Section 6.1(a) shall be deemed to limit or restrict any right to access or communicate which NEA 18 Venture Growth Equity, L.P., New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P., New Enterprise Associates 15, L.P., NEA 15 Opportunities Fund, NEA BH SPV or NEA BH SPV II (collectively, the “NEA Stockholders”) or any of their respective Affiliates or any such member of the Company Board may otherwise be entitled in such Person’s capacity as a securityholder of the Company or director of the Company, as the case may be, (1) pursuant to the Company’s organizational and governing documents or any Contract between any such Person and the Company or under applicable Law or (2) otherwise in a manner consistent with past practice and, for the avoidance of doubt, not with respect to the transactions contemplated by this Agreement unless in compliance with clause (X) of the fifth sentence of this Section 6.1(a).

(b)           Each of the Parent Parties acknowledges that the information provided to the Parent Parties or any of their Representatives in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the confidentiality agreement between NEA Management Company, LLC and the Company, dated as of July 5, 2024 (as amended from time to time, the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. The Confidentiality Agreement shall terminate at the Effective Time.

6.2           Conduct of the Business Pending the Closing.

(a)           Except as contemplated or required by this Agreement, as set forth on Section 6.2(a) or Section 6.2(b) of the Company Disclosure Schedule, as required by applicable Law or with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, the Company shall conduct its business, and shall cause each of the Company’s Subsidiaries to conduct their respective businesses, in all material respects in the ordinary course of business (it being acknowledged and agreed that the Company or any of its Subsidiaries may take (or omit to take) any action in order to respond to the impact of COVID-19 or comply with any applicable COVID-19 Measures and any action taken, or omitted to be taken, that relates to, or arises out of, COVID-19 or compliance with any applicable COVID-19 Measures shall be deemed to be in the ordinary course of business) and the Company shall, and shall cause each of the Company’s Subsidiaries to, use commercially reasonable efforts to (A) preserve intact in all material respects its and their present business organizations, material assets and material properties, and (B) preserve in all material respects its and their present relationships with their customers and suppliers.

(b)           Except as contemplated or required by this Agreement, as set forth on Section 6.2(a) or Section 6.2(b) of the Company Disclosure Schedule, as required by applicable Law or in order to respond to the impact of COVID-19 or comply with any applicable COVID-19 Measures, or with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall cause each of the Company’s Subsidiaries not to:

(i)           issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its equity securities or any option, warrant or other right to acquire or receive any shares of its equity securities, or redeem, purchase or otherwise acquire any equity securities, other than (A) (1) grants of Company Options, Company RSUs or Company PSUs permitted under the Company Benefit Plans in the ordinary course of business and subject to the limitations set forth in Section 6.2(b)(i)(A)(1) of the Company Disclosure Schedule or (2) issuances of equity securities upon the exercise, vesting or settlement of Company Options, Company RSUs or Company PSUs outstanding as of the date hereof or thereafter issued or granted in compliance with this Section 6.2 (B) issuances of equity securities upon the exercise or settlement of any Company Warrant outstanding as of the date hereof or thereafter issued in compliance with this Section 6.2, (C) issuances of any equity interests to the Company or any wholly owned Subsidiary of the Company or transfers, redemptions, purchases or other acquisitions of equity interests in any wholly owned Subsidiary of the Company solely to or by the Company or another wholly owned Subsidiary of the Company and (D) the grant of any Liens to secure obligations of the Company or any of its Subsidiaries in respect of any indebtedness permitted under clause (iv) of this Section 6.2(b);

(ii)          split, combine, subdivide, adjust, amend or reclassify or otherwise change any terms of, or redeem, purchase or otherwise acquire, or otherwise offer to redeem, purchase or otherwise acquire, any of its equity interests in the Company or any of its Subsidiaries (other than in the case of wholly owned Subsidiaries of the Company);

(iii)          adopt a plan or agreement of complete or partial liquidation or dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than any such actions solely with respect to wholly owned Subsidiaries of the Company where no third party owns equity interests of such Subsidiary after such action);

(iv)         create, incur, assume or otherwise be liable with respect to, or modify the terms of, any indebtedness for borrowed money in an amount in excess of $2,000,000 individually or $10,000,000 in the aggregate, excluding (A) intercompany indebtedness or (B) contracted indebtedness pursuant to, and guarantees and letters of credit permitted by, the terms of the Credit Agreements;

(v)          amend in any material respect (A) the certificate of incorporation or bylaws of the Company or (B) other similar organizational documents of each of the Company’s Subsidiaries, except, in the case of Subsidiaries, for amendments that would not be adverse to the Company or adversely impact (or delay or impede the consummation of) the transactions contemplated hereby;

(vi)         other than in transactions among wholly owned Subsidiaries of the Company, sell, lease, license, allow the expiration or lapse of (with respect to material Company Intellectual Property), encumber (in each case other than Liens securing indebtedness permitted under clause (iv) of this Section 6.2(b) or Permitted Liens) or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any entity, business or assets (other than dispositions of assets in the ordinary course of business consistent with past practice and that are not individually or in the aggregate material to the Company Group) for a purchase price or, if no purchase price is received, with a value, in excess of $2,000,000 individually or $5,000,000 in the aggregate;

(vii)         merge, combine or consolidate the Company or any of its Subsidiaries with and into any other Person, other than, in the case of any Subsidiary of the Company, to effect any acquisition permitted by clause (ix) of this Section 6.2(b) or any disposition permitted by clause (vi) of this Section 6.2(b) and other than transactions solely among wholly owned Subsidiaries of the Company where no third party owns equity interests of such Subsidiary after such action;

(viii)       declare, authorize, establish a record date for, set aside or pay any dividends or make any distribution with respect to any outstanding units, shares or other equity interests (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except dividends and distributions paid or made (x) by any of the Company’s wholly owned Subsidiaries to the Company or another wholly owned Subsidiary of the Company or (y) by any of the Company’s non-wholly owned Subsidiaries solely to the extent required to be paid or made and in accordance with the organizational documents of such non-wholly owned Subsidiary made available to Parent prior to the date hereof;

(ix)          acquire (by merger, consolidation, purchase of stock or assets or otherwise) any entity, business or assets that constitute a business or division of any Person or make any investments in or loans or capital contributions to any other Person (other than (w) investments in or loans or capital contributions to the Company or any of its wholly owned Subsidiaries, (x) acquisitions of inventory, raw materials and other property in the ordinary course of business, (y) advances to employees for expenses in the ordinary course of business or (z) transactions solely among wholly owned Subsidiaries of the Company), in each case, for an amount in excess of $2,000,000 individually or $5,000,000 in the aggregate;

(x)           except as required by any Company Benefit Plan, (A) increase in any material respect the compensation or severance benefits of any director, officer, individual independent contractor or employee of the Company or any of its Subsidiaries (other than physicians), except (1) increases in salaries and wages of employees of the Company and its Subsidiaries as part of annual merit increases made in the ordinary course of business to employees with an annual base salary of less than $400,000, (2) payment of accrued or earned but unpaid commissions, and (3) bonus payments made (and determined) in the ordinary course of business, (B) adopt any new employee benefit plan or arrangement (including any arrangement providing for severance, change of control, transaction, retention, termination or similar compensation or benefits) or materially amend, modify or terminate any existing Company Benefit Plan, other than (1) as would not materially increase the cost to the Company or its Subsidiaries or (2) offer letters that are entered into in the ordinary course of business consistent with past practice with newly hired employees and that do not provide for any severance benefits, change in control, transaction, retention, termination or similar compensation or benefits or other compensation or benefits not generally provided to all similarly situated employees, (C) hire or terminate the employment or services of any employee of the Company and its Subsidiaries (other than physicians) with an annual base salary in excess of $400,000, other than a termination for cause or due to permanent disability or in the case of a replacement hire for a resignation or termination for cause or due to permanent disability, (D) adopt or enter into any collective bargaining agreement or other labor union contract, or (E) take any action to accelerate the vesting, payment or funding of any material compensation or benefit under any Company Benefit Plan or otherwise;

(xi)           (A) make (except in the ordinary course of business), change or revoke any material Tax election, (B) adopt or change any annual Tax accounting period, (C) adopt or change any material method of Tax accounting, (D) file any amendment to any material Tax Return, (E) enter into any closing agreement with respect to any material Tax, (F) settle or compromise any material Tax claim with a Taxing Authority, (G) agree or consent to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Taxes, or (H) surrender any right to claim a material Tax refund;

(xii)         other than in the ordinary course of business (A) on terms that are not adverse in any respect to the Company, terminate, or modify or amend in any material respect in a manner adverse to the Company or any of its Subsidiaries, or waive any material rights of the Company or any of its Subsidiaries under any Material Contract (other than any Material Contract of the type referred to in clause (i), (viii), (ix), (x), (xiv) or (to the extent related to the foregoing) (xvi) of Section 4.11(a)) or (B) enter into any new Contract that would be a Material Contract (other than any Material Contract of the type referred to in clause (i), (viii), (ix), (x), (xiv) or (to the extent related to the foregoing) (xvi) of Section 4.11(a)) if entered into prior to the date hereof;

(xiii)        enter into any new line of business material to the Company and its Subsidiaries;

(xiv)        announce, implement or effect any reduction in force, layoff, or other program resulting in the termination of employees of the Company or its Subsidiaries, in each case, that would trigger requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988 or any similar foreign, state or local Law;

(xv)         compromise, settle, release, waive or discharge, or agree, offer or propose to compromise, settle, release, waive or discharge, (A) any Action or threatened Action involving or against the Company or any of its Subsidiaries that results in a payment obligation (net of insurance proceeds) of the Company or any of its Subsidiaries in excess of $1,500,000 individually or $5,000,000 in the aggregate, or that imposes any material restrictions or material limitations upon the assets, operations or business of the Company or any of its Subsidiaries or material equitable or injunctive remedies or the admission of any criminal wrongdoing (in each case, excluding any Action or threatened Action (x) relating to Tax matters, which are solely covered by clause (xi) of this Section 6.2(b), or (y) involving or against any Company Insurance Subsidiary in the ordinary course of business) or (B) any Action or threatened Action (excluding any Action or threatened Action relating to Taxes) that relates to the transactions contemplated hereby;

(xvi)        make any material change in the Company’s financial accounting policies, practices, methods or procedures, other than as required by GAAP or Regulation S-X of the Exchange Act, or under applicable Law;

(xvii)      fail to use commercially reasonable efforts to maintain in full force and effect existing material insurance policies of the Company or any of its Subsidiaries customarily carried by Persons conducting a business similar to that of the Company Group; provided, however, that in the event of a termination, cancellation or lapse of any such insurance policy, the Company shall use commercially reasonable efforts to promptly obtain replacement policies providing substantially comparable insurance; or

(xviii)     agree in writing or otherwise to take any of the foregoing actions prohibited by this Section 6.2(b).

(c)           Each of the Parent Parties acknowledges and agrees that: (i) nothing contained in this Agreement shall give any Parent Party, directly or indirectly, the right to control or direct the operations of the Company or any of the Company’s Subsidiaries prior to the Effective Time, (ii) prior to the Effective Time, the Company and the Company’s Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations, (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of any Parent Party shall be required with respect to any matter set forth in this Section 6.2 or elsewhere in this Agreement to the extent the requirement of such consent would violate any Law and (iv) notwithstanding anything to the contrary set forth in this Agreement, nothing herein shall prevent the Company or any of the Company’s Subsidiaries from taking or failing to take any action, including the establishment of any policy, procedure or protocol, in response to COVID-19 or any COVID-19 Measures and (A) no such actions or failure to take such actions shall be deemed to violate or breach this Agreement in any way, (B) all such actions or failure to take such actions shall be deemed to constitute an action taken in the ordinary course of business and (C) no such actions or failure to take such actions shall serve as a basis for any Parent Party to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied.

(d)           Each of the Parties agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, it shall not, and shall cause its Affiliates not to, directly or indirectly, take any action (including any action with respect to a third party) that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement or its ability to satisfy its obligations hereunder, or otherwise engage in any business activities or incur any liabilities or obligations other than as expressly contemplated by this Agreement.

(e)           Notwithstanding anything to the contrary in this Agreement, in the event that the Closing does not occur on or prior to the Outside Date, this Section 6.2 shall automatically terminate and be of no further force or effect, regardless of whether this Agreement has been terminated pursuant to Article VIII on the Outside Date.

6.3           Go Shop; No Solicitation.

(a)           Go Shop. Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 12:01 a.m. New York City time on January 23, 2025 (the “No-Shop Period Start Date”), the Company and its Representatives shall have the right to (i) solicit, seek, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any Acquisition Proposal or any proposal, Inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) provide information (including non-public information and data) relating to the Company Group and afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group to any Person (and/or its Representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly provide to the Parent Parties and their Representatives, prior to or substantially concurrently with the time such non-public information or data is provided to such other Person or its Representatives, access to any non-public information or data that is provided to any Person given such access that was not previously made available to the Parent Parties or their Representatives, (iii) engage in, enter into, continue or otherwise participate in, any discussions or negotiations with any Person (and/or its Representatives, including potential financing sources) with respect to any Acquisition Proposal or Inquiry and (iv) cooperate with or assist or participate in or facilitate any Acquisition Proposal or any Inquiry or any effort or attempt to make any Acquisition Proposal, including granting a waiver, amendment or release under any standstill or similar provision to the extent necessary to allow for a confidential Acquisition Proposal or amendment to a confidential Acquisition Proposal to be made to the Company.

(b)           No Solicitation. Except as expressly permitted by Section 6.3(c) or as it may relate to any Excluded Party, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the consummation of the Closing, the Company shall not (and shall cause its Subsidiaries, and the Managed Practices and their respective directors and officers not to and shall use reasonable best efforts to cause their other respective Representatives not to) directly or indirectly, (i) solicit, initiate, or knowingly encourage or facilitate any Inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) provide to any Person (other than the Parent Parties and their respective Representatives) any non-public information or data relating to the Company Group or afford to any Person (other than the Parent Parties and their respective Representatives) access to the properties, assets, books, records or other non-public information or data, or to any personnel, of the Company Group, in any such case, with the intent to induce the making, submission or announcement of, or to knowingly encourage or facilitate, an Acquisition Proposal or Inquiry or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (iii) participate or engage in discussions, communications or negotiations with any Person (other than the Parent Parties and their respective Representatives) in a manner that would reasonably be expected to lead to an Acquisition Proposal. Except as required by applicable Law and subject to the provisions of this Section 6.3, on the No-Shop Period Start Date, the Company shall (and shall cause its Subsidiaries, the Managed Practices and their respective directors and officers to and shall use reasonable best efforts to cause their other respective Representatives to) immediately cease any and all then-existing solicitation, discussions or negotiations with any Person (other than the Parent Parties and any of their respective Representatives or any Excluded Party or any of its Representatives) (or provision of any non-public information or data to any such Person) with respect to any Inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. No later than the first Business Day following the No-Shop Period Start Date, the Company shall (x) request any Person (other than any Excluded Party) who has previously executed a confidentiality agreement in connection with such Person’s consideration of a potential transaction contemplated by the definition of Acquisition Proposal to promptly return or destroy in accordance with the terms of such confidentiality agreement all confidential information concerning the Company Group made available to such Person (other than any such confidentiality agreement in respect of which a “return or destroy” request was previously made) and (y) if any physical or electronic data room relating to a possible Acquisition Proposal by any Person (other than any Excluded Party) has been established, terminate access by such Person and its Representatives to such data room. Notwithstanding anything to the contrary herein, from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the consummation of the Closing, the Company may grant or consent to a waiver, amendment or release under any standstill or confidentiality agreement to allow a confidential Acquisition Proposal to be made to the Company Board (or any committee thereof) or the Special Committee, in each case, solely to the extent that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law, so long as the Company promptly notifies Parent thereof after granting or consenting to such waiver, amendment or release. Notwithstanding anything in this Agreement to the contrary and notwithstanding the occurrence of the No-Shop Period Start Date, from and after the No-Shop Period Start Date and until the receipt of the Company Stockholder Approval, the Company may continue to engage in the activities described in Section 6.3(a) with respect to any Excluded Party, including with respect to any amended proposal or offer submitted by an Excluded Party following the No-Shop Period Start Date, and the restrictions in this Section 6.3(b) shall not apply with respect thereto; provided that from and after the receipt of the Company Stockholder Approval, the restrictions contemplated by this Section 6.3(b) shall apply to Excluded Parties and all other third parties.

(c)           Acquisition Proposals. Notwithstanding anything to the contrary set forth in this Section 6.3, if, at any time from and after the No-Shop Period Start Date until the Company’s receipt of the Company Stockholder Approval, (x) the Company receives a bona fide written Acquisition Proposal from any Person that did not result, directly or indirectly, from a material breach by the Company of its obligations under this Section 6.3 and (y) the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and the failure to take the actions described in the following clauses (i) and (ii) would be inconsistent with its fiduciary duties pursuant to applicable Law, then the Company Group and the Company Board (or a committee thereof) or the Special Committee, as applicable, may, directly or indirectly, through one or more of their Representatives, in response to such Acquisition Proposal, (i) enter into an Acceptable Confidentiality Agreement with such Person that has made or delivered such Acquisition Proposal and (ii) pursuant thereto, participate or engage in discussions or negotiations with, furnish any non-public information or data relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information or data, or to any personnel, of the Company Group to, such Person and/or any of its Representatives; provided that the Company shall prior to or substantially concurrently with the time such non-public information or data is provided to such Person or its Representatives provide to the Parent Parties and their Representatives access to any non-public information or data that is provided to any Person given such access that was not previously made available to the Parent Parties or their Representatives.

(d)           No Entry into an Alternative Acquisition Agreement. Except as provided by Section 6.3(f), during the period commencing on the date hereof and continuing until the earlier of the valid termination of this Agreement pursuant to Article VIII and the consummation of the Closing, neither the Company Board (or a committee thereof) nor the Special Committee shall cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(c) (any of the foregoing, an “Alternative Acquisition Agreement”), or publicly propose or agree to any of the foregoing.

(e)           No Company Board Recommendation Change. Except as provided by Section 6.3(f), during the period commencing on the date hereof and continuing until the earlier of the valid termination of this Agreement pursuant to Article VIII and the consummation of the Closing neither the Company Board (acting upon the recommendation of the Special Committee) nor the Special Committee may (i) withhold, withdraw, amend, qualify or modify, or resolve to or publicly propose to withhold, withdraw, amend, qualify or modify, the Special Committee Recommendation or the Company Board Recommendation in a manner adverse to Parent; (ii) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal or submit any Acquisition Proposal to a vote of the stockholders of the Company; (iii) fail to publicly reaffirm the Special Committee Recommendation or the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that neither the Special Committee nor the Company Board will have any obligation to make such reaffirmation on more than one occasion pursuant to this clause (iii)); (iv) make any recommendation or public statement in connection with a tender or exchange offer for equity securities of the Company or publicly disclosed Acquisition Proposal, or fail to publicly reaffirm the Special Committee Recommendation or the Company Board Recommendation after the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of a tender or exchange offer for equity securities of the Company or publicly disclosed Acquisition Proposal, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board or the Special Committee to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication which is not otherwise a Company Board Recommendation Change) (it being understood that the Company Board or the Special Committee may refrain from taking a position with respect to any such offer until the close of business on the date that is ten (10) Business Days after the commencement thereof without violating this Section 6.3(e)); or (v) fail to include the Special Committee Recommendation or the Company Board Recommendation in the Proxy Statement (any action described in clauses (i) through (v), a “Company Board Recommendation Change”); provided, however, that none of (A) the private determination by the Special Committee that an Acquisition Proposal constitutes a Superior Proposal or (B) the delivery by the Company to Parent of any notice in compliance with Section 6.3(f) or Section 6.3(g) will, in and of itself, constitute a Company Board Recommendation Change.

(f)           Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval:

(i)           The Company Board (acting upon the recommendation of the Special Committee) or the Special Committee may effect a Company Board Recommendation Change in response to any material event, fact, circumstance, development or occurrence that (A) was not known to, or reasonably foreseeable by, the Company Board or the Special Committee as of the date hereof and (B) does not involve or relate to (1) the receipt, existence or terms of any Acquisition Proposal (or any proposal or Inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal), (2) changes, in and of themselves, in the market price or trading volume of the shares of Company Common Stock or the credit rating of the Company or any of its Subsidiaries (it being understood that the facts or circumstances underlying such changes may be considered an Intervening Event to the extent otherwise satisfying the requirements of this definition) or (3) the fact, in and of itself, that the Company meets, exceeds, or fails to meet in any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period (it being understood that the facts or circumstances underlying such results may be considered an Intervening Event to the extent otherwise satisfying the requirements of this definition) (each such event, an “Intervening Event”), if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law (it being understood that any such determination in and of itself shall not be deemed a Company Board Recommendation Change), and if:

(A)           the Company has provided prior written notice to Parent at least four (4) Business Days (the “Event Notice Period”) in advance thereof that the Company Board or the Special Committee intends to effect a Company Board Recommendation Change pursuant to this Section 6.3(f)(i), which notice shall specify the basis for such Company Board Recommendation Change (it being agreed that any material change to the facts and circumstances relating to such Intervening Event shall require a new written notice from the Company; provided that for purposes of any new notice, the reference to “four (4) Business Days” in this Section 6.3(f)(i)(A) shall be deemed to be “two (2) Business Days”);

(B)           prior to effecting such Company Board Recommendation Change, the Company, during the Event Notice Period, has (1) negotiated, or caused its Representatives to negotiate, with the Parent Parties and their Representatives in good faith (to the extent that the Parent Parties have requested to so negotiate) to allow the Parent Parties to offer such adjustments to the terms and conditions of this Agreement so that the failure to make such a Company Board Recommendation Change in response to such Intervening Event would no longer be inconsistent with the directors’ exercise of their fiduciary duties pursuant to applicable Law and (2) taken into account any adjustments to the terms and conditions of this Agreement proposed by the Parent Parties and other information provided by the Parent Parties in response to the notice described in Section 6.3(f)(i)(A), in each case, that are offered in writing by the Parent Parties no later than 11:59 p.m. New York City time on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the Parties if accepted by the Company; and

(C)           following such Event Notice Period, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee, after consultation with its financial advisor and outside legal counsel and taking into account the Parent Parties’ proposed revisions to the terms and conditions of this Agreement, shall have determined that the failure of the Company Board or the Special Committee to make such a Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law.

(ii)           If the Company has received a bona fide written Acquisition Proposal from any Person that did not result, directly or indirectly, from a material breach by the Company of this Section 6.3 that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has concluded in good faith, after consultation with its independent financial advisor and outside legal counsel, constitutes a Superior Proposal (it being understood that any such conclusion in and of itself shall not be deemed a Company Board Recommendation Change), then the Company Board or the Special Committee may (x) effect a Company Board Recommendation Change with respect to such Superior Proposal or (y) authorize the Company to terminate this Agreement pursuant to Section 8.1(g) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that neither the Company Board (or any committee thereof) nor the Special Committee shall take any action described in the foregoing clauses (x) or (y) unless:

(A)           (x) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board or the Special Committee (1) has received a bona fide Acquisition Proposal that has not been withdrawn, (2) has concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal and (3) intends to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 6.3(f)(ii) and Section 8.1(g) absent any revision to the terms and conditions of this Agreement, which notice shall specify the identity of the Person or “group” of Persons making such Acquisition Proposal and the material terms and conditions thereof, and (y) prior to effecting such Company Board Recommendation Change or such termination, the Company, during the Proposal Notice Period, has (1) negotiated, or caused its Representatives to negotiate, with the Parent Parties and their Representatives in good faith (to the extent that the Parent Parties have requested to so negotiate) to allow the Parent Parties to offer such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal and (2) taken into account any adjustments to the terms and conditions of this Agreement proposed by the Parent Parties during the Proposal Notice Period, in each case, that are offered in writing by the Parent Parties no later than 11:59 p.m. New York City time on the last day of the Proposal Notice Period; provided, however, that in the event of any material modification (including any revision or amendment to the financial terms) to such Acquisition Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.3(f)(ii)(A) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice shall be two (2) Business Days).

(B)           following such Proposal Notice Period, the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have concluded in good faith, after consultation with its independent financial advisor and outside legal counsel and taking into account the Parent Parties’ proposed revisions to the terms and conditions of this Agreement, that such Acquisition Proposal continues to constitute a Superior Proposal;

(C)           in the event of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company shall have validly terminated this Agreement in accordance with Section 8.1(g); and

(D)           the Company and its Subsidiaries and their respective Representatives have materially complied with their obligations pursuant to this Section 6.3 with respect to such Acquisition Proposal.

(g)           Notice. The Company shall, as promptly as reasonably practicable (and in any event within twenty-four (24) hours), notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives has received any (A) Acquisition Proposal on or following the date hereof, (B) material revision to the terms and conditions of any Acquisition Proposal required to be disclosed pursuant to the foregoing clause (A) or (C) Inquiry, offer, proposal or request for non-public information or discussions on or following the date hereof that would reasonably be expected to lead to an Acquisition Proposal. Such notice shall include (1) the identity of the Person making such Acquisition Proposal or such Inquiries, offers or proposals, (2) a summary of the material terms and conditions of such Acquisition Proposal or such Inquiries, offers or proposals and (3) unredacted copies of such Acquisition Proposal, Inquiry, offer or proposal (to the extent in writing) and unredacted copies of any other written materials relating to the terms and conditions of such Acquisition Proposal, Inquiry, offer or proposal (including any such materials provided by the Company, any of its Subsidiaries or any of their Representatives in response thereto). The Company agrees that it and its Subsidiaries will not enter into any agreement with any Person subsequent to the date of hereof which prohibits the Company from complying with this Section 6.3(g).

(h)           Certain Disclosures. Notwithstanding anything in this Agreement to the contrary, nothing herein shall prohibit the Company or any of its Subsidiaries or the Company Board (or a committee thereof) or the Special Committee from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) or the Special Committee to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (iii) making any disclosure to stockholders of the Company that the Company Board (or a committee thereof) or the Special Committee determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with applicable Law, regulation or stock exchange rule or listing agreement. It is understood and agreed that, for purposes of this Agreement, a factually accurate required public statement by the Company or the Company Board (or a committee thereof) or the Special Committee that solely describes the receipt of an Acquisition Proposal received in accordance with this Agreement, the identity of the Person or group making such Acquisition Proposal, the material terms of such Acquisition Proposal or the operation of this Agreement with respect thereto shall not be deemed to be a Company Board Recommendation Change, provided that such public statement expressly states that the Company Board Recommendation has not changed.

6.4           Proxy Statement; Schedule 13E-3.

(a)           As promptly as practicable after the date of this Agreement, and in any event no later than twenty (20) Business Days after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the solicitation of proxies from the Company’s stockholders for the approval and adoption of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”) and the Company and Parent shall jointly prepare and file with the SEC a Rule 13E-3 Transaction Statement on Schedule 13E-3 relating to the approval and adoption of this Agreement by the Company’s stockholders (as amended or supplemented from time to time, the “Schedule 13E-3”). The Company shall seek to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing and mailed to the Company’s stockholders as promptly as reasonably practicable after such clearance; provided, however, that, notwithstanding anything to the contrary in this Agreement, in no event shall the Proxy Statement be required to be filed in definitive form or mailed to the Company’s stockholders prior to the No-Shop Period Start Date.

(b)           Unless the Company Board (acting at the direction of the Special Committee) or the Special Committee has made a Company Board Recommendation Change in accordance with Section 6.3(f), the Company shall include in the Proxy Statement the Company Board Recommendation. Unless the Company Board (acting at the direction of the Special Committee) or the Special Committee has made a Company Board Recommendation Change in accordance with Section 6.3(f), the Company shall use commercially reasonable efforts to solicit proxies from its stockholders to obtain the Company Stockholder Approval.

(c)           Parent and Merger Sub shall cooperate in the preparation of the Proxy Statement and the Schedule 13E-3 and shall promptly provide to the Company all information regarding Parent or Merger Sub or any of their respective affiliates that is required by applicable Law in connection with the preparation and filing of the Proxy Statement and the Schedule 13E-3 and, in each case, any amendment or supplement thereto. The Company shall use reasonable best efforts to ensure that the Proxy Statement complies as to form in all material respects with the requirements of the Exchange Act and other applicable Law, and each of the Parties shall use reasonable best efforts to ensure that the Schedule 13E-3 complies as to form in all material respects with the requirements of the Exchange Act and other applicable Law. Each of the Company, Parent and Merger Sub shall correct any information provided by it for use in the Proxy Statement or any Schedule 13E-3 as promptly as reasonably practicable upon becoming aware that such information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Each of the Company, Parent and Merger Sub shall promptly notify the other Parties of the receipt of any comments of the SEC with respect to the Proxy Statement or the Schedule 13E-3 and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide the other Parties with copies of all material written correspondence between such Party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Schedule 13E-3. Subject to any restrictions or requirements under applicable Law, the Company and its Representatives, on the one hand, and the Parent Parties and their Representatives, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement or the Schedule 13E-3 without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will include all reasonable additions, deletions or changes thereto timely requested by the other Parties or their respective legal counsel. The Company, Parent and Merger Sub shall each use commercially reasonable efforts to promptly provide responses to the SEC with respect to all comments of the SEC or it staff received on the Proxy Statement or the Schedule 13E-3. Prior to filing the Proxy Statement or the Schedule 13E-3 with the SEC or responding to any comments of the SEC or its staff with respect thereto, each of the Company, Parent and Merger Sub, as applicable, shall (i) provide the other Parties and their respective legal counsel with a reasonable opportunity to review and comment on such document or response (it being understood that each Party shall provide any such comments promptly) and (ii) include all reasonable additions, deletions or changes thereto proposed in good faith by any other Party or its legal counsel.

(e)           If any event occurs with respect to the Company or its Subsidiaries, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement or the Schedule 13E-3, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, the Company shall notify Parent of such event or change, and the Company and Parent shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement or the Schedule 13E-3 and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders.

(f)           If any event occurs with respect to Parent or Merger Sub or their affiliates, or any change occurs with respect to other information supplied by Parent or Merger Sub for inclusion in the Proxy Statement or the Schedule 13E-3, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, Parent shall promptly notify the Company of such event or change, and Parent and the Company shall reasonably cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement or the Schedule 13E-3 and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders.

6.5           Company Meeting.

(a)           Subject to the other provisions of this Agreement, the Company shall, in accordance with applicable Law, the rules of the NYSE and the Company’s certificate of incorporation and bylaws, establish a record date (and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith), duly call, give notice of, convene and hold a meeting of the Company’s stockholders (the “Company Meeting”) as promptly as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement. The Company, acting through the Company Board (or a committee thereof) or the Special Committee, shall, subject to Section 6.3, (i) include in the Proxy Statement the Company Board Recommendation, and (ii) use reasonable best efforts to obtain the Company Stockholder Approval, including soliciting proxies from its stockholders to obtain the Company Stockholder Approval; provided that the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee may effect a Company Board Recommendation Change and, following such Company Board Recommendation Change, may fail to use such reasonable best efforts, if it shall have determined in good faith, after consultation with its outside legal counsel, that that the failure to effect a Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Meeting if this Agreement is validly terminated. Without the prior written consent of Parent, the adoption of this Agreement and an advisory vote upon the compensation that the Company’s named executive officers may receive in connection with the Merger shall be the only matters (other than matters of procedure, including adjournment or postponement thereof, and matters required by Law to be voted on by the stockholders of the Company in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Meeting. The Company shall keep Parent informed upon Parent’s reasonable request regarding its solicitation efforts and voting results following the mailing of the definitive Proxy Statement.

(b)           Once the Company Meeting has been scheduled by the Company, the Company shall not adjourn, postpone, reschedule or recess the Company Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that, the Company may adjourn, postpone, reschedule or recess the Company Meeting, without Parent’s consent, (i) to the extent required by applicable Law, the rules and regulations of the NYSE or fiduciary duty, (ii) in response to any request from the SEC or its staff, (iii) if a quorum has not been established, (iv) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company Board or the Special Committee has determined in good faith after consultation with outside legal counsel is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Meeting, (v) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (vi) if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has effected a Company Board Recommendation Change.

6.6           Conditions. Without limiting any other covenant in this Agreement (including the obligations of the Parent Parties set forth in Section 6.8, and as otherwise subject to Sections 6.8(f) and 6.8(g)), which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 6.6, each of the Company, on the one hand, and the Parent Parties, on the other hand, agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws to (a) consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. Subject to appropriate confidentiality protections, each of the Company, on the one hand, and the Parent Parties, on the other hand, shall use commercially reasonable efforts to furnish to the other such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

6.7           Consents. Without limiting the obligations set forth in Section 6.8, each of the Parent Parties and the Company shall use (and the Company shall cause its Subsidiaries to use) commercially reasonable efforts to obtain all consents and approvals from any third party that are necessary, proper and advisable to consummate the Merger and the consents and approvals referred to in Section 4.3 (or on Section 4.3 of the Company Disclosure Schedule) or in Section 5.3 (or on Section 5.3 of the Parent Disclosure Schedule); provided, however, that no Party shall be obligated to pay any (i) costs, fees, or expenses in connection therewith (other than immaterial administrative and/or legal costs and expenses) or (ii) consideration to any third party from whom any such consent or approval is requested under any Contract; provided, further, that each of the Parties acknowledges and agrees that, except as provided in Section 7.1(c), obtaining any such consents and approvals shall not be a condition to the consummation of the transactions contemplated by this Agreement.

6.8           Regulatory Approvals.

(a)           Each of the Company, on the one hand, and the Parent Parties, on the other hand, shall cooperate with one another and use reasonable best efforts to, and cause its Subsidiaries to use reasonable best efforts to, (i) prepare all necessary documentation (including furnishing all information with respect to such Party or any of its Affiliates as is required under applicable Law) to effect promptly all necessary filings with any Governmental Authority and (ii) obtain all consents, waivers and approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement. Each of the Company, on the one hand, and the Parent Parties, on the other hand, shall provide to the other copies of all substantive correspondence between it (or its advisors) and any Governmental Authority relating to the transactions contemplated by this Agreement or any of the matters described in this Section 6.8. Each of the Company, on the one hand, and the Parent Parties, on the other hand, shall keep the other apprised on a prompt basis of the status of matters relating to such consents, approvals authorizations or waivers. The Parent Parties, on the one hand, and the Company, on the other hand, shall promptly inform the other of any substantive oral communication with, and provide copies of substantive written communications with, any Governmental Authority regarding any such filings or otherwise relating to the transactions contemplated by this Agreement. The Company, on the one hand, and the Parent Parties, on the other hand, shall not, and shall cause their respective Subsidiaries not to, independently participate in any meeting or conference call (other than non-substantive scheduling or administrative calls), or engage in any substantive conversation, discussion or negotiation, with any Governmental Authority in respect of any such filings, investigation, or other inquiry relating to the transactions contemplated by this Agreement without giving the other prior notice of the meeting and, to the extent not prohibited by such Governmental Authority or applicable Law, the opportunity to attend and/or participate. In furtherance and not in limitation of the foregoing, subject to Section 6.8(f) and Section 6.8(g), the Parent Parties shall provide, or cause to be provided, as soon as reasonably practicable, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority to the extent customarily provided to such Governmental Authority in connection with filings similar to those made pursuant to this Section 6.8 or historically provided to such Governmental Authorities by the controlling persons of the Company, including information relating to (A) Ultimate Parent or any Parent Party (including any of their directors, officers, employees, partners, members, shareholders or control persons, and including any stockholder of the Company (or affiliate of such stockholder) that has entered into a Rollover Agreement) and (B) Ultimate Parent’s or any Parent Party’s structure, beneficial ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members, shareholders or Affiliates, in each case, including on a pro forma basis assuming the transactions contemplated by this Agreement and by the Rollover Agreements are consummated. Notwithstanding the foregoing, in no event will any Party be required to disclose to any other Party any personally identifiable information (and each Party shall be permitted to redact personally identifiable information from documents shared with the other Parties).

(b)           To the extent permissible under applicable Law, each of the Company, on the one hand, and the Parent Parties, on the other hand, shall consult and cooperate with one another in good faith in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the Competition Laws or in connection with the Required Insurance Approvals, providing to such other Party a reasonable opportunity to comment thereon prior to filing and considering in good faith all reasonable additional, deletions or changes suggested in connection therewith. The Parties may, as they deem advisable, designate any competitively sensitive materials provided to the other under this Section 6.8(b) or any other section of this Agreement as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

(c)           Without limiting the generality of the undertakings pursuant to this Section 6.8, subject to Section 6.8(f) and Section 6.8(g), each of the Company, on the one hand, and the Parent Parties, on the other hand, shall use reasonable best efforts to provide or cause to be provided (including by their “ultimate parent entities” as that term is defined in the HSR Act) as promptly as practicable to any Governmental Authority information and documents requested by such Governmental Authority or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement. Further, Parent shall file, or cause to be filed as promptly as practicable, taking into account the views and input, if any, of and from applicable Governmental Authorities, but in no event later than twenty (20) Business Days after the date hereof, the Required Insurance Approvals, including (A) “Form A Statements”, the “Form A Exemptions” or similar change-of-control applications with the insurance commissioners or other Governmental Authorities in each jurisdiction where required by applicable Law, seeking approval of the Parent Parties’ acquisition of control of the Company and its Subsidiaries, and (B) if required, any pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable Law related to the transactions contemplated hereby. Parent shall be responsible for all filing fees under or in connection with the Required Insurance Approvals and any such other laws or regulations applicable to any of the Parent Parties as well as all fees and expenses of the Company and its Affiliates in responding to any requests for additional information.

(d)           If any objections are asserted with respect to the transactions contemplated hereby under any Competition Law or if any Action is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law, each of the Parent Parties and the Company shall (i) oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the transactions contemplated herein), and/or (ii) take such action as necessary to overturn any regulatory action by any Governmental Authority to prevent or enjoin consummation of this Agreement (and the transactions contemplated herein), including by defending any Action brought by any Governmental Authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Law so as to permit consummation of the transactions contemplated by this Agreement; provided, that Parent, upon consultation with the Company and in consideration of the Company’s views in good faith, and without limiting the obligations of the Parent Parties set forth in this Section 6.8, shall be entitled to direct the defense of this Agreement and the transactions contemplated hereby before any Governmental Authority and to take the lead in the scheduling of, and strategic planning for, any meetings with, and the conducting of negotiations with Governmental Authorities, in each case, with respect to the foregoing clauses (i) and (ii).

(e)           Notwithstanding anything herein to the contrary, the Parent Parties shall, and shall cause their respective Subsidiaries to, take all actions necessary to avoid or eliminate each and every impediment under any Competition Law or any other applicable Law related to the Required Insurance Approvals so as to enable the consummation of the transactions contemplated hereby, including the Merger, to occur as soon as reasonably possible (and in any event no later than the Outside Date), including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of businesses, product lines or assets of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries), (ii) terminating existing relationships, contractual rights or obligations of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries), (iii) terminating any venture or other arrangement of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries) and (iv) otherwise taking or committing to take actions that after the Closing Date would limit the Parent’s, Merger Sub’s or any of their respective Subsidiaries’ (including the Surviving Corporation’s and its Subsidiaries’) freedom of action with respect to, or its ability to retain, one or more of the businesses, product lines or assets of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries), in each case, as may be required in order to enable the consummation of the transactions contemplated hereby, including the Merger, to occur as soon as reasonably possible (and in any event no later than the Outside Date) and to otherwise avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the transactions contemplated hereby, including the Merger, and in that regard the Parent Parties shall, and shall cause their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries) to, agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to Parent’s, Merger Sub’s or any of their respective Subsidiaries’ (including the Surviving Corporation’s and its Subsidiaries’) ability to retain any of the businesses, product lines or assets of Parent, Merger Sub or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries).

(f)           Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of their respective Affiliates shall be obligated to take or refrain from taking, or to agree to Parent, Merger Sub, the Company or any of their Subsidiaries or their respective Affiliates taking or refraining from taking, any action, or to agree to become subject to any restriction, condition, limitation or requirement, or to agree to any modification of this Agreement or to any of the transactions contemplated by this Agreement that, individually or together with all other such actions, restrictions, conditions, limitations or requirements, in each case, imposed by a Governmental Authority would, or would reasonably be expected to, (i) have a Company Material Adverse Effect or a material adverse effect on the business or assets, liabilities, properties, operations, results of operations or condition (financial or otherwise) of Parent, Merger Sub and their respective Affiliates, taken as a whole, or (ii) require Parent, Merger Sub, the Company or any of their respective Affiliates to contribute a material amount of capital, maintain certain material risk based capital levels or enter into any material guarantee, “keepwell” or capital maintenance arrangements (it being acknowledged and agreed that the Company’s current risk based capital requirements and guarantee, “keepwell” and capital maintenance obligations are not, in and of themselves material) (each, a “Burdensome Condition”). Without the prior written of Parent, the Company shall not (and shall cause its Subsidiaries not to) take any action or agree with a Governmental Authority to the taking or refraining from any action or accept any limitation, action, restriction, condition or requirement that, individually or in the aggregate, would or would be reasonably expected to, result in or constitute a Burdensome Condition.

(g)           Each of the Parent Parties agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, it shall not, and shall cause its Subsidiaries not to, directly or indirectly, acquire (whether directly or indirectly, and whether by merger or consolidation, purchase of equity interests or assets, or otherwise), or agree to so acquire, any business of any Person if such business competes directly or indirectly in any material line of business of the Company or any of its Subsidiaries which acquisition, or agreement with respect to such acquisition, would, or would reasonably be expected to, individually or in the aggregate, (i) impose a material delay in obtaining, or increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger (including any Required Insurance Approval), (ii) materially increase the risk of any Governmental Authority seeking or entering an Order prohibiting, restraining, enjoining or making illegal the consummation of the Merger, (iii) materially increase the risk of not being able to remove any such Order or (iv) prevent, hinder or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.

(h)           Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Parent Parties or their respective Affiliates be required to agree to take or enter into any action in connection with any approval of a Governmental Authority of the transactions contemplated by this Agreement, which is not conditioned upon the Closing.

6.9           Indemnification, Exculpation and Insurance.

(a)           From and after the Closing Date, each of Parent and the Surviving Corporation, jointly and severally, shall, and the Surviving Corporation shall cause the its Subsidiaries to, indemnify, defend and hold harmless, to the fullest extent permitted under applicable Law, the individuals who on or prior to the Closing Date were directors, officers, employees or agents (including as a fiduciary with respect to an employee benefit plan) of the Company or any of the Company’s Subsidiaries or any of their respective predecessors (collectively, the “Indemnitees”) with respect to (i) all acts or omissions by them in their capacities as such or taken at the request of any of the Company or any of the Company’s Subsidiaries at any time on or prior to the Closing Date and (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before, on or after the Effective Time, against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnitee to the fullest extent permitted by applicable Law), judgments, fines and amounts paid in settlement of or in connection with any threatened or actual claim. Parent agrees that for a period of six (6) years from the Closing Date all rights of the Indemnitees to advancement of expenses, indemnification and exculpation from liabilities for acts or omissions occurring on or prior to the Closing Date as provided in the certificate of limited partnership, certificate of formation, certificate of incorporation, limited partnership agreement, limited liability company agreement, bylaws or indemnification policies (or comparable organizational documents or policies) of the Company or any of the Company’s Subsidiaries, in each case, as now in effect, and any employment agreements and/or indemnification agreements of the Company or any of the Company’s Subsidiaries shall survive the Closing Date and shall continue in full force and effect in accordance with their terms, and such rights shall not be amended or otherwise modified in any manner that would adversely affect the rights of any of the Indemnitees, unless such modification is required by Law or approved by each such Indemnitee. In addition, Parent and the Surviving Corporation shall, and the Surviving Corporation shall cause its Subsidiaries to, pay and/or reimburse in advance of the final disposition of any claim, action, suit, proceeding or investigation any expenses of any Indemnitee under this Section 6.9 as incurred to the fullest extent permitted under applicable Law; provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law.

(b)           Parent, for a period of six (6) years after the Closing Date, shall cause (i) the certificate of incorporation and bylaws and an indemnification policy of the Surviving Corporation (or comparable organizational documents or policy of any successor to the Surviving Corporation) to contain provisions no less favorable to the Indemnitees with respect to exculpation, limitation of liabilities, advancement of expenses and indemnification than are set forth as of the date of this Agreement in each such document of the Company and (ii) the certificate of limited partnership, certificate of formation, certificate of incorporation, limited partnership agreement, limited liability company agreement, bylaws and any indemnification policy (or comparable organizational documents or policies) of each Subsidiary of the Surviving Corporation to contain provisions no less favorable with respect to exculpation, limitation of liability, advancement of expenses and indemnification of partners, members, directors, officers, employees and agents than are set forth in each such document as of the date of this Agreement.

(c)           Each of Parent and the Surviving Corporation shall cooperate, and cause its Affiliates to cooperate, in the defense of any claim that is subject to the limitation of liability, advancement of expenses and/or indemnification as contemplated by this Section 6.9 and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Neither Parent nor the Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any threatened or actual claim for which indemnification could be sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent. Parent and the Surviving Corporation shall cooperate with an Indemnitee in the defense of any matter for which such Indemnitee could seek indemnification hereunder, and neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual claim for which indemnification could be sought by such Indemnitee hereunder without the prior written consent of such Indemnitee unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such claim.

(d)           Parent shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six (6) years after the Closing Date, the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (the “Current Insurance”) (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, that, the aggregate annual premium for such insurance will not exceed three hundred percent (300%) of the premium for the Current Insurance. In lieu of the foregoing, Parent may require the Company to purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six (6)-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby, and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, that, the aggregate annual premium for such “tail policy” will not exceed three hundred percent (300%) of the premium for the Current Insurance. In the event the Company purchases such a “tail policy,” the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder. Parent agrees to cause the Surviving Corporation to honor and perform under, all indemnification agreements entered into by the Company or any of its Subsidiaries with any Indemnitee and made available to Parent.

(e)           Notwithstanding anything to the contrary in this Section 6.9, each of the Parent Parties, the Company and the Surviving Corporation agrees that any indemnification, advancement of expenses or insurance available to any Indemnitee who, at or prior to the Effective Time, was a director or officer of the Company or any of its Subsidiaries shall be secondary to the indemnification, advancement of expenses and insurance to be provided by Parent, the Surviving Corporation and its and their respective Subsidiaries pursuant to this Section 6.9 and that Parent, the Surviving Corporation and its and their respective Subsidiaries (i) shall be the primary indemnitors of first resort for the Indemnitees pursuant to this Section 6.9, (ii) shall be fully responsible for the advancement of expenses, indemnification and exculpation from liabilities with respect to Indemnitees that are addressed by this Section 6.9 and (iii) shall not make any claim for contribution, subrogation or any other recovery of any kind from any other Person or otherwise in respect of any other indemnification or insurance available to any Indemnitee with respect to any matter addressed by this Section 6.9.

(f)           The obligations of Parent and the Surviving Company under this Section 6.9 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.9 applies without the consent of each affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.9 applies shall be third party beneficiaries of this Section 6.9). The provisions of this Section 6.9 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his, her or its heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Law, Contract or otherwise.

(g)           In the event that Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates or merges with or into any other Person and is not the continuing or surviving entity of such consolidation or merger, or engage in a division transaction, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made by Parent and the Surviving Corporation so that the successors and assigns of Parent and the Surviving Corporation, including any surviving or resulting entity or divided company, shall assume all of the obligations thereof set forth in this Section 6.9.

(h)           The rights of the Indemnitees under this Section 6.9 shall be in addition to any rights such Indemnitees may have under the certificate of incorporation, bylaws or indemnification policy of the Company or the comparable governing documents or policies of any of the Company’s Subsidiaries, or under any applicable Contracts (including any employment agreement or indemnification agreement that may exist between such Indemnitee and the Company) or Laws. Parent shall, or shall cause the Surviving Company to, pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnitees in enforcing the indemnity and other obligations provided in this Section 6.9 upon final determination by a court of competent jurisdiction that such Indemnitee is entitled to indemnification or enforcement of such other obligations, as applicable. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of the Company’s Subsidiaries or any of their respective directors or officers, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims under such policies.

6.10           Publicity. The initial press release announcing this Agreement, any ancillary agreements and the transactions contemplated hereby or thereby shall be in substantially the form mutually agreed upon by Parent and the Company. Thereafter, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed) except as may be required by Law or by obligations pursuant to any listing agreement with or rules or regulations of any securities exchange or interdealer quotation service or by the request of any Governmental Authority (or, in the case of the Company, by the fiduciary duties of the Company Board or the Special Committee, as reasonably determined in good faith, after consultation with outside legal counsel, by the Company Board or the Special Committee, as applicable), in each case, as determined in the good faith judgment, after consultation with outside legal counsel, of the Party proposing to make such release (in which case, such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party); provided that (a) the foregoing restrictions shall not apply in respect of information that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party without breach of this Section 6.10 and (b) the Company shall not be required to provide Parent with the foregoing consultation or consent rights with respect to any public statements to the extent relating to any Acquisition Proposal or a Company Board Recommendation Change. In the event that any such additional press release, public announcement or public filing is required by Law or by obligations pursuant to any listing agreement with or rules or regulations of any securities exchange or interdealer quotation service or by the request of any Governmental Authority, the Party obligated to make such press release, public announcement or public filing shall use its reasonable best efforts to provide the other Party (and, if such press release, public announcement or public filing names such other Party’s affiliates, such affiliates) with reasonable advance notice of such requirement and the content of the proposed press release, announcement or filing and a reasonable opportunity to review and comment on such release, announcement or filing and consider in good faith any comments with respect thereto.

6.11           Employment and Employee Benefits.

(a)           Parent covenants and agrees to cause the Surviving Corporation and its Subsidiaries to, for a period of one (1) year following the Closing Date, provide to each Continuing Employee (i) base salary and base wages, and cash target incentive compensation opportunities (for the avoidance of doubt, excluding equity incentives), in each case, that are no less favorable than such base salary and base wages, and cash target incentive compensation opportunities (for the avoidance of doubt, excluding equity and equity-based incentives and change in control, transaction, retention and other non-recurring cash incentives) provided to the Continuing Employees immediately prior to the Closing, (ii) severance compensation and benefits to any Continuing Employees at levels no less favorable than the levels of such severance compensation and benefits as in effect under the Company Benefit Plans immediately prior to the Closing and (iii) other employee benefits that are no less favorable, in the aggregate, than those provided to Continuing Employees under the Company Benefit Plans (excluding defined benefit pension, retiree welfare, equity and equity-based incentive, and retention, change-in-control and transaction compensation and benefit arrangements) immediately prior to the Closing. Employees of the Company or the Company’s Subsidiaries immediately prior to the Closing who continue their employment with the Surviving Corporation or its Subsidiaries following the Closing are hereinafter referred to as the “Continuing Employees”.

(b)           For purposes of eligibility, vesting and, with respect to vacation and severance pay, level and entitlement to benefits under the benefit and compensation plans, programs, agreements and arrangements of Parent, the Surviving Corporation or any of their respective Subsidiaries in which Continuing Employees are eligible to participate following the Closing (the “Parent Plans”), Parent and the Surviving Corporation shall credit each Continuing Employee with his or her years of service with the Company, the Company’s Subsidiaries and any predecessor entities, to the same extent as such Continuing Employee was entitled immediately prior to the Closing to credit for such service under any similar Company Benefit Plan or if no such Company Benefit Plan was in effect, to the extent permitted under the applicable Parent Plan; provided, however, that no such service shall be credited to the extent that it would result in a duplication of benefits with respect to the same period of service. In addition, Parent, the Surviving Corporation or any of their respective Subsidiaries will use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Parent Plans to the extent such Continuing Employee was participating in a comparable Company Benefit Plan immediately prior to the Closing, (ii) for purposes of each Parent Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, all pre-existing condition exclusions and actively-at-work requirements of such Parent Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Company Benefit Plans in which such Continuing Employee participated immediately prior to the Closing, and (iii) for the plan year in which the Closing occurs, the crediting of each Continuing Employee with any co-payments, deductibles and out-of-pocket expenses paid prior to the Company Effective Time in satisfying any applicable copayments, deductibles or out-of-pocket requirements under any Parent Plan.

(c)           The Parties acknowledge and agree that all provisions contained in this Section 6.11 with respect to employees of the Company and the Company’s Subsidiaries are included for the sole benefit of the respective parties hereto and shall not create any right (i) in any other person, including any employees, former employees, any participant or any beneficiary thereof in any Company Benefit Plan or Parent Plan, or (ii) to continued employment with the Company, any of the Company’s Subsidiaries, Parent or the Surviving Corporation. After the Company Effective Time, nothing contained in this Section 6.11 shall interfere with the right of the Company, any of the Company’s Subsidiaries, Parent or the Surviving Corporation to amend, modify or terminate any Company Benefit Plan or Parent Plan or to terminate the employment of any employee of the Company or the Company’s Subsidiaries for any reason.

6.12          Stock Exchange Delisting. The Surviving Corporation shall use reasonable best efforts to cause the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company and Parent shall reasonably cooperate with respect thereto.

6.13           Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary or appropriate to ensure that all transactions in equity securities of the Company (including any derivative securities) pursuant to the Merger and the other transactions contemplated by this Agreement by any Person who is subject to Section 16 of the Exchange Act (or who may be deemed to be subject to Section 16 of the Exchange Act, including as a “director by deputization”) are exempt under Rule 16b-3 promulgated under the Exchange Act.

6.14          Transaction Litigation. In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought against the Company or any member of the Company Board or the Special Committee after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed on a current basis with respect to the status thereof and promptly furnish Parent with copies of material written communications received or documents filed. The Company shall (a) give Parent a reasonable opportunity to review and comment on (it being understood that each Parent shall provide any such comments promptly, and the Company shall consider any such comments in good faith) all filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company prior to such filing or submission, (b) give Parent the opportunity to participate in the defense of any Transaction Litigation including by giving Parent the opportunity to attend and participate in any external meetings (whether in-person or otherwise), telephone or video calls or other conferences and (c) consult with Parent with respect to the proposed strategy, material actions and significant decisions (including relating to defense, settlement and prosecution) with respect to the Transaction Litigation. The Company shall not settle or agree to settle any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

6.15          Takeover Laws. If any “fair price,” “moratorium,” “business combination,” “control share acquisition,” “interested shareholder” or other anti-takeover Law is, becomes, may become or is deemed to be applicable to this Agreement, the Merger or the other transactions contemplated hereby, then each of the Company Board and the board of directors of Parent shall grant such approvals and take such reasonable actions as are necessary so that the transactions contemplated hereby, including the Merger, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Law or Laws inapplicable to the foregoing. Nothing in this Section 6.15 shall be construed to permit any of the Parent Parties to take any action that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.

6.16          FIRPTA Certificate. At Closing, the Company shall deliver to Parent (a) a duly executed certification of the Company, prepared in accordance with Treasury Regulations Sections 1.897-2(g) and (h) and 1.1445-2(c), dated as of the Closing Date, certifying that no interest in the Company is a “United States real property interest” within the meaning of Section 897(c) of the Code, and (b) a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2). The Company hereby authorizes Parent to deliver such certificate and notice to the IRS on behalf of the Company upon the Closing.

Article VII
CONDITIONS TO CLOSING

7.1            Conditions Precedent to Obligations of the Company and the Parent Parties. The obligations of the Company and the Parent Parties to consummate the Merger are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any or all of which may be waived, except with respect to Section 7.1(a), in whole or in part, by both the Company and Parent (on its own behalf and on behalf of Merger Sub), to the extent permitted by applicable Law):

(a)           the Company Stockholder Approval shall have been obtained;

(b)           there shall not be in effect any temporary restraining order, preliminary or permanent injunction or other Law or Order issued by any Governmental Authority having competent jurisdiction over the business of the Company and its Subsidiaries prohibiting, enjoining or making illegal the consummation of the Merger (a “Legal Restraint”); and

(c)           all filings required to be made in connection with the transactions contemplated by this Agreement with, and all required approvals applicable to the transactions contemplated by this Agreement from, the Governmental Authorities set forth on Section 7.1(c) of the Company Disclosure Schedule (collectively, the “Required Insurance Approvals”) shall have been made or received, as applicable.

7.2           Conditions Precedent to Obligations of the Parent Parties. In addition, the obligations of the Parent Parties to consummate the Merger are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any or all of which may be waived, in whole or in part, by Parent (on its own behalf and on behalf of Merger Sub), to the extent permitted by applicable Law):

(a)           (i) (A) the representations and warranties of the Company set forth in Article IV of this Agreement (other than (x) the Fundamental Company Representations and (y) those other representations and warranties that address matters as of a specified date) shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (without giving effect to materiality, Company Material Adverse Effect, or similar phrases in the representations and warranties) and (B) the representations and warranties of the Company set forth in Article IV of this Agreement that address matters as of a specified date (other than the Fundamental Company Representations) shall be true and correct as of such specified date (without giving effect to materiality, Company Material Adverse Effect or similar phrases in the representations and warranties), except where the failure of such representations and warranties referenced in the immediately preceding clauses (A) and (B) to be so true and correct, individually or in the aggregate, has not had a Company Material Adverse Effect, (ii) the Fundamental Company Representations (other than Section 4.5(a) and Section 4.8(b)) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (without giving effect to materiality, Company Material Adverse Effect or similar phrases in the representations and warranties) (except for such Fundamental Company Representations which address matters only as of a specified date, which representations and warranties shall continue as of the Closing Date to be true and correct as of such specified date in all material respects), (iii) the representations and warranties set forth in Section 4.5(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties which address matters only as of a specified date, which representations and warranties shall continue as of the Closing Date to be true and correct as of such specified date in all respects (except for de minimis inaccuracies)) and (iii) the representations and warranties set forth in Section 4.8(b) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date;

(b)           the Company shall have performed and complied with in all material respects all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c)           no Burdensome Condition shall have been imposed in connection with the receipt of the approvals required in connection with the transactions contemplated by this Agreement (including the Required Insurance Approvals); and

(d)           Parent shall have received a certificate signed by an officer of the Company, dated the Closing Date, to the effect that the conditions specified in Section 7.2(a) and Section 7.2(b) are satisfied.

7.3           Conditions Precedent to Obligations of the Company. In addition, the obligation of the Company to consummate the Merger is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law):

(a)           (i) (A) the representations and warranties of the Parent Parties set forth in Article V of this Agreement (other than (x) Section 5.1(a), Section 5.2 and Section 5.11 and (y) those other representations and warranties that address matters as of a specified date) shall be true and correct as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (without giving effect to materiality, Parent Material Adverse Effect or similar phrases in the representations and warranties), and (B) the representations and warranties of the Parent Parties set forth in Article V of this Agreement that address matters as of a specified date (other than Section 5.1(a), Section 5.2 and Section 5.11) shall be true and correct as of such specified date (without regard to materiality, Parent Material Adverse Effect or similar phrases in the representations and warranties), except where the failure of such representations and warranties referenced in the immediately preceding clauses (A) and (B) to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect and (ii) the representations and warranties set forth in Section 5.1(a), Section 5.2 and Section 5.11 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties set forth in Section 5.1(a), Section 5.2 and Section 5.11 which address matters only as of a specified date, which representations and warranties shall continue as of the Closing Date to be true and correct in all material respects as of such specified date);

(b)           each of the Parent Parties shall have performed and complied with in all material respects all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

(c)           the Company shall have received a certificate signed by an officer of each of the Parent Parties, dated the Closing Date, to the effect that the conditions specified in Section 7.3(a) and Section 7.3(b) are satisfied.

7.4           Frustration of Closing Conditions. None of the Parties may rely on the failure of any condition set forth in Section 7.2 or Section 7.3, as the case may be, if such failure was caused by such Party’s failure to comply with any provision of this Agreement.

Article VIII
TERMINATION

8.1           Termination of Agreement. Subject to Section 10.1, this Agreement may be terminated at any time prior to the Effective Time as follows:

(a)           at the election of either the Company or Parent on or after September 23, 2025 (such date, the “Outside Date”), if the Merger shall not have occurred by 5:00 p.m. New York City time on such date; provided that (i) if, on such date, all the conditions set forth in Article VII shall have been satisfied or waived (other than the condition set forth in Section 7.1(b) (to the extent that the Legal Restraint preventing Section 7.1(b) from being satisfied is only in respect of a Required Insurance Approval or a Competition Law) or the condition set forth in Section 7.1(c) and those conditions that by their terms are to be satisfied at the Closing (but provided that such conditions are capable of being satisfied if the Closing were to take place on such date)), the Outside Date may be extended one (1) time for all purposes hereunder for an additional three (3) months at the option of the Company or Parent, which date shall thereafter be deemed to be the Outside Date, and (ii) on the Outside Date as so extended pursuant to the foregoing clause (i), all the conditions set forth in Article VII shall have been satisfied or waived (other than the condition set forth in Section 7.1(b) (to the extent that the Legal Restraint preventing Section 7.1(b) from being satisfied is only in respect of a Required Insurance Approval or a Competition Law) or the condition set forth in Section 7.1(c) and those conditions that by their terms are to be satisfied at the Closing (but provided that such conditions are capable of being satisfied if the Closing were to take place on such date)), the Outside Date may be extended one (1) additional time for all purposes hereunder for an additional three (3) months at the option of the Company or Parent, which date shall thereafter be deemed to be the Outside Date; provided, further, that the Outside Date (as originally scheduled to occur or as the same may be extended pursuant to the foregoing provisions of this Section 8.1(a) may be extended by mutual written consent of the Company and Parent; provided, further, that neither the Company nor Parent may terminate this Agreement pursuant to this Section 8.1(a) if it (or, in the case of Parent, Merger Sub) is in material breach of any of its obligations hereunder and such material breach has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Outside Date or (B) the failure of the Effective Time to have occurred prior to the Outside Date;

(b)           by mutual written consent of the Company and Parent;

(c)           by the Company or Parent if there shall be in effect a final, nonappealable Order or Law issued by a Governmental Authority having competent jurisdiction over the business of the Company and the Company’s Subsidiaries prohibiting the consummation of the Merger, it being agreed that, without limiting the Parties’ other obligations hereunder, each of the Company and the Parent Parties shall use reasonable best efforts to promptly appeal any adverse determination that is appealable and diligently pursue such appeal; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Party seeking to terminate if such Party (or, in the case of Parent, Merger Sub) is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that has been the primary cause of, or primarily resulted in, such final, nonappealable Order or Law;

(d)           by Parent if (i) none of the Parent Parties is in material breach of any of its obligations hereunder that renders or would render the conditions set forth in Section 7.3(a) or Section 7.3(b) incapable of being satisfied on or prior to the Outside Date and (ii) the Company is in material breach of its representations, warranties or obligations hereunder that renders or would render the conditions set forth in Section 7.2(a) or Section 7.2(b) incapable of being satisfied on or prior to the Outside Date, and such breach either (A) is not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) twenty (20) Business Days after the giving of written notice of such material breach by Parent to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d) and (y) two (2) Business Days prior to the Outside Date;

(e)           by the Company if (i) the Company is not in material breach of any of its obligations hereunder that renders or would render the conditions set forth in Section 7.2(a) or Section 7.2(b) incapable of being satisfied on or prior to the Outside Date and (ii) any of the Parent Parties is in material breach of its representations, warranties or obligations hereunder that renders or would render the conditions set forth in Section 7.3(a) or Section 7.3(b) incapable of being satisfied on or prior to the Outside Date, and such breach either (A) is not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) twenty (20) Business Days after the giving of written notice of such material breach by the Company to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e) and (y) two (2) Business Days prior to the Outside Date;

(f)           by the Company if (i) all the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by the Company to Parent), (ii) the Parent Parties do not complete the Merger by the day the Closing is required to occur pursuant to Section 2.2, (iii) the Company has irrevocably confirmed to Parent in writing that (A) all the conditions set forth in Section 7.1 and Section 7.3 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by the Company to Parent), and (B) it is ready, willing and able to consummate the Closing and (iv) the Merger shall not have been consummated within three (3) Business Days following delivery of such confirmation.

(g)           by the Company, prior to the receipt of the Company Stockholder Approval, in connection with entering into an Alternative Acquisition Agreement; provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(g) unless, concurrently with such termination, the Company pays, or causes to be paid, the Termination Fee in accordance with Section 8.3(c)(iii);

(h)           by Parent, prior to the receipt of the Company Stockholder Approval, if the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have effected a Company Board Recommendation Change (it being understood and agreed that (i) for all purposes of this Agreement (including Section 6.3, Section 6.4 and Section 6.5), a communication by the Company Board (or committee thereof) or the Special Committee to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, or other action permitted by Section 6.3(h), shall not, in itself, be deemed to constitute a Company Board Recommendation Change) and (ii) the sharing of any information with, provision of access to, or holding discussions or negotiations with a Third Party or the provision of any notice by the Company, the Board of Directors (or any committee thereof), the Special Committee or any of their respective Representatives, in each such case, as permitted or required by Section 6.3, shall not give rise to a right to terminate pursuant to this Section 8.1(h)); or

(i)           by the Company or Parent if the Company Stockholder Approval has not been obtained at the Company Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote of the holders of shares of Company Common Stock on the adoption of this Agreement was held.

8.2           Procedure Upon Termination. In the event of termination and abandonment by Parent or the Company, or both, pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other Parties.

8.3           Effect of Termination.

(a)           In the event that this Agreement is validly terminated in accordance with this Article VIII, then each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any of the Parties; provided, however, that (i) no such termination shall relieve any Party from liability for any Willful Breach by that Party (or in the case of a Parent Party, any other Parent Party) of this Agreement and (ii) the provisions of this Section 8.3 (Effect of Termination), Section 6.1(b) (Access to Information), the last sentence of Section 6.8(b) (Regulatory Approvals), the penultimate sentence of Section 6.8(c) (Regulatory Approvals), Section 6.10 (Publicity) and Article X (Miscellaneous) and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement in accordance with its terms. For purposes of this Agreement, the term “Willful Breach” means a material breach of any material representation, warranty or covenant or other agreement set forth in this Agreement that is a consequence of an act or failure to act by the other party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

(b)           Notwithstanding anything to the contrary set forth in this Agreement (including this Article VIII), each of the Parties expressly acknowledges and agrees that the Company’s right to (i) terminate this Agreement, (ii) seek a damages award solely in accordance with the provisions of, and subject to the limitations in, this Agreement (including the Parent Damages Limitation) and the Guarantee, and/or (iii) seek specific performance solely in accordance with, and subject to the limitations in, this Agreement (including Section 10.1) and the Equity Commitment Letter shall constitute the sole and exclusive remedies of the Company, its Subsidiaries, their respective Affiliates or any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Financing or the transactions contemplated hereby or thereby (including, any breach thereof by Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Closing or any claims or actions under applicable Law arising out of any such breach, termination or failure (collectively, “Transaction Claims”), and under no circumstances will the collective monetary damages payable by Parent and Merger Sub for any breaches under this Agreement or the Equity Commitment Letters exceed an amount equal to $30,000,000 (the “Parent Damages Limitation”). In no event will any Company Related Party be entitled to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or award of any kind, including consequential, special, indirect or punitive damages for, or with respect to, any Transaction Claim (x) against Parent, Merger Sub or, as expressly provided for in the Guarantee, the Guarantors, in each case, in excess of the Parent Damages Limitation or (y) subject to the foregoing clause (x), against the Equity Investors and Parent’s and the Equity Investors’ respective Affiliates or any of their or their respective affiliates’ respective former, current or future directors, officers, employees, general or limited partners, mangers, members, direct or indirect equityholders, controlling persons, attorneys, assignees, agents, representatives or representatives of any of the foregoing, or any former, current or future estates, heirs, executors, administrators, trustees, successors or assigns of any of the foregoing, or any financial institution which provides or is committed to provide financing in connection with the transactions contemplated by this Agreement or any of their respective Affiliates (collectively, the “Parent Related Parties”), other than as expressly provided for in the Equity Commitment Letter, and none of the Company Related Parties shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any Transaction Claim (including in respect of any oral representation made or alleged to be made in connection herewith). Notwithstanding anything to the contrary herein (except as set in the final sentence of this Section 8.3(b)), other than the Equity Investors’ respective obligations under, and pursuant to the terms of, the Equity Commitment Letter, the obligations of Parent or Merger Sub to the extent expressly provided in this Agreement and the respective obligations of the Guarantors under, and pursuant to the terms of, the Guarantee, in no event will any Parent Related Party or any other Person other than Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the transactions contemplated by this Agreement. For the avoidance of doubt, while the Company may pursue specific performance of Parent and Merger Sub’s obligation to consummate the Merger solely in accordance with, and subject to the limitations in, this Agreement (including Section 10.1) and the Equity Commitment Letter or a monetary damages award solely in accordance with, and subject to the limitations in, this Agreement (including this Section 8.3(b)) and the Guarantee, in no event will (A) the Company or any Company Related Party be entitled to receive such monetary damages award if the Company or any Company Related Party has received a grant of specific performance or any other equitable remedy pursuant to Section 10.1 that requires or results in the consummation of the Merger or (B) the Company or any Company Related Party be entitled a grant of specific performance or any other equitable remedy pursuant to Section 10.1 that specifically enforces Parent’s and Merger Sub’s obligation to consummate the Merger or any Equity Investor to fund any amount under the Equity Commitment Letter following any award of monetary damages in accordance with this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.3(b) or otherwise in this Agreement shall limit any obligation or liability of NEA Management Company, LLC, or any right or remedy of the Company Group, under the Confidentiality Agreement.

(c)           Company Termination Fee.

(i)           If this Agreement is terminated by the Company pursuant to Section 8.1(g) (Alternative Acquisition Agreement), then the Company shall pay to Parent an amount equal to the Termination Fee concurrently with such termination.

(ii)           If this Agreement is terminated by Parent pursuant to Section 8.1(h) (Company Board Recommendation Change), then the Company shall pay to Parent the Termination Fee within three (3) Business Days after the date of such termination.

(iii)          If this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(a) (Outside Date) and (A) a bona fide Acquisition Proposal has been publicly disclosed after the date of this Agreement and prior to such termination, and has not been publicly withdrawn prior to such termination, and (B) within twelve (12) months after such termination, the Company shall have (x) entered into a definitive agreement with respect to such Acquisition Proposal or (y) consummated such Acquisition Proposal (provided that, for purposes of this Section 8.3(c)(iii), all references in the definition of the term Acquisition Proposal to “20%” shall be deemed to be references to “50%”), then the Company shall pay to Parent the Termination Fee within two (2) Business Days of the consummation of such Acquisition Proposal.

(d)           Any Termination Fee due pursuant to Section 8.3(c) shall be paid to Parent (or its designee) by wire transfer of immediately available funds. The Parties acknowledge and hereby agree that the Termination Fee, if, as and when required pursuant to this Section 8.3, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the Parent Parties in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. In no event shall the Company be required to pay the Termination Fee on more than one occasion.

(e)           Each of the Parties acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company is determined in a final, non-appealable judgment of a court of competent jurisdiction to have failed to timely pay the Termination Fee when due pursuant to Section 8.3(c), then the Company shall pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by Parent) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal in effect on the date of such payment.

(f)           Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and Parent is paid the Termination Fee from the Company pursuant to Section 8.3(c), the Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 8.3(e) shall, subject to Section 10.1, be the sole and exclusive monetary remedy of the Parent Parties and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any their respective assignees or successors, or any former, current or future general or limited partner, stockholder or other securityholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing, against the Company or any of its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents, or any their respective assignees or successors or any former, current or future general or limited partner, stockholder or other securityholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing, for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, the Company shall not have any further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise.

Article IX
ADDITIONAL AGREEMENTS

9.1           No Other Representations. THE PARENT parties shall acquire THE COMPANY AND the company’S SUBSIDIARIES (i) without any representation or warranty, express or implied, as to the quality, merchantability, fitness for any particular purpose, conformity to samples, or condition of THE COMPANY, ANY OF THE COMPANY’S SUBSIDIARIES, any assets or any part thereof and (ii) in an “as is” condition and on a “where is” basis, except, IN EACH CASE, for the representations and warranties contained in Article IV and the certificate contemplated by section 7.2(d), in each case as modified by the Company Disclosure Schedule AND subject to section 9.2 hereof. Each of the PARENT parties hereby waives, on behalf of itself and its subsidiaries (including, after the closing, the Surviving Corporation and ITS subsidiaries) and ITS Affiliates, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against any OF THE HOLDERS OF SECURITIES OF THE COMPANY, any of their respective Affiliates or any officer, director, manager, member, partner, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE of any of the foregoing, and agrees THAT no recourse shall be sought or granted against any of them, relating to the operation of the COMPANY, ANY OF THE COMPANY’S SUBSIDIARIES or their respective businesses or relating to the subject matter of this Agreement (including the representations, warranties and covenants contained herein, and any certificate, instrument, opinion or other documents delivered hereunder) and the transactions contemplated hereby, whether arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages, or any other recourse or remedy, including as may arise under common law). Furthermore, without limiting the generality of this Section 9.1, no claim shall be brought or maintained by ANY OF the PARENT parties or any of their respective Subsidiaries or Affiliates (including, after the Closing, the Surviving Corporation AND ITS SUBSIDIARIES) against any OF THE HOLDERS OF SECURITIES OF THE COMPANY, any of their respective Affiliates or any officer, director, manager, member, partner, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE of any of the foregoing, and no recourse shall be sought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants set forth or contained in this Agreement, any certificate, instrument, opinion or other documents delivered hereunder, the subject matter of this Agreement, the business, the ownership, operation, management, use or control of the business of THE COMPANY OR ANY OF THE COMPANY’S SUBSIDIARIES, any of their assets, any of the transactions contemplated hereby or any actions or omissions at or prior to the Closing Date.

9.2           No Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements of the Parties contained in this Agreement shall not survive beyond the Effective Time and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Effective Time, on the part of any Party, its Affiliates or any of their respective partners, members, officers, directors, agents or Representatives, except for (a) those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) Article X.

Article X
MISCELLANEOUS

10.1          Remedies.

(a)           The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or any of the Parent Parties, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Parent Parties, on the one hand, and the Company, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other (as applicable) under this Agreement, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required. The pursuit of specific enforcement or other equitable remedies by any Party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such Party may be entitled at any time. Notwithstanding anything herein to the contrary, if the Company, on the one hand, or the Parent Parties, on the other hand, commences a lawsuit that results in a judgment against any of the Parent Parties, on the one hand, or the Company, on the other hand, to specifically enforce the Parent Parties’ obligations, on the one hand, or Company’s obligations, on the other hand, under this Agreement, Parent shall pay to the Company or Company shall pay to Parent the costs and expenses (including attorneys’ fees) of the Company or Parent, as applicable, in connection with such lawsuit. Any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise at any time of any other remedy.

(b)           Each of the Company, on the one hand, and the Parent Parties, on the other hand, hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Company or the Parent Parties, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Company or the Parent Parties, as applicable, under this Agreement. The Parties further agree that (i) by seeking the remedies provided for in this Section 10.1, a Party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.1 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 10.1 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 10.1 prior or as a condition to exercising any termination right under Article VIII (and pursuing monetary damages after such termination), nor shall the commencement of any Action pursuant to this Section 10.1 or anything set forth in this Section 10.1 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

(c)           Notwithstanding anything to the contrary contained herein but subject to Section 8.3(b), the Parties agree that in the event of any Willful Breach or wrongful repudiation or termination of this Agreement by any of the Parent Parties, the actual or potential damages under this Agreement shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall, in addition to any damage to the Company and its Subsidiaries, include the benefit of the bargain lost by the Company and its stockholders (including the loss of the expected premium, lost combination opportunities and the time value of money).

10.2          Payment of Transfer Taxes. Except as described in Section 3.2(b)(iv) and Section 3.2(b)(vi), all sales, use, transfer, intangible, recordation, documentary, stamp, or similar Taxes (but excluding income or withholding Taxes) incurred as a result of the Merger shall be borne by Parent and Parent shall file or cause to be filed all Tax Returns with respect thereto. The Parties hereto shall cooperate in good faith in the filing of any Tax Returns with respect to any such Taxes and the minimization, to the extent reasonably permissible under applicable Law, of the amount of any such Taxes.

10.3          Expenses. Except as otherwise expressly provided in this Agreement, each of the Company, on the one hand, and the Parent Parties, on the other hand, shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Parent and Merger Sub shall pay the filing fees and expenses of the Company and the Company’s Subsidiaries, as applicable, as contemplated in Section 6.8(c) and shall be responsible for the fees and expenses of the Paying Agent.

10.4          Entire Agreement; Amendments and Waivers. This Agreement, taken together with the Company Disclosure Schedule, the Parent Disclosure Schedule, the Rollover Agreements, the Warrantholders Agreements, the Equity Commitment Letter, the Guarantee and the Confidentiality Agreement, represents the entire understanding and agreement between the Parties with respect to the subject matter hereof. This Agreement may only be amended, supplemented or changed by a written instrument signed by each of the Parties; provided, however, that (i) no amendment, supplement or change hereto shall be made or consented to by the Company unless first approved by the Special Committee and (ii) following receipt of the Company Stockholder Approval, no amendment, supplement or change hereto shall be made that, by applicable Law, would require further approval by the stockholders of the Company unless such further approval has been obtained. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such provision so waived is sought; provided, however, that (i) no waiver of any provision of this Agreement shall be made by the Company unless first approved by the Special Committee and (ii) following receipt of the Company Stockholder Approval, no waiver of any provision of this Agreement shall be made that, by applicable Law, would require further approval by the stockholders of the Company unless such further approval has been obtained. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.5          Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the Parties hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks subject matter jurisdiction, the state or federal courts in the State of Delaware), and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Action shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks subject matter jurisdiction, the state or federal courts in the in the State of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the aforementioned courts, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (d) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth in Section 10.7 shall be effective service of process for any Action brought in any such court.

10.6          Waiver of Jury Trial(a)      . THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT, THE EQUITY COMMITMENT LETTER OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

10.7          Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by e-mail (with non-automated written confirmation of receipt) or (c) one (1) Business Day following the day sent by a national overnight courier or an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to the Company, to:

NeueHealth, Inc.

9250 NW 36th St., Suite 420

Doral, FL 33178

Email: jcraig@neuehealth.com

Attention: Jeff Craig

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Email:           aazher@stblaw.com
Attention:   Atif I. Azher

If to the Parent Parties, to:

NEA Management Company, LLC
1945 Greenspring Dr., Ste. 600
Timonium, MD 21093
Email:            legal@nea.com
Attention:    Stephanie Brecher

with a copy (which shall not constitute actual or constructive notice) to:

Latham & Watkins LLP
330 North Wabash Ave, Suite 2800
Chicago, IL 60611
Email:            daniel.breslin@lw.com; max.schleusener@lw.com
Attention:    Daniel Breslin; Max Schleusener

10.8          Severability. If any condition, term, covenant, restriction or other provision of this Agreement becomes or is declared by a court of competent jurisdiction or other Governmental Authority to be invalid, illegal, or incapable of being enforced by any Law or public policy, all other conditions, terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Notwithstanding the foregoing, the Parties intend that the provisions of Article VIII and Article IX, including the remedies (and limitations thereon) and the limitations on representations, warranties and covenants, be construed as integral provisions of this Agreement and that such provisions, remedies and limitations shall not be severable in any manner that diminishes a Party’s rights hereunder or increases a Party’s liability or obligations hereunder.

10.9          Binding Effect; Assignment.

(a)           This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except (i) Section 6.9 shall be for the benefit of, and enforceable by, the Indemnitees, (ii) Section 10.10 shall be for the benefit of, and enforceable by, the Nonparty Affiliates of the Parties and (iii) for the rights of the former holders of shares of Company Common Stock, shares of Company Series A Preferred Stock, shares of Company Series B Preferred Stock, Company Warrants and Company Equity Awards to receive the consideration to which they are entitled pursuant to Article III.

(b)           No assignment of this Agreement or of any rights or obligations hereunder may be made, directly or indirectly (by operation of law or otherwise), by (i) the Company, without the prior written consent of Parent, or (ii) any of the Parent Parties, without the prior written consent of the Company. Notwithstanding the foregoing, the Parent Parties may assign this Agreement (in whole but not in part) to one or more wholly owned Subsidiaries of Parent; provided, however, that no such assignment shall relieve any Parent Party of its respective obligations under this Agreement; provided, further, that in no event shall any Parent Party be permitted to assign this Agreement to any Person to the extent that, as a result of such assignment, (A) any additional consent or approval of, or filing, declaration or registration with, any Governmental Authority would be required to consummate the transactions contemplated hereby, (B) any delay would occur with respect to any consent or approval of, or filing, declaration or registration with, any Governmental Authority that otherwise is required to be made under this Agreement or in connection with the transactions contemplated hereby or (C) any incremental withholding or other Tax is reasonably expected to be incurred as a result of such assignment; provided, further, that the effect of any such assignment shall not be taken into account for purposes of any determination that there has occurred a breach of any representation, warranty, covenant or agreement of the Company or a Company Material Adverse Effect. Any attempted assignment not in compliance with this Section 10.9(b) shall be null and void.

10.10           Non-Recourse. Except to the extent otherwise set forth in the Rollover Agreements, the Warrantholders Agreements, the Equity Commitment Letter, the Guarantee or the Confidentiality Agreement, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder or other securityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as set forth in the Rollover Agreements, the Warrantholders Agreements, the Equity Commitment Letter, the Guarantee or the Confidentiality Agreement), and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise set forth in the Rollover Agreements, the Warrantholders Agreements, the Equity Commitment Letter, the Guarantee or the Confidentiality Agreement, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

10.11           Obligations of Merger Sub and the Surviving Corporation. Parent agrees to take all action necessary to cause each of Merger Sub and, from and after the Effective Time, the Surviving Corporation to perform all of its agreements, covenants and obligations under this Agreement on a timely basis. Parent shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub under this Agreement.

10.12           Special Committee Authority. Any enforcement of any right or remedy, or defense of any enforcement of any right or remedy, by the Company under this Agreement or the agreements entered into in furtherance hereof shall be controlled by the Special Committee. Without limiting the foregoing, the Company shall not exercise its right to terminate this Agreement pursuant to Section 8.1 without the prior authorization of the Special Committee. In addition, the Company shall not consent to any material amendment, modification, waiver, or supplement to the Company Disclosure Schedule, the Parent Disclosure Schedule, the Rollover Agreements, the Warrantholders Agreements, the Equity Commitment Letter, the Guarantee or the Confidentiality Agreement without the prior authorization of the Special Committee.

10.13           Counterparts. This Agreement may be executed in any number of counterparts (including by means of e-mail in .pdf format), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

NH HOLDINGS 2025, INC.

By:	/s/ Stephanie S. Brecher
Name:	Stephanie S. Brecher
Title:	Authorized Signatory

NH HOLDINGS ACQUISITION 2025, INC.

By:	/s/ Stephanie S. Brecher
Name:	Stephanie S. Brecher
Title:	Authorized Signatory

NEUEHEALTH, INC.

By:	/s/ Jeff Craig
Name:	Jeff Craig
Title:	General Counsel and Corporate Secretary

Signature Page to Agreement and Plan of Merger

Exhibit A

Form of Rollover Agreement

Exhibit 99.1

NeueHealth to Be Taken Private by NEA and Consortium of Investors

December 23 2024 – DORAL, Fla. – NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today announced that it has entered into a definitive merger agreement pursuant to which the Company will be acquired by an affiliate of New Enterprise Associates (“NEA”) at an enterprise value of approximately $1.3 billion. Upon completion of the transaction, NeueHealth will become a privately held company with the flexibility and resources to continue advancing its value-driven, consumer-centric care model.

Under the terms of the merger agreement, holders of NeueHealth common stock (other than shares that will be rolled over and certain excluded shares) will receive $7.33 per share in cash, which represents a premium of approximately 70% over the closing price of NeueHealth common stock on December 23, 2024. Certain stockholders of NeueHeath, including NEA and 12 existing NeueHealth investors (which collectively hold all of the outstanding shares of NeueHealth preferred stock), have entered into rollover agreements pursuant to which such stockholders will continue their investments by exchanging their shares of NeueHealth common stock and/or preferred stock for newly issued equity interests in the privately held company, and the Company’s existing secured loan facility with Hercules Capital, Inc. will remain in place.

NeueHealth’s executive leadership team will continue in their roles upon completion of the transaction and intends to roll over 100% of their equity interests for newly issued equity interests in the privately held company.

“We are pleased to announce this transaction as we believe it places NeueHealth in a strong position for continued growth while maximizing value for all of NeueHealth’s public stockholders,” said Mike Mikan, President and CEO of NeueHealth. “NEA has been a longstanding strategic partner, and we look forward to continuing to work together to build on NeueHealth’s success as a leader in value-based care.”

“We believe NeueHealth has built a differentiated model of care that is uniquely positioned to drive value for consumers, providers, and payors and we have confidence in the NeueHealth team and their ability to continue to lead the Company,” said Mohamad Makhzoumi, Co-CEO of NEA. “We have had a strong partnership with NeueHealth since 2016 and share the Company’s commitment to making high-quality healthcare accessible and affordable for all Americans.”

Transaction Details

A special committee (the “Special Committee”) of the board of directors of NeueHealth (the “Board”), composed entirely of independent and disinterested directors and advised by its own independent legal and financial advisors, unanimously recommended that the Board approve the transaction and determined it was in the best interests of the Company and its stockholders that are not affiliated with NEA. Acting upon the recommendation of the Special Committee, the Board subsequently unanimously approved the transaction and determined to recommend that NeueHealth stockholders vote to approve and adopt the merger agreement.

Certain NeueHealth stockholders have agreed to vote all of their shares of NeueHealth common stock and/or preferred stock to approve and adopt the merger agreement, subject to certain conditions.

The merger is subject to approval by NeueHealth’s stockholders and other customary closing conditions, including receipt of certain regulatory approvals. NEA intends to finance the transaction with fully committed equity financing, and the transaction is not subject to any financing condition. Upon completion of the transaction, NeueHealth’s common stock will no longer be publicly traded or listed on any public market.

The merger agreement includes a 30-day “go-shop” period that will expire at 12:01 AM New York City time on January 23, 2025, which permits the Special Committee and its financial advisors to solicit and consider alternative acquisition proposals. There can be no assurance that this process will result in a superior proposal, and NeueHealth does not intend to disclose developments with respect to the “go-shop” process unless and until it determines such disclosure is appropriate or is otherwise required.

Lincoln International, LLC is acting as financial advisor, and Richards, Layton & Finger, P.A. is acting as legal counsel, to the Special Committee. Simpson Thacher & Bartlett LLP is acting as legal counsel to NeueHealth.

Latham and Watkins LLP is acting as legal counsel to NEA, with Sidley Austin LLP acting as insurance regulatory counsel to NEA.

More information regarding the key terms will be included in a current report on Form 8-K to be filed by NeueHealth with the Securities and Exchange Commission (the “SEC”).

Important Information and Where to Find It

In connection with the transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which will be sent or provided to Company stockholders.  The Company, affiliates of the Company and affiliates of NEA intend to jointly file a transaction statement on Schedule 13E-3 (the "Schedule 13E-3") with the SEC.  The Company may also file other documents with the SEC regarding the transaction.  This release is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE COMPANY OR THE TRANSACTION BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents that are filed or will be filed with the SEC by the Company, when such documents become available, through the website maintained by the SEC at www.sec.gov or through the Company's website at https://investors.neuehealth.com/home/default.aspx.

The transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of December 23, 2024 (the “merger agreement”), among the Company, NH Holdings 2025, Inc. and NH Holdings Acquisition 2025, Inc., which contains the full terms and conditions of the transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed by the Company with the SEC on April 1, 2024 (the “Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. Please refer to the sections captioned “Executive Compensation,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in the Annual Meeting Proxy Statement. Holdings of the Company’s securities by certain of the Company’s employees, and any changes in the holdings of the Company’s securities by the Company’s directors or executive officers from the amounts described in the Annual Meeting Proxy Statement, have been reflected in the following Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by George Lawrence Mikan III on May 6, 2024; Form 4, filed by Jay Matushak on May 6, 2024; Form 4, filed Tomas Orozco on May 6, 2024; Form 4, filed by Jeffery Michael Craig on May 6, 2024; Form 4, filed by Jeffrey J. Scherman on May 6, 2024; Form 4, filed by Jay Matushak on May 13, 2024; Form 4, filed by Jeffrey J. Scherman on May 13, 2024; Form 4, filed by Kedrick D. Adkins, Jr. on May 14, 2024; Form 4, filed by Andrew M. Slavitt on May 14, 2024; Form 4, filed by Linda Gooden on May 14, 2024; Form 4, filed by Mohamad Makhzoumi on May 14, 2024; Form 4, filed by Robert J. Sheehy on May 14, 2024; Form 4, filed by Matthew G. Manders on May 14, 2024; Form 4, filed by Stephen Kraus on May 14, 2024; Form 4, filed by Manuel Kadre on May 14, 2024; Form 4, filed by Jeffrey R. Immelt on May 14, 2024; Form 4, filed by Mohamad Makhzoumi on October 3, 2024; Form 4, filed by Jay Matushak on October 8, 2024; Form 4, filed by George Lawrence Mikan III on December 18, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

About NeueHealth

NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 500,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.

About NEA

New Enterprise Associates (NEA) is a global venture capital firm focused on helping entrepreneurs build transformational businesses across multiple stages, sectors and geographies. Founded in 1977, NEA has more than $25 billion in assets under management as of June 30, 2024 and invests in technology and healthcare companies at all stages in a company’s lifecycle, from seed stage through IPO. The firm's long track record of investing includes more than 280 portfolio company IPOs and more than 465 mergers and acquisitions. For more information, please visit www.nea.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and statements as to the expected timing, completion and effects of the transaction. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans, expectations and financial guidance. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: the failure to complete the transaction on the anticipated terms and within the anticipated timeframe, including as a result of failure to obtain required stockholder or regulatory approvals or to satisfy other closing conditions; potential litigation relating to the transaction that could be instituted against NEA, the Company or their respective affiliates, directors, managers, officers or employees, and the effects of any outcomes related thereto; potential adverse reactions or changes to our business relationships or operating results resulting from the announcement, pendency or completion of the transaction; the risk that our stock price may decline significantly if the transaction is not consummated; certain restrictions during the pendency of the transaction that may impact our ability to pursue certain business opportunities or strategic transactions; costs associated with the transaction, which may be significant; the occurrence of events, changes or other circumstances that could give rise to the termination of the merger agreement, including in circumstances requiring us to pay a termination fee; our ability to continue as a going concern; our ability to comply with the terms of our credit facilities or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining Individual and Family Plan (“IFP”) and MA businesses, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to the transaction or due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our business offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our care partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions, integrate acquired businesses, and quickly and efficiently divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to mitigate risks associated with our ACO businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

Investor Contact:

IR@neuehealth.com

Media Contact:

media@neuehealth.com

Exhibit 99.2

Team,

Today we announced that we entered into an agreement to be taken private by our largest investor, New Enterprise Associates (NEA), alongside our 12 largest shareholders and the management team. This is an exciting step for our company as it places us in a strong position for continued growth and provides the flexibility and resources needed to continue to advance our value-driven, consumer-centric care model.

Since our company’s founding, NEA has been a longstanding strategic partner, and we look forward to continuing to work together to build on our success.

Our business and go-forward strategy will not change as a private company, and we will continue to focus on making the healthcare experience better for consumers, providers, and payors through our NeueCare and NeueSolutions business segments. The transaction will close following the approval by NeueHealth’s stockholders and other customary closing conditions, including receipt of certain regulatory approvals.

As we end the year, I want to re-iterate my gratitude for the entire NeueHealth team. We have reached a significant milestone as a company, and I am excited for our next chapter as we continue to drive growth and success in 2025 and beyond.

Thanks everyone,

Mike

G. Mike Mikan | President and CEO

8000 Norman Center Drive, Suite 900

Minneapolis, MN 55437

m: 612.963.5530

e:  gmmikan@neuehealth.com

w: neuehealth.com

Important Information and Where to Find It

In connection with the transaction, the NeueHealth, Inc. (the “Company”) will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which will be sent or provided to Company stockholders.  The Company, affiliates of the Company and affiliates of New Enterprise Associates, Inc. (“NEA”) intend to jointly file a transaction statement on Schedule 13E-3 (the "Schedule 13E-3") with the U.S. Securities and Exchange Commission (the “SEC”).  The Company may also file other documents with the SEC regarding the transaction.  This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE COMPANY OR THE TRANSACTION BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents that are filed or will be filed with the SEC by the Company, when such documents become available, through the website maintained by the SEC at www.sec.gov or through the Company's website at https://investors.neuehealth.com/home/default.aspx.

The transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of December 23, 2024 (the “merger agreement”), among the Company, NH Holdings 2025, Inc. and NH Holdings Acquisition 2025, Inc., which contains the full terms and conditions of the transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed by the Company with the SEC on April 1, 2024 (the “Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. Please refer to the sections captioned “Executive Compensation,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in the Annual Meeting Proxy Statement. Holdings of the Company’s securities by certain of the Company’s employees, and any changes in the holdings of the Company’s securities by the Company’s directors or executive officers from the amounts described in the Annual Meeting Proxy Statement, have been reflected in the following Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by George Lawrence Mikan III on May 6, 2024; Form 4, filed by Jay Matushak on May 6, 2024; Form 4, filed Tomas Orozco on May 6, 2024; Form 4, filed by Jeffery Michael Craig on May 6, 2024; Form 4, filed by Jeffrey J. Scherman on May 6, 2024; Form 4, filed by Jay Matushak on May 13, 2024; Form 4, filed by Jeffrey J. Scherman on May 13, 2024; Form 4, filed by Kedrick D. Adkins, Jr. on May 14, 2024; Form 4, filed by Andrew M. Slavitt on May 14, 2024; Form 4, filed by Linda Gooden on May 14, 2024; Form 4, filed by Mohamad Makhzoumi on May 14, 2024; Form 4, filed by Robert J. Sheehy on May 14, 2024; Form 4, filed by Matthew G. Manders on May 14, 2024; Form 4, filed by Stephen Kraus on May 14, 2024; Form 4, filed by Manuel Kadre on May 14, 2024; Form 4, filed by Jeffrey R. Immelt on May 14, 2024; Form 4, filed by Mohamad Makhzoumi on October 3, 2024; Form 4, filed by Jay Matushak on October 8, 2024; Form 4, filed by George Lawrence Mikan III on December 18, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Statements made in this communication that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and statements as to the expected timing, completion and effects of the transaction. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans, expectations and financial guidance. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: the failure to complete the transaction on the anticipated terms and within the anticipated timeframe, including as a result of failure to obtain required stockholder or regulatory approvals or to satisfy other closing conditions; potential litigation relating to the transaction that could be instituted against NEA, the Company or their respective affiliates, directors, managers, officers or employees, and the effects of any outcomes related thereto; potential adverse reactions or changes to our business relationships or operating results resulting from the announcement, pendency or completion of the transaction; the risk that our stock price may decline significantly if the transaction is not consummated; certain restrictions during the pendency of the transaction that may impact our ability to pursue certain business opportunities or strategic transactions; costs associated with the transaction, which may be significant; the occurrence of events, changes or other circumstances that could give rise to the termination of the merger agreement, including in circumstances requiring us to pay a termination fee; our ability to continue as a going concern; our ability to comply with the terms of our credit facilities or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining Individual and Family Plan (“IFP”) and MA businesses, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to the transaction or due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our business offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our care partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions, integrate acquired businesses, and quickly and efficiently divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to mitigate risks associated with our ACO businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this communication to conform these statements to actual results or changes in our expectations.